                                                                     Exhibit 2.2

                                                                [Execution Copy]



                            Exchange Offer Agreement

                                     among

                               eCredit.com, Inc.

                          Internet Capital Group, Inc.

                                      and

                               ICG Holdings, Inc.

                               February 24, 2000

                               Table of Contents

                                                                              Page

ARTICLE I The Offer                                                            2

     1.1.   The Offer.......................................................   2
     1.2.   Company Actions.................................................   7
     1.3.   Stockholder Lists...............................................   7
     1.4.   Closing.........................................................   8
     1.5.   Lost, Stolen or Destroyed Certificates..........................   9
     1.6.   Issuance of Shares by the Company...............................   9

ARTICLE II Representations and Warranties of the Company                      10

     2.1.   Organization....................................................  10
     2.2.   Authorization and Enforceability................................  10
     2.3.   Conflicts, Consents and Approvals...............................  11
     2.4.   Subsidiaries....................................................  11
     2.5.   Capitalization..................................................  12
     2.6.   Financial Statements............................................  13
     2.7.   Litigation......................................................  13
     2.8.   No Brokers or Finders...........................................  14
     2.9.   Taxes...........................................................  14
     2.9.   Tax Returns that such party is or may be subject to taxation by that jurisdiction...............................................  14
     2.10.  Absence of Undisclosed or Contingent Liabilities................  15
     2.11.  Property........................................................  15
     2.12.  Insurance.......................................................  16
     2.13.  Environmental Matters...........................................  16
     2.14.  Permits.........................................................  17
     2.15.  Compliance with Laws............................................  17
     2.16.  Labor Matters...................................................  17
     2.17.  Absence of Changes..............................................  17
     2.18.  Transactions with Affiliates....................................  19
     2.19.  Contracts and Commitments.......................................  19
     2.20.  Benefit Plans...................................................  20
     2.21.  Books and Records...............................................  21
     2.22.  Disclosure......................................................  21
     2.23.  Registration Statement..........................................  21
     2.24.  Anti-Takeover Laws..............................................  22

ARTICLE III Representations and Warranties of the Stockholders                22

     3.1.   Authority Relative to this Agreement............................  22

     3.2.   Ownership of Shares.............................................  22
     3.3.   Consents and Approvals; No Violation............................  23
     3.4.   Brokers or Finders..............................................  23
     3.5.   Registration Statement..........................................  24

ARTICLE IV Representations and Warranties of ICG............................  24

     4.1.   Organization....................................................  24
     4.2.   Authorization and Enforceability................................  25
     4.3.   Conflicts, Consents and Approvals...............................  25
     4.4.   Brokers or Finders..............................................  25
     4.5.   Capitalization..................................................  26
     4.6.   SEC Documents...................................................  26
     4.7.   Absence of Certain Changes......................................  26
     4.8.   Litigation......................................................  26
     4.9.   Compliance with Laws............................................  27
     4.10.  Registration Statement; Securities Matters......................  27
     4.11.  Anti-Takeover Laws..............................................  27

ARTICLE V Certain Covenants of the Parties                                    28

     5.1.   Conduct Pending Closing.........................................  28
     5.2.   Issuance of Securities..........................................  28
     5.3.   Notices to ICG and the Company..................................  28
     5.4.   Access and Information..........................................  29
     5.5.   Approvals.......................................................  29
     5.6.   Amendment to Certificate of Incorporation.......................  30
     5.7.   Tender Agreement................................................  30
     5.8.   Stock Option Plans..............................................  31
     5.9.   Public Announcements............................................  33
     5.10.  Reasonable Efforts; Further Assurances..........................  34
     5.11.  Consents........................................................  34
     5.12.  No Solicitation.................................................  34
     5.13.  Warrant, Right of First Refusal Agreement and Registration
            Rights Agreement................................................  35

ARTICLE VI Conditions to Closing............................................  35

     6.1.   Conditions of ICG's and Holdings' Obligations...................  35
     6.2.   Conditions of the Stockholders' Obligations.....................  38
     6.3.   Termination.....................................................  40
     6.4.   Procedures and Effect of Termination............................  41

ARTICLE VII Certain Additional Covenants                                      41

      7.1.  Reports.........................................................  41
      7.2.  Proprietary Information Agreements..............................  42
      7.3.  Books and Records...............................................  43
      7.4.  Investor Rights.................................................  43

     7.5.   Expenses of Directors...........................................  43
     7.6.   Additional Shares in Connection with Initial Public Offering....  43
     7.7.   Termination of Certain Covenants................................  44

ARTICLE VIII Indemnification                                                  44

     8.1.   Indemnification By the Company and the Stockholders.............  44
     8.2.   Indemnification by ICG..........................................  45
     8.3.   Limitations on Indemnification..................................  45
     8.4.   Insurance Effect................................................  47
     8.5.   Survival of Representations and Warranties......................  47
     8.6.   Notice and Opportunity to Defend................................  47
     8.7.   Procedure for Claims by Parties.................................  48

ARTICLE IX Miscellaneous....................................................  49

     9.1.   Interpretation..................................................  49
     9.2.   Expenses........................................................  49
     9.3.   Amendment of Agreement..........................................  50
     9.4.   Waiver of Compliance; Consents..................................  50
     9.5.   Notices.........................................................  50
     9.6.   Specific Performance............................................  51
     9.7.   Successors and Assigns; Third Party Beneficiaries...............  51
     9.8.   Governing Law...................................................  51
     9.9.   Counterparts....................................................  52
     9.10.  Severability....................................................  52
     9.11.  Entire Agreement................................................  52

                                    EXHIBITS

Exhibit A  -   Forms of Amendment to Certificate of Incorporation
               and Amended and Restated Bylaws

Exhibit B  -   Form of Common Stock Purchase Warrant

Exhibit C  -   Form of Amended and Restated Stockholders Agreement

Exhibit D  -   Form of Post IPO Agreement

Exhibit E  -   Form of Amended and Restated Registration Rights
               Agreement

Exhibit F  -   Form of Opinion of Counsel to the Company

Exhibit G  -   Form of Opinion of Counsel to ICG

                                   SCHEDULES

Schedule 2.1 - Charter and Bylaws
Schedule 2.3 - Conflicts, Consents and Approvals
Schedule 2.4 - List of Subsidiaries
Schedule 2.5(d) - List of Stockholders
Schedule 2.5(e) - Stock Purchase and Other Related Rights
Schedule 2.5(f) - Capitalization of the Company Immediately After the Closing
Schedule 2.6 - Financial Statements
Schedule 2.7 - Litigation
Schedule 2.8 - Brokers or Finders
Schedule 2.9 - Taxes
Schedule 2.10 - Undisclosed or Contingent Liabilities
Schedule 2.11 - Intellectual Property
Schedule 2.12 - Insurance
Schedule 2.17 - Recent Events
Schedule 2.18 - Transactions with Affiliates
Schedule 2.19 - Contracts and Commitments
Schedule 2.20 - Benefit Plans
Schedule 3.3 - Conflicts, Consents and Approvals
Schedule 4.1 - Organization
Schedule 4.3 - Conflicts, Consents and Approvals
Schedule 4.4 - Brokers or Finders
Schedule 4.5 - Options, Warrants, Calls, Subscriptions, Convertible Securities
Schedule 4.7 - Material Adverse Changes
Schedule 4.8 - Litigation
Schedule 6.1(c) - Material Adverse Effects
Schedule 6.2(f) - Material Adverse Effects

                                 DEFINED TERMS

Actual Average ICG Closing Price.........................................   3
affiliate................................................................  19
Aggregate Available Share Number.........................................   5
Aggregate Base Share Number..............................................   5
Aggregate Number of ICG Shares...........................................   3
Agreement................................................................   1
Amended and Restated Stockholders Agreement..............................  35
Antitrust Laws...........................................................  30
Applicable Number........................................................  31
Asserted Liability.......................................................  48
associate................................................................  19
Audited Financial Statements.............................................  13
Authority................................................................  14
Average ICG Closing Price................................................   3
Average Index Price......................................................  41
Benefit Plans............................................................  21
calculated on a fully-diluted basis......................................   2
Charter Amendment........................................................  30
CICG Common Stock........................................................   2
Claim Response...........................................................  49
Claims Notice............................................................  48
Closing..................................................................   8
Closing Date.............................................................   8
Code.....................................................................  15
Common Stock.............................................................   2
Company..................................................................   1
Company Preferred Stock..................................................  12
Contracts................................................................  19
DGCL.....................................................................  22
eCredit.com..............................................................   1
eCredit.com Breach.......................................................  41
eCredit.com Indemnified Party............................................  45
employee benefit plan....................................................  21
Employee Share Number....................................................   5
Environmental Laws.......................................................  16
ERISA Affiliate..........................................................  21
Exchange Act.............................................................   7
Exchange Ratio...........................................................   3
Financial Assistance Arrangement.........................................  33
Financial Statements.....................................................  13
GAAP.....................................................................  14

Holdings.................................................................   1
HSR Act..................................................................  30
ICG......................................................................   1
ICG Breach...............................................................  41
ICG Indemnified Party....................................................  45
ICG Material Adverse Effect..............................................  24
ICG Preferred Stock......................................................  26
ICG Reports..............................................................  26
Incentive Plans..........................................................  12
Indemnification Threshold Amount.........................................  46
Indemnified Party........................................................  48
Indemnifying Party.......................................................  48
Index Group..............................................................  41
Index Price..............................................................  41
Initial Non-Employee Share Number........................................   5
Initial Public Offering..................................................  33
Interim Financial Statements.............................................  13
Liens....................................................................  13
Litigation Conditions....................................................  48
Losses...................................................................  45
Material Adverse Effect..................................................  10
Maximum Share Number.....................................................   4
Minimum Condition........................................................   2
Offer....................................................................   2
Offer Documents..........................................................   6
Options..................................................................  32
Over-Tendering Stockholder...............................................   5
Permits..................................................................  17
person...................................................................  12
Position Statement.......................................................   7
Post IPO Agreement.......................................................  35
Registration Rights Agreement............................................  36
Response Period..........................................................  49
Restricted Shares........................................................  32
SEC......................................................................   2
Securities Act...........................................................  13
Securities Laws..........................................................  26
Special Procedures Notice................................................   8
Stockholder..............................................................   1
Stockholder Representative...............................................   8
Stockholder Representative Agreement.....................................   9
Stockholders.............................................................   1
Subsidiaries.............................................................  12
Takeover Proposal........................................................  35

Tax Returns..............................................................  15
Taxes....................................................................  15
Threshold Number.........................................................   5
Transfer.................................................................  31
Warrant..................................................................  35

                            EXCHANGE OFFER AGREEMENT

          This is an Exchange Offer Agreement (the "Agreement"), dated as of February 24, 2000, by and among eCredit.com, Inc., a Delaware corporation ("eCredit.com" or the "Company"), Internet Capital Group, Inc., a Delaware corporation ("ICG"), ICG Holdings, Inc., a Delaware corporation ("Holdings"), and the other persons named on the signature pages hereto (each individually referred to herein as a "Stockholder" and collectively as the "Stockholders").

                                   Background

          A. eCredit.com is a provider of credit management and financing solutions for business-to-business and business-to-consumer commerce.

          B. The Stockholders own a majority of the outstanding Common Stock of eCredit.com.

          C. ICG is an Internet holding company actively engaged in business-to-business e-commerce through a network of partner companies. Holdings is a wholly owned subsidiary of ICG.

          D. The Board of Directors of Holdings deems it advisable and in the best interests of Holdings and its stockholder, and the Board of Directors of eCredit.com deems it advisable and in the best interests of eCredit.com and its stockholders, for Holdings to make the Offer (as defined herein).

          E. eCredit.com, the Stockholders, ICG and Holdings desire to make certain representations and warranties and other agreements in connection with the Offer.

                                     Terms

          In consideration of the mutual representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   The Offer

1.1.      The Offer.

          (a) Upon the terms and subject to the conditions contained in this Agreement, as soon as practicable after the date the Registration Statement referred to in paragraph (e) below is declared effective by the Securities and Exchange Commission (the "SEC"), Holdings shall, and ICG shall cause Holdings to, commence an offer (as amended or supplemented in accordance with this Agreement, the "Offer") to exchange a number of shares of Common Stock, par value $.001 per share (the "ICG Common Stock"), of ICG for a number of shares of common stock, par value $.001 per share (the "Common Stock"), of the Company; provided, however, that Holdings shall be under no obligation (and ICG shall be under no obligation to cause Holdings to) commence the Offer in any jurisdiction where the making of such Offer would violate applicable law. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer. The obligation of Holdings to consummate the Offer, to accept for exchange and to exchange any shares of Common Stock tendered pursuant to the Offer shall be subject to the Minimum Condition (as defined below) and the other conditions set forth in this Agreement.

          As used herein, the "Minimum Condition" means the condition that either (i) not less than 9,244,959 shares of Common Stock shall have been validly tendered and not withdrawn prior to the expiration of the Offer (such number to be appropriately adjusted for any stock split, reverse stock split, stock dividend or other like change affecting Common Stock), or (ii) if a lesser number of shares of Common Stock shall have been validly tendered and not withdrawn prior to the expiration of the Offer, the number of such shares so tendered and not withdrawn, when added to the number of shares of Common Stock issued by the Company and sold to Holdings pursuant to Section 1.6 hereof equals not less than 30% of the shares of Common Stock that are issued and outstanding on the date of expiration of the Offer, calculated on a fully-diluted basis.

          The number of shares of Common Stock that are issued and outstanding on any date "calculated on a fully-diluted basis" means (i) the number of shares of Common Stock that are issued and outstanding on such date (including Restricted Shares (as defined in Section 5.8(a)), whether vested or unvested, plus (ii) the number of shares of Common Stock issuable pursuant to any outstanding securities that are convertible into or exchangeable for shares of Common Stock or any options, warrants or rights to purchase shares of Common Stock or such securities (including Options (as defined in Section 5.8(a)), whether vested or unvested), that are issued and outstanding on such date, plus
(iii) the aggregate number of additional shares of Common Stock that are authorized or reserved for issuance for grants of options or restricted shares pursuant to any benefit or incentive plans sponsored by the Company (other than any such shares that have been reserved for issuance for Options that have been granted on such date or are Restricted Shares that are outstanding on such date and in either case are included in clause (ii)). By way of example, based upon the information set forth in Section 2.5, as well as Schedule 2.5(d) and
Schedule 2.5(e), the number of shares of Common Stock that are issued and outstanding, calculated on a fully-diluted basis, on the date of this Agreement is 30,816,530. In the event any shares of Common Stock are issued to Holdings pursuant to Section 1.6 of this Agreement, the number of shares so issued shall be included in the shares that are issued and outstanding on the date of expiration of the Offer, calculated on a fully-diluted basis (including for purposes of the calculation of the Exchange Ratio pursuant to paragraph (b) below).

          (b) The terms of the Offer will provide that all shares of outstanding Common Stock may be tendered by the holder thereof, and subject to the terms and conditions of the Offer, will entitle the tendering stockholder to receive for each share of Common Stock validly tendered and not withdrawn a number of shares of ICG Common Stock equal to the Exchange Ratio. The "Exchange Ratio" will equal the quotient obtained by dividing the Aggregate Number of ICG Shares by the product of (i) 30% times (ii) the number of shares of Common Stock that are issued and outstanding on the date of expiration of the Offer, calculated on a fully-diluted basis. As used herein, the "Aggregate Number of ICG Shares" means a number of shares of ICG Common Stock equal to the quotient obtained by dividing (i) $450,000,000 by (ii) the Average ICG Closing Price. The "Average ICG Closing Price" means the average of the closing prices per share of ICG Common Stock as reported by the NASDAQ National Market for the most recent three days on which trading of ICG Common Stock has occurred prior to the second trading day immediately prior to the date of expiration of the Offer (or, if the Special Procedures Notice referred to in Section 1.4(b) is duly delivered to ICG, for the three consecutive days on which such trading has occurred ending on the date of expiration of the Offer) (in either case, the "Actual Average ICG Closing Price"); provided, however, that if the Actual Average ICG Closing Price is equal to or less than $95.20, the Average ICG Closing Price will be $95.20 and, if the Actual Average ICG Closing Price is equal to or greater than $142.80, the Average ICG Closing Price will be $142.80.

          (c) Holdings expressly reserves the right, in its sole discretion, to modify and make changes to the terms and conditions of the Offer, provided that without the prior consent of the Company, no modification or change may be made which (i) decreases the consideration payable in the Offer (except as permitted by this Agreement), (ii) changes the form of consideration payable in the Offer (other than by adding consideration), (iii) changes the Minimum Condition, (iv) modifies the Maximum Share Number, (v) changes the material conditions to the Offer in a manner adverse to the Stockholders, (vi) imposes additional material conditions to the Offer (other than in respect of any consideration which is payable in addition to the Aggregate Number of ICG Shares) or (vii) is otherwise inconsistent with the terms of this Agreement. Notwithstanding the foregoing, Holdings may (but shall not be required under this Agreement or otherwise to), without the consent of the Company, (i) extend the Offer on one or more occasions for such period as may be determined by Holdings in its sole discretion (each such extension period not to exceed 10 business days at a time), if at the then scheduled expiration date of the Offer any of the conditions to Holdings' obligations to accept for exchange and exchange shares of Common Stock shall not be satisfied or waived, and (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer (including any extension necessary to permit the Registration Statement to become effective). It is agreed that the conditions to the Offer are for the benefit of Holdings and may be asserted by Holdings regardless of the circumstances giving rise to any such condition (including any action or inaction by Holdings) or may be waived by Holdings, in whole or in part at any time and from time to time, in its sole discretion. On the terms and subject to the conditions of the Offer and this Agreement, promptly after expiration of the Offer, Holdings shall accept for exchange and exchange, and ICG shall cause Holdings to accept for exchange and exchange, all shares of Common Stock that have been validly tendered and not withdrawn pursuant to the Offer that Holdings becomes obligated to exchange pursuant to the Offer. Neither Holdings nor ICG will have any obligation to pay interest on the purchase price for any shares of Common Stock that are tendered pursuant to the Offer. The terms of the Offer will permit the Company to issue and tender pursuant the Offer a number of shares of Common Stock that does not exceed the number of shares of Common Stock purchased by the Company after the date of this Agreement (but prior to the expiration of the Offer) from employees of the Company or its Subsidiaries (as defined in Section 2.4) who are residents of jurisdictions other than the United States or any state thereof.

          (d) Notwithstanding the foregoing and anything to the contrary herein, the aggregate number of shares of Common Stock that may be accepted for exchange pursuant to the Offer will not exceed the number that is equal to 30% of the total number shares of Common Stock that are issued and outstanding on the date of expiration of the Offer, calculated on a fully-diluted basis (but, notwithstanding the last sentence of paragraph (a) above, prior to any issuance of shares pursuant to Section 1.6) (the "Maximum Share Number"). In the event that the number of shares of Common Stock that are validly tendered and not withdrawn pursuant to the Offer exceeds the Maximum Share Number, the shares of Common Stock validly tendered and not withdrawn pursuant to the Offer that are accepted for exchange by Holdings shall be determined as follows:

              (i) As to each stockholder of the Company who has validly tendered and not withdrawn shares of Common Stock in the Offer who is an employee of the Company or its Subsidiaries, the number of shares of Common Stock that are accepted for exchange and exchanged will equal (A) if such stockholder has validly tendered and not withdrawn at least 30% of the shares of Common Stock owned by such stockholder on the date of expiration of the Offer, calculated on a fully-diluted basis, the product of (I) 30% times (II) the number of shares of Common Stock owned by such stockholder on the date of expiration of the Offer, calculated on a fully-diluted basis, or (B) if such stockholder has validly tendered and not withdrawn a lesser number of shares, the number of shares so tendered and not withdrawn by such stockholder. The aggregate number of shares accepted for exchange and exchanged pursuant to the foregoing sentence is hereinafter referred to as the "Employee Share Number."

              (ii) As to each stockholder of the Company who is not an employee of the Company or its Subsidiaries who has validly tendered and not withdrawn pursuant to the Offer a number of shares of Common Stock that is less than or equal to 30% of the shares of Common Stock owned by such stockholder on the date of expiration of the Offer, calculated on a fully-diluted basis, the number of shares of Common Stock that are accepted for exchange and exchanged pursuant to the Offer shall equal the number of shares so tendered and not withdrawn by such stockholder. The aggregate number of shares accepted for exchange and exchanged pursuant to the foregoing sentence is hereinafter referred to as the "Initial Non-Employee Share Number."

              (iii) As to each stockholder of the Company who is not an employee of the Company or its Subsidiaries who has validly tendered and not withdrawn pursuant to the Offer a number of shares of Common Stock that is greater than 30% of the shares of Common Stock owned by such stockholder on the date of expiration of the Offer, calculated on fully-diluted basis, the number of shares of Common Stock that are accepted for exchange and exchanged pursuant to the Offer shall equal the sum of (A) the number of shares that is equal to 30% of the shares of Common Stock owned by such stockholder on the date of expiration of the Offer, calculated on a fully-diluted basis (the "Threshold Number"), plus
(B) the number obtained by multiplying (I) the quotient obtained by dividing (x) the Aggregate Available Share Number by (y) the Aggregate Excess Share Number, by (II) the number of shares of Common Stock so tendered and not withdrawn in the Offer by such stockholder in excess of such stockholder's Threshold Number. As used above, the "Aggregate Available Share Number" means the difference obtained by subtracting the Aggregate Base Share Number from the Maximum Share Number, and the "Aggregate Base Share Number" means the sum of (A) the Employee Share Number plus (B) the Initial Non-Employee Share Number plus (C) the aggregate total number of shares of Common Stock accepted for exchange and exchanged pursuant to clause (A) of the previous sentence. The "Aggregate Excess Share Number" means the aggregate number of shares of Common Stock that are validly tendered and not withdrawn in the Offer by Over-Tendering Stockholders in excess of 30% of the shares of Common Stock owned by such stockholders on the date of expiration of the Offer, calculated on a fully-diluted basis. An "Over-Tendering Stockholder" means any stockholder of the Company who is not an employee of the Company or its Subsidiaries who validly tenders and does not withdraw in the Offer a number of shares of Common Stock in excess of such stockholder's Threshold Number. Calculations of the percentage of shares owned by a stockholder on any date "on a fully-diluted basis" for purposes of the foregoing subparagraphs shall, consistent with paragraph (a) above, include in the numerator of such calculation any shares issuable pursuant to any outstanding securities that are convertible into or exchangeable for shares of Common Stock or any options, warrants or rights to purchase shares of Common Stock or such securities (including Options), whether vested or unvested, that are owned by such stockholder, with the denominator of such calculation equaling the aggregate number of shares of Common Stock outstanding on such date, calculated on a fully-diluted basis.

              (iv) Any shares of Common Stock which are not accepted for exchange will be promptly returned to the stockholder after expiration of the Offer. In the event that a proration as contemplated by this paragraph (d) occurs, any Stockholder shall be entitled to deliver a written notice to Holdings identifying and prioritizing (by certificate number or other reasonable means) among the aggregate shares tendered and not withdrawn by such Stockholder which shares so tendered are to be accepted for exchange by Holdings pursuant to the Offer and which are not to be so accepted (so long as the aggregate number of shares to be so accepted equals the appropriate number determined pursuant to the immediately preceding subparagraphs (i)-(iii)).

          (e) As promptly as practicable following the filing of ICG's Annual Report on Form 10-K for the year ended December 31, 1999 with the SEC, but subject to the terms and conditions hereof, ICG shall file with the SEC with respect to the Offer a Registration Statement on Form S-4 (or, if ICG so elects, a post-effective amendment to a previously filed Registration Statement on Form S-4) (together with all amendments and supplements thereto and including the exhibits thereto, the "Registration Statement" (it being understood that if ICG elects to file a post-effective amendment to an existing Registration Statement with respect to the Offer, the term "Registration Statement" as used herein shall include only such post-effective amendment and any amendments or supplements and exhibits thereto)) with respect to the Offer, which shall include a Prospectus (or Prospectus Supplement)/Offer to Exchange (together with the related letters of transmittal and exhibits thereto, the "Offer Documents"). The Registration Statement, in addition to registering the issuance of ICG Common Stock pursuant to the Offer, will register the resale by affiliates of the Company of the shares of ICG Common Stock received pursuant to the Offer for a period of 20 days following the Closing Date (as hereinafter defined). ICG will provide the Company and the Company's counsel with a copy of the Registration Statement for comment by the Company and its counsel not less than five days prior to the initial filing thereof with the SEC and will provide the Company and the Company's counsel with a copy of any amendment thereto a reasonable time prior to the filing thereof with the SEC (taking into account the specific circumstances of the filing of any such amendment and the need to complete such filing on an expedited basis). ICG will use all reasonable efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof with the SEC. ICG shall promptly provide the Company with a true and complete copy of the Registration Statement filed with the SEC and all supplements and amendments thereto. Subject to compliance by the Company and any Stockholders with their obligations under this Agreement, ICG will cause the Registration Statement to comply in all material respects with all requirements of law and the rules and regulations of the SEC. Each of the Company and each Stockholder agrees to provide ICG promptly upon request by ICG with any information relating to the Company or such Stockholder that is necessary or appropriate for inclusion in the Registration Statement under applicable law or the rules and regulations of the SEC. The Company will cause its independent auditors to provide ICG with (i) a manually signed consent to inclusion of the audit report of such auditors in the Registration Statement and
(ii) a letter, addressed to ICG and its directors, dated as of the effective date of the Registration Statement and the Closing Date, in form and substance reasonably satisfactory to ICG and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, and will cause its independent auditors otherwise to reasonably cooperate in providing information for inclusion in the Registration Statement. ICG agrees to provide the Company and its counsel in writing any comments that ICG or its counsel may receive from the SEC or its staff with respect to the Registration Statement promptly after the receipt thereof. Each of the Company, ICG and each

Stockholder shall promptly correct any information provided by it (or its legal counsel or other authorized representatives) for use in the Registration Statement that shall have become false or misleading in any material respect, and ICG further agrees to take all steps necessary to cause such Registration Statement as so corrected to be filed with the SEC as and to the extent required by applicable federal securities laws.

     1.2. Company Actions.

          (a) The Company hereby consents to the Offer and represents and warrants that its Board of Directors, at a meeting duly called and held on February 17, 2000 has duly adopted resolutions approving the Offer, this Agreement and the other transactions contemplated hereby, determining that the terms of the Offer are fair to, and in the best interests of, the Company's stockholders and recommending acceptance of the Offer by the stockholders of the Company (as well as, to the extent legally permissible, the Position Statement referred to in paragraph (b) below). The Company hereby consents to the inclusion in the Registration Statement and the Offer Documents of the recommendations of the Company's Board of Directors described in this Section
1.2. The Company has been advised that all of its directors and executive officers who are not Stockholders intend to tender at least 30% of their fully-diluted shares of Common Stock pursuant to the Offer.

          (b) No later than the date the Offer is commenced, the Company shall publish, send or give, within the meaning of Rule 14e-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a statement which shall comply in all material respects with the provisions of applicable federal securities laws and will contain the above recommendations of the Board in favor of the Offer, together with the reasons therefor (the "Position Statement"). The Company will use its reasonable efforts to provide ICG with a copy of the Position Statement prior to the filing of the Registration Statement with the SEC so that ICG can include the Position Statement as part of the Offer Documents. The Company shall deliver the proposed form of the Position Statement to ICG within a reasonable time prior to the filing of the Registration Statement for review and comment by ICG and its counsel. ICG and its counsel shall be given a reasonable opportunity to review any amendments and supplements to the Position Statement prior to dissemination to stockholders of the Company. The Company agrees to provide ICG and its counsel in writing any comments that the Company or its counsel may receive from the SEC or its staff with respect to the Position Statement promptly after receipt thereof. Each of the Company, ICG and each Stockholder shall promptly correct any information provided by it for use in the Position Statement that shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause such Position Statement as so corrected to be disseminated to the stockholders of the Company, as and to the extent required by applicable federal securities laws.

     1.3. Stockholder Lists. In connection with the Offer, the Company shall promptly furnish to, or cause to be furnished to, ICG and Holdings any available listing or computer file containing the names and addresses of the record holders of shares of Common Stock (and any other capital stock of the Company, including the preferred stock referred to in Section 2.5, and any securities convertible into or exchangeable for capital stock of the Company and any options, warrants or rights to purchase such stock or securities) as of a recent date and of those persons becoming record holders subsequent to such date (to the extent available), together with all other information in the Company's possession or control regarding the number of shares owned by the stockholders of the Company and shall furnish ICG and Holdings with such information and assistance as ICG, Holdings or their respective agents may reasonably request in communicating the Offer to the record and beneficial holders of shares of Common Stock. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, ICG and Holdings shall, and shall cause each of their affiliates to, hold the information contained in any of such labels and lists in confidence, use such information only in connection with the Offer, and, if this Agreement is terminated, deliver to the Company all copies of such information or extracts therefrom then in their possession or under their control.

     1.4. Closing.

          (a) Unless this Agreement has been terminated pursuant to Section 6.3 hereof; the closing for the transactions contemplated hereby (the "Closing") shall take place on not less than two business days prior written notice to the Company on the day after the date that the Offer expires and the shares of Common Stock validly tendered and not withdrawn pursuant to the Offer are accepted for exchange by Holdings at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, or on such other date or at such other time or location as the Company and ICG shall mutually agree. References to the "Closing Date" in this Agreement mean the date on which the Closing occurs.

          (b) In the event the Company delivers a written notice (the "Special Procedures Notice"), on or prior to March 15, 2000, to ICG and Holdings to the effect that the Stockholders (or any portion of them, or any portion of such Stockholders together with any other stockholders of the Company) have appointed a single Stockholder as their representative and attorney in fact for purposes of receiving the shares of ICG Common Stock to be delivered to such stockholders pursuant to the Offer (the "Stockholder Representative"), the procedures set forth in this paragraph (b) will apply in respective of the delivery of shares of ICG Common Stock in connection with the Closing. The Company will deliver to ICG and Holdings a true and complete copy of the agreement evidencing the appointment of the Stockholder Representative (the "Stockholder Representative Agreement") at the time the Special Procedures Notice is given. If such Special Procedures Notice is so delivered on or prior to March 15, 2000, Holdings will, and ICG will cause Holdings to, deliver (or cause to be delivered) on the Closing Date the shares of ICG Common Stock due pursuant to the Offer to the stockholders who are parties to the Stockholder Representative Agreement to a brokerage account designated in writing by the Stockholder Representative not less than three business days prior to the Closing Date (it being understood such account shall be maintained at Goldman, Sachs & Co. or another nationally recognized broker-dealer reasonably acceptable to ICG). Such shares shall be delivered to such brokerage account in uncertificated form. If the Special Procedures Notice is given, any shares of ICG Common Stock due to stockholders of the Company pursuant to the Offer that are not delivered to such brokerage account shall be sent be reputable overnight courier as soon as is practicable (but no later than five business days) after the Closing Date in certificated form to the address of the appropriate stockholder as listed on the stockholder records of the Company delivered to ICG and Holdings pursuant to Section 1.3 above.

          (c) If no Special Procedures Notice is given, Holdings will, and ICG will cause Holdings to, deliver (or cause to be delivered) certificates representing shares of ICG Common Stock due to any Stockholder pursuant to the Offer to such Stockholder (or his, her or its legal counsel or other representative designated in writing) who is present at the Closing (so long as Holdings and ICG have been advised of such presence not less than three business days prior to the Closing Date). Any shares of ICG Common Stock due to stockholders of the Company that are not delivered at the Closing shall be sent be reputable overnight courier on the Closing Date (for delivery the business day after the Closing Date) in certificated form to the address of the appropriate stockholder as listed on the stockholder records of the Company delivered to ICG and Holdings pursuant to Section 1.3 above.

          (d) If requested by the Company or ICG, the parties will discuss alternative procedures for delivery of shares of ICG Common Stock at the Closing, and each party will agree to reasonable procedural changes requested by the other, provided that no such change (other than the one contemplated by paragraph (b) above) shall be made that is materially adverse to any party with the prior written consent of such party. A change in the time of delivery of shares or the time available to ICG to cause such shares to be delivered shall be deemed to be materially adverse to the other party.

     1.5. Lost, Stolen or Destroyed Certificates. The Offer Documents will provide that holders of shares of Common Stock that are represented by certificates that have been lost, stolen or destroyed will be permitted to tender their shares pursuant to the Offer upon the making of an affidavit of that fact by the holder thereof and the delivery of a customary indemnification agreement executed by such holder indemnifying Holdings, ICG and the Company against any claim that may be made against any of such parties with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.6. Issuance of Shares by the Company. In the event that the number of shares of Common Stock validly tendered and not withdrawn prior to expiration of the Offer is less than the Maximum Share Number, upon expiration of the Offer, the Company will issue and sell to Holdings, and Holdings will purchase from the Company, a number of shares of Common Stock that is equal to the difference between the number of shares validly tendered and not withdrawn prior to the expiration of the Offer and the Maximum Share Number for a per share purchase price consisting of a number of shares of ICG Common Stock equal to the Exchange Ratio.

                                  ARTICLE II

                 Representations and Warranties of the Company

          The Company hereby represents and warrants to ICG and Holdings, as of the date hereof, as follows:

     2.1. Organization.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as presently conducted. Each of the Company and its Subsidiaries (as defined in Section 2.4) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it, or the conduct of its business, makes such qualification necessary, except where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. As used herein, the term "Material Adverse Effect" means any material adverse effect (i) on the assets, liabilities, business, or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) on the ability of each of the Company and the Stockholders to consummate the transactions contemplated hereby or (iii) on the ability of the Company and its Subsidiaries to continue to operate their business immediately after the Closing in substantially the same manner as such business is conducted prior to the Closing, other than (A) any effect arising out of or resulting from general industry, economic or stock market conditions that affect the Company or its Subsidiaries (or the markets in which the Company or its Subsidiaries compete) or (B) any effect proximately caused by the public announcement of this Agreement.

          (b) Schedule 2.1 contains true, complete and correct copies of the Certificate of Incorporation and Bylaws of the Company and each Subsidiary, in each case as in effect on the date of this Agreement (it being understood that such instruments are to be amended and/or amended and restated prior to the Closing as contemplated by Section 5.6).

     2.2. Authorization and Enforceability. The Company has full corporate power and authority to execute and deliver this Agreement and each other document or instrument contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each other document or instrument executed or to be executed by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action (except for the stockholder approval contemplated by Section 5.6). Each of this Agreement and each other document or instrument executed or to be executed by the Company in connection herewith has been or will be duly executed and delivered by the Company, and, when duly executed and delivered by the other parties hereto or thereto, constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

     2.3. Conflicts, Consents and Approvals. Except as set forth in Schedule 2.3, the execution and delivery by the Company of this Agreement and the execution and delivery by the Company of any other documents or instruments contemplated hereby to be executed by the Company, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

          (a) violate or conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company, as such instruments are currently in effect;

          (b) require any consent, approval or notice under, or registration under or payment on account of; or conflict with, or result in a violation or breach of, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any Lien upon the property of the Company or any Subsidiary) under, any of the terms, conditions or provisions of any (i) note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any portion of its or its Subsidiaries' properties or assets may be bound, or (ii) any permit, license, approval, franchise or other governmental or regulatory authorization held or used by or binding on the Company or any Subsidiary;

          (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Authority (as defined in Section 2.7) currently in effect; or

          (d) require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any Authority, or any stock exchange or similar self-regulatory organization.

          The Stock Purchase Agreement, dated September 16, 1993, among the Company, V. Srinivasan, S. Sen and the Purchasers named therein has been terminated, except for the provisions of such agreement which grant the Company and such Purchasers the right to repurchase the shares of capital stock of the Company owned by S. Sen.

     2.4. Subsidiaries.

          (a) Schedule 2.4 contains a list of the subsidiaries of the Company (the "Subsidiaries"). Except for the Subsidiaries, the Company does not own, and has not owned, directly or indirectly, beneficially or of record, or have or had any operational control over, or have any obligation to acquire, any capital stock or other equity securities of any corporation, nor does the Company have any direct or indirect equity or ownership investment, or any obligation to incur such investment, in any other person. As used herein, the term "person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization.

          (b) Neither the Company nor any Subsidiary is, nor has any of them been, a participant in any joint venture or partnership.

     2.5. Capitalization.

          (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 33,962,013 shares of Common Stock and 11,037,987 shares of preferred stock, par value $.001 per share.

          (b) As of the date of this Agreement, (i) 6,079,398 shares of Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) 450,000 shares of Common Stock were held in the treasury of the Company and (iii) options to acquire 6,158,006 shares of Common Stock have been granted and are outstanding under the Company's 1993 Stock Option Plan and the Company's 1998 Stock Option and Purchase Plan (together, the "Incentive Plans"), and an additional 132,846 shares of Common Stock have been reserved for issuance for additional grants of options or shares of restricted stock under the Incentive Plans.

          (c) As of the date of this Agreement, (i) 946,808 shares of Series A Preferred Stock, par value $.001 per share, of the Company are authorized, all of which are issued and outstanding; (ii) 184,432 shares of Series B Preferred Stock, par value $.001 per share, of the Company are authorized, all of which are issued and outstanding; (iii) 1,297,076 shares of Series C Preferred Stock, par value $.001 per share, of the Company are authorized, of which 757,156 shares of Series C Preferred Stock, par value $.001 per share, of the Company are issued and outstanding; (iv) 6,695,618 shares of Series D Preferred Stock, par value $.001 per share, of the Company are authorized, all of which are issued and outstanding; and (v) 1,914,053 shares of Series E Preferred Stock, par value $.001 per share, of the Company are authorized, of which 1,435,535 shares of Series E Preferred Stock are issued and outstanding. The foregoing series of preferred stock of the Company are collectively referred to herein as the "Company Preferred Stock." No shares of Company Preferred Stock are held in the treasury of the Company. No options to acquire Company Preferred Stock have been, or are authorized to be, issued under the Incentive Plans or any other equity or benefit plan of the Company.

          (d) The outstanding shares of capital stock of the Company are owned of record as set forth in Schedule 2.5(d). All of the outstanding shares of capital stock of the Company (i) are duly authorized, validly issued, fully paid and non-assessable, (ii) have not been issued in violation of any preemptive rights, rights of first refusal or offer or similar rights of any person, and
(iii) have been offered and sold in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and all other applicable securities laws and the rules and regulations thereunder. Except as set forth in Schedule 2.5(d), the Company owns beneficially and of record all of the outstanding shares of capital stock of each Subsidiary, free and clear of any liens, encumbrances, claims, security interests, mortgages, pledges, charges, conditional sales or other title retention agreements, preemptive rights, easements, covenants, licenses, options, rights of first refusal or offer, title defects or claims of any kind whatsoever ("Liens").

          (e) Except as set forth on Schedule 2.5(e), there are no outstanding
(i) securities of the Company or any Subsidiary convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary or (ii) options, warrants, calls or other rights to acquire from the Company or any Subsidiary, or other obligations or understandings or arrangements of the Company or any Subsidiary to issue, any shares of capital stock of the Company or any Subsidiary or securities convertible into or exchangeable for shares of capital stock of the Company or any Subsidiary. Except as set forth in Schedule 2.5(e) hereto, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary (or any of the other securities set forth in the previous sentence). Except pursuant to this Agreement or as set forth on
Schedule 2.5(e) hereto, neither the Company nor any Subsidiary is a party to, or bound by, any arrangement, agreement, instrument or order (i) relating to the transfer of any shares of capital stock of the Company or any Subsidiary, (ii) relating to the dividend or voting rights of any shares of capital stock of the Company or any Subsidiary, (iii) granting, or obligating the Company or any Subsidiary to grant, to any person any preemptive right or (iv) relating to rights to registration under the Securities Act or any other securities laws of any shares of capital stock of the Company or any Subsidiary.

          (f) Immediately after the Closing (giving effect to the exchange contemplated hereby and assuming the number of shares of Common Stock accepted for exchange and exchanged pursuant to the Offer (plus any shares of Common Stock issued to Holdings pursuant to Section 1.6) equals the Maximum Share Number), the equity capitalization of the Company will be as set forth in
Schedule 2.5(f).

     2.6. Financial Statements. Schedule 2.6 contains copies of (a) the audited consolidated financial statements of the Company for the years ended, and as of, December 31, 1996, December 31, 1997 and December 31, 1998 (the "Audited Financial Statements") and (b) the unaudited consolidated financial statements of the Company for the eleventh month period ended, and as of, November 30, 1999 (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company and the Subsidiaries and fairly present, in all material respects, in accordance with United States generally accepted accounting principles ("GAAP") consistently applied (except as may be indicated in the notes thereto) the consolidated financial position of the Company and its Subsidiaries as at the dates thereof, and the consolidated results of their operations for the periods covered thereby, except that the Interim Financial Statements do not include notes and are subject to customary year-end adjustments that in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     2.7. Litigation. Except as set forth in Schedule 2.7, there is no pending or, to the knowledge of the Company, threatened claim, arbitration proceeding, action, suit, investigation or other proceeding against or involving the Company or any Subsidiary, or any of the property or rights of the Company or any Subsidiary. Neither the Company nor any Subsidiary is subject to or bound by any order, judgment, writ, injunction or decree of any federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof) or court or arbitrator (any of the foregoing, an "Authority"). The foregoing includes any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's or any Subsidiary's employees, their use in connection with the Company's or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company or any Subsidiary with potential backers of, or investors in, the Company or its current or proposed business. Except as set forth in Schedule 2.7, there is no action, suit, proceeding or investigation by the Company or any Subsidiary pending or that the Company or any Subsidiary intends to initiate.

     2.8. No Brokers or Finders. Except as set forth on Schedule 2.8, neither the Company, any Subsidiary nor any of their affiliates, officers, directors or employees, (a) has employed (or will employ) any investment banker, broker or finder, or (b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders fees or expenses or indemnification or similar obligations in connection with the transactions contemplated by this Agreement.

     2.9. Taxes. The Company and each of its Subsidiaries has prepared and timely filed all federal, state, foreign and other Tax Returns required under the laws of any applicable jurisdiction to be filed by it, has paid or made provision for the payment of all Taxes due and all additional assessments (whether or not shown on such returns), and adequate provisions have been made and are reflected in the Company's financial statements for all current Taxes and other charges to which the Company and each of its Subsidiaries is subject and which are not currently due and payable. None of the Tax Returns of the Company has been audited by the applicable Authority or is currently the subject of an audit. Except as set forth on Schedule 2.9, there are no assessments or adjustments pending or, to the knowledge of the Company, proposed or threatened against the Company or its Subsidiaries for any period, nor, to the knowledge of the Company, is there any basis for any such assessment or adjustment. True copies of federal and state income tax returns of the Company for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 have been delivered to ICG. No claim has been made by a taxing Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that such party is or may be subject to taxation by that jurisdiction. Except as set forth in Schedule 2.9, each of the Company and each Subsidiary has properly withheld and deposited taxes required to be withheld and deposited and has properly complied with all information reporting requirements. Neither the Company nor any Subsidiary has ever been a member of a consolidated group of corporations for federal income tax purposes, except for a group of which the Company is the common parent. For purposes of this Agreement, "Code" means the Internal Revenue Code of 1986, as amended, and any applicable predecessor or successor statute; "Taxes" means all federal, state, local and foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital, franchise and other taxes of any kind whatsoever, including interest and penalties thereon and all estimated taxes; and "Tax Returns" means all returns or reports, including accompanying schedules, with respect to Taxes.

     2.10. Absence of Undisclosed or Contingent Liabilities. Except as set forth on Schedule 2.10 hereto and except as (and to the extent) accrued on the balance sheet included in the Interim Financial Statements, as of the date of the Interim Financial Statements, to the Company's knowledge, neither the Company nor any Subsidiary had any material liability or obligation (whether absolute or contingent, liquidated or unliquidated), other than executory obligations under contracts disclosed in Schedule 2.19 not required to be accrued on such balance sheet under GAAP and incurred in the ordinary course of business consistent with past practice. Since the date of the Interim Financial Statements, to the Company's knowledge, neither the Company nor any Subsidiary has become subject to any such liability or obligation, other than (a) liabilities and obligations incurred in the ordinary course of business consistent with past practice of a type reflected in the Interim Financial Statements, which are not inconsistent with the representations and warranties of the Company in this Agreement and which could not reasonably be expected to have a Material Adverse Effect in the aggregate; (b) executory obligations under contracts which are disclosed in Schedule 2.19, which are not required to be accrued on the Interim Financial Statements under GAAP and which have been incurred in the ordinary course of business consistent with past practice; and
(c) liabilities and obligations set forth on Schedule 2.10 hereto.

     2.11. Property. Except as set forth on Schedule 2.11, each of the Company and its Subsidiaries has good and marketable title in fee to such of its fixed assets, if any, as are real property, and good and merchantable title to all of its other assets and properties, free of any Liens, where the failure to do so could reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect. The Company knows of no adverse claim that would interfere with its or its Subsidiaries' right to use the patents, patent rights, permits, licenses, trade secrets, trademarks, service marks, trade names or trade name rights or franchises, copyrights, inventions, or other intellectual property rights being used to conduct its business and, to the Company's knowledge, the conduct of its and its Subsidiaries' business does not now conflict, and will not in the future conflict, with valid patents, patent rights, permits, licenses, trade secrets, trademarks, service marks, trade names or trade name rights or franchises, copyrights, inventions, or other intellectual property rights of any other person, except as noted in Schedule
2.11. A complete list of the patents, patent applications, trademark and service mark registrations and applications, copyright registrations and applications and domain name registrations and applications owned by the Company or its Subsidiaries is attached hereto as Schedule 2.11. Schedule 2.11 also sets forth a complete list of all licenses, sublicenses, consents, settlement agreements and other agreements (i) by which the Company or any Subsidiary is licensed or otherwise authorized to use the intellectual property rights of any person (other than standard-form licenses for widely available commercial software), (ii) by which the Company or any Subsidiary licenses or otherwise authorizes a third-party to use any intellectual property rights of the Company or any Subsidiary, or (ii) that restrict or in any other way limit the use of any intellectual property rights of the Company or any Subsidiary. To the Company's knowledge, no product or process presently used or proposed to be manufactured, marketed, offered, sold or used by the Company or any Subsidiary will violate any license or infringe on or otherwise violate any intellectual property rights of any other person; and neither the Company's nor any Subsidiary's intellectual property rights nor the operation or proposed operation of the Company's or any Subsidiary's business is known to conflict with the rights of others, nor does there exist any known basis for any such conflict, except as noted in Schedule
2.11. No claim is pending or known to be threatened to the effect that any such intellectual property owned or licensed by the Company or any Subsidiary, or which the Company or any Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or any Subsidiary, and the Company has no reason to believe that any patents or other intellectual property rights owned or used by the Company or any Subsidiary may be invalid. Except as set forth in Schedule 2.11, the Company is not aware of any person that is infringing on or otherwise violating the intellectual property rights of the Company or any Subsidiary. Except as set forth on Schedule 2.11 (and except for standard-form licenses for widely available commercial software), the Company has no known obligation to compensate any person for the use of any such patents or rights, and neither the Company nor any Subsidiary has granted any Person any license or other rights to use in any manner any of the patents or rights of the Company or any Subsidiary, whether requiring the payment of royalties or not.

     2.12. Insurance. Attached hereto as Schedule 2.12 is a true, correct and complete list of all policies of insurance to which the Company or any Subsidiary is a party, a named insured, or otherwise the beneficiary of coverage.

     2.13. Environmental Matters. To the Company's knowledge, the business, assets and properties of the Company and each Subsidiary are and have been operated and maintained in compliance, in all material respects, with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, the "Environmental Laws"). To the Company's knowledge, no event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute a noncompliance by either the Company or any Subsidiary with, or a violation by either the Company or any Subsidiary of, the Environmental Laws. Neither the Company or any Subsidiary nor any of their respective predecessor companies has caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release (as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended) of wastes, pollutants, contaminants or hazardous or toxic substances, on or from any site which currently is or formerly was owned, leased, occupied or used by either the Company or any Subsidiary or any predecessor company, except where such disposal, discharge or release was in compliance with the Environmental Laws. There is no site (a) which is listed, or proposed for listing on a registry or inventory of inactive hazardous waste sites or sites potentially requiring investigation or response maintained by any Authority and which currently is or formerly was owned, leased, occupied or used by either the Company, any Subsidiary or any predecessor company or (b) with respect to which either the Company, any Subsidiary or any predecessor company has received notice that such Company is considered to be a potentially responsible person for cleanup or other liability in respect of Environmental Laws or about which information has been requested from the Company or any Subsidiary or any of their predecessors.

     2.14. Permits. Except as set forth on Schedule 2.14, each of the Company and its Subsidiaries possesses all certificates, permits, franchises, licenses and authorizations ("Permits") required by any Authority having or claiming jurisdiction over the Company or any such Subsidiary, their properties or business, where the failure to have such Permits could reasonably be expected to have a Material Adverse Effect. All such Permits are in full force and effect and good standing. Neither the Company nor any Subsidiary is in default (or non-compliance) under any Permit. No modification, suspension or cancellation of a Permit, or any proceeding relating thereto, is pending or, to the knowledge of the Company, threatened with respect to a Permit. No other proceeding is pending or, to the knowledge of the Company, threatened with respect to any such Permit. No notice has been received by the Company or any Subsidiary with respect to any failure by the Company or any Subsidiary to have any Permit.

     2.15. Compliance with Laws. The operations of the Company and its Subsidiaries have been conducted in compliance in all material respects with applicable laws, regulations and other requirements of all Authorities having or claiming jurisdiction over the Company and its Subsidiaries or any of their business or operations, including laws, regulations and requirements relating to employment and employment practices, terms and conditions of employment and wages and hours, antitrust, consumer protection, immigration, health, occupational safety and health, and securities. The Company has not received any notification of any asserted present or past failure by the Company or any Subsidiary to comply with any laws, rules or regulations nor, to the knowledge of the Company, is there any basis for such a claim.

     2.16. Labor Matters. Neither the Company nor any Subsidiary is a party to or bound by any agreement with any labor organization, including any collective bargaining or similar agreement. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary. Neither the Company nor any Subsidiary has experienced any work stoppage, strike, slowdown, picketing, leafleting, or union organizational efforts.

     2.17. Absence of Changes.  Except as and to the extent set forth on
Schedule 2.17, since the date of the Interim Financial Statements, there has not been any Material Adverse Effect or any change or occurrence which could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, except as set forth in Schedule 2.17, from and after such date, neither the Company nor any Subsidiary has:

           (a) Changed its accounting practices, methods or assumptions (including changes in estimates or valuation methods);

           (b) Written down the value of any assets (including write-downs by reason of shrinkage or mark-down);

           (c) Cancelled any debts or waived any claims or rights;

           (d) Sold, transferred, or otherwise disposed of any properties or assets, except for dispositions of obsolete furniture, fixtures and equipment which are not material in the aggregate and for licenses of its intellectual property entered into in the ordinary course of business;

          (e) Permitted to lapse any rights to the use of any of its intellectual property or disclosed (except as necessary in the conduct of its business) to any person, other than representatives of ICG, any trade secret, formula, process or know-how not thereto for a matter of public knowledge;

          (f) Granted any increase in the compensation of officers or employees or any increases in the compensation payable or to become payable to any officer or employee, except for normal increases granted in the ordinary course of business consistent with past practices, or entered into or amended any employment, consulting or similar agreement or made any agreement or commitment to pay any severance or similar compensation;

          (g) Made any single capital expenditure or commitment in excess of $50,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $50,000 or additions to property, plant, equipment or intangible capital assets;

          (h) Declared, paid or set aside for payment any dividend or other distribution in respect of its equity securities or redeemed, purchased or otherwise acquired, or offered, sold or issued, directly or indirectly, any equity or other securities of the Company (including options, warrants or rights to acquire securities), or merged or consolidated with any person, or adopted any plan of liquidation or dissolution or other reorganization, or acquired the stock, assets or business of any other person;

          (i) Paid, distributed, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its stockholders, or any officers or directors of the Company or any of its stockholders, or any other "affiliate" of the Company or any of its stockholders or any of their respective officers or directors, or any "associate" (as such terms are defined in Rule 405 under the Securities Act) of any of the foregoing persons;

          (j) Made any election for Tax purposes (or had any election made on its behalf);

          (k) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise, including by way of surety or guaranty) for the borrowing of money or the payment of money other than payment liabilities for supplies incurred in the ordinary course of business consistent with past practice;

          (l) Paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities and obligations reflected on or reserved against on the Interim Financial Statements or incurred in the ordinary course of business consistent with past practice since the date of the Interim Financial Statements; or

           (m) Agreed, whether in writing or otherwise, to take any action described in this Section.

     2.18. Transactions with Affiliates.  Except as set forth on Schedule
2.18 hereto, none of the persons referred to in Section 2.17(i) has any interest, directly or indirectly, in any lease, Lien, contract, license, encumbrance, loan or other agreement or commitment to which the Company or any Subsidiary is a party, or any property or asset used or owned by, or any interest in any supplier of, the Company or any Subsidiary. Except as set forth on Schedule 2.18 hereto, neither the Company nor any Subsidiary is indebted, directly or indirectly, to (a) any stockholder of the Company or any affiliate of any stockholder of the Company or any of their associates (other than in respect of items (and amounts) fully disclosed in the Financial Statements) or
(b) any officer, director or employee of the Company or any Subsidiary (or any of their associates) for any liability or obligation, whether arising by reason of stock ownership, oral or written agreement or understanding or otherwise.
Schedule 2.18 is a complete and accurate list of all employees of the Company or any Subsidiary owing more than $5,000 (except in respect of advances for business expenses, none of which exceeds $5,000 individually or $20,000 in the aggregate) in principal to the Company or any Subsidiary, setting forth the amounts owned, the applicable interest rates, a description of the security and the maturity dates of all such debts.

     2.19. Contracts and Commitments. Schedule 2.19 hereto contains, as of the date hereof, a complete, current and correct list of all material contracts, commitments, obligations or agreements of the Company or any Subsidiary, and all amendments thereto, whether written or oral (the "Contracts"). For purposes of this Section 2.19, a "material contract" means any single contract, whether written or oral:

           (a) for the purchase or sale of raw materials, commodities, supplies, inventory, products or other tangible personal property, or for the furnishing or receipt of services, the performance of which (i) will extend over a period of more than one year, (ii) has resulted in a loss to the Company or any Subsidiary in excess of $25,000, or (iii) involves consideration having a value in excess of $25,000;

           (b) which constitutes a consulting or similar agreement having a term greater than three months or which constitutes an employment agreement or any other agreement of the Company or any Subsidiary to pay an employee or former employee compensation (including any bonus but excluding any benefits made available to employees generally), or an agreement which calls for severance payments;

           (c) which constitutes an agreement which restricts the Company or any Subsidiary from carrying out its business anywhere in the world or from competing with any other person;

           (d) which constitutes an agreement by the Company or any Subsidiary with any affiliate or any of the other persons referred to in Section 2.17(i);

           (e) which constitutes a franchising, partnership, joint venture or similar agreement;

           (f) which is a lease or other agreement relating to real property, including the Leases;

           (g) which relates to indebtedness for borrowed money or any guarantee of the Company or any Subsidiary (including any letter of credit) or which grants any Lien (other than a Permitted Lien) on any assets, rights or properties of the Company or any Subsidiary, or which is a tax sharing or similar agreement;

           (h) which deals with any environmental investigations or remediations;

           (i) which is a license or similar agreement for intellectual property of the Company or its Subsidiaries, whether as licensee or licensor, the performance of which (i) will extend over a period of more than one year, (ii) has resulted in a loss to the Company or any Subsidiary in excess of $50,000, or
(iii) involves consideration having a value in excess of $50,000; or

           (j) where the consequences of a breach or default thereunder, or the termination, expiration or cancellation thereof, could reasonably be expected to have a Material Adverse Effect.

True, correct and complete copies of all written Contracts described in Schedule
2.19 have been delivered to ICG, together with a complete written description of any oral Contract. Each of the Contracts is legal and in full force and effect and is valid, binding and enforceable by the Company or a Subsidiary, as applicable, in accordance with its terms. Neither the Company nor any Subsidiary is in default under or has breached any of the Contracts, and no act or omission has occurred which, with notice or lapse of time or both, would constitute a breach or default under any term or provision of any such Contract. To the knowledge of the Company, no other party is in breach or default under any of such Contracts, and no act or omission has occurred by any other party thereto which, with notice or lapse of time or both, would constitute such a breach or default under any term or provision thereof.

     2.20. Benefit Plans.

           (a) Set forth on Schedule 2.20 is a true and complete list of each
(i) "employee benefit plan", as defined in Section 3(3) of ERISA (including any "multiemployer plan," as defined in Section 3(37) of ERISA), (ii) other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, employment, severance, salary continuation, termination, change-of-control, health, life, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract, or arrangement (other than de minimis fringe benefits not material in the aggregate to the Company) maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate of the Company for the benefit of any employee, former employee, director, officer or independent contractor of the Company or any Subsidiary or under which the Company or any such ERISA Affiliate has any liability with respect to any employee, former employee, director, officer or independent contractor of the Company or any Subsidiary (the "Benefit Plans").

           (b) Neither the Company nor any such ERISA Affiliate has ever contributed to or been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), and neither the Company nor any such ERISA Affiliate has any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan. All of the individuals whose primary responsibility relate to the business of the Company are employed by the Company, and no such individual is employed by any other ERISA Affiliate.

           (c) As used herein, the capitalized terms below have the following meanings:

               (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               (ii) "ERISA Affiliate" means (A) any corporation included with the Company in a controlled group of corporations within the meaning of Section 414(b) of the Code; (B) any trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 414(c) of the Code; (C) any member of an affiliated service group of which the Company is a member within the meaning of Section 4 14(m) of the Code; or (D) any other person treated as an affiliate of the Company under Section 414(o) of the Code.

     2.21. Books and Records. The Company and each Subsidiary have maintained complete, current and correct copies of: (a) its Certificate of Incorporation, Bylaws, and other organizational documents; (b) its stockholder records; and (c) the minutes, written consents, resolutions and other records of the meetings and other proceedings of the stockholders and directors of the Company and each Subsidiary.

     2.22. Disclosure. To the Company's knowledge, no representation or warranty or other statement made by the Company in this Agreement or any disclosure schedule, certificate or other document delivered hereunder contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

     2.23. Registration Statement. The information to be supplied by or on behalf of the Company for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective, or at the Closing Date, and at all times when the Registration Statement continues to be effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by or on behalf of the Company for inclusion in the Position Statement will not, at the time the Position Statement is filed with the SEC as part of the Offer Documents, disseminated to the Company's stockholders, or at the Closing Date, and at all times during the pendency of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2.24. Anti-Takeover Laws. The provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") do not apply to the acquisition of Common Stock by Holdings or ICG contemplated by this Agreement. No "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation applies to the acquisition of Common Stock by Holdings or ICG contemplated by this Agreement.

                                  ARTICLE III

               Representations and Warranties of the Stockholders

          Each Stockholder severally represents and warrants to ICG and Holdings with respect to such Stockholder as follows:

     3.1. Authority Relative to this Agreement. If such Stockholder is not an individual, such Stockholder is a corporation, limited liability company, partnership, limited partnership, or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the requisite corporate or other power and authority to carry on its business as it is now being conducted. Such Stockholder has all requisite corporate or other power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the tender of the shares of Common Stock owned by such Stockholder pursuant to
Section 5.7 hereof). The execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of such Stockholder and no other corporate or other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions so contemplated by this Agreement. This Agreement has been, and each other document or instrument to be executed by such Stockholder in connection herewith will be, duly executed and delivered by such Stockholder, and, when duly executed and delivered by the other parties hereto or thereto, constitutes, or will constitute, a legal, valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

     3.2. Ownership of Shares. Such Stockholder is the sole record owner of (and has the requisite power and authority to vote and dispose of) the number and type of shares of capital stock of the Company set forth beside such Stockholder's name on Schedule 2.5(d) and the number and type of other equity securities of the Company set forth beside such Stockholder's name on Schedule 2.5(e), in each case free and clear of any Liens. Such shares or other equity securities constitute all the shares of capital stock (or securities convertible into or exchangeable for such capital stock, or options, warrants or rights to purchase such capital stock or securities) owned of record or beneficially by such Stockholder. Except as set forth on Schedule 3.2, such Stockholder is not a party to, or bound by, any arrangement, agreement, instrument or order (i) relating to the transfer of any shares of capital stock of the Company, (ii) relating to the dividend or voting rights of any shares of capital stock of the Company, (iii) granting, or obligating the Company to grant, to any person any preemptive right or (iv) relating to rights to registration under the Securities Act or any other securities laws of any shares of capital stock of the Company.

     3.3.  Consents and Approvals; No Violation.  Except as set forth in
Schedule 3.3, the execution and delivery by such Stockholder of this Agreement and the execution and delivery by such Stockholder of any other documents or instruments contemplated hereby to be executed by such Stockholder, the performance by such Stockholder of each of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

           (a) violate or conflict with or result in a breach of any provision of the charter, bylaws or other organizational documents, if any, of such Stockholder, as such instruments are currently in effect;

           (b) require any consent, approval or notice under, or registration under or payment on account of, or conflict with, or result in a violation or breach of; or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any Lien upon the property of such Stockholder) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which such Stockholder is a party or by which any portion of its or their properties or assets may be bound;

           (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Authority currently in effect; or

           (d) require any action, consent, approval or authorization of; or review by, or declaration, registration or filing with, or notice to, any Authority, or any stock exchange or similar self-regulatory organization.

     3.4. Brokers or Finders. Except as set forth on Schedule 2.8, neither such Stockholder, its affiliates, nor any of their respective officers, directors or employees, (a) has employed (or will employ) any broker or finder, or (b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders' fees or expenses or indemnification or similar obligations in connection with the transactions contemplated by this Agreement.

     3.5. Registration Statement. The information to be supplied by or on behalf of each of such Stockholder by its legal counsel or other authorized representative for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective, or at the Closing Date, and at all times when the Registration Statement continues to be effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

                     Representations and Warranties of ICG

          ICG represents and warrants to the Company and each Stockholder, as of the date of this Agreement, as follows:

     4.1. Organization.

          (a) ICG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as presently conducted. ICG is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it, or the conduct of its business, makes such qualification necessary, except where the failure to be so duly qualified and in good standing could not reasonably be expected to have an ICG Material Adverse Effect. As used herein, an "ICG Material Adverse Effect" means a material adverse effect on the assets, liabilities, business or financial condition of ICG and its subsidiaries, taken as a whole, other than (i) any effect arising out of or resulting from general industry, economic or stock market conditions that affect ICG or its subsidiaries (or the markets in which ICG or its subsidiaries compete) or (ii) any effect proximately caused by the public announcement of this Agreement. As used herein, except with respect to the definition of "ICG Material Adverse Effect" in the preceding sentence, references to "subsidiaries" of ICG mean any corporation or other entity with respect to which ICG owns a majority of the securities that are entitled generally to vote in the election of directors (or analogous governing body) of such entity, but such term shall in no event include any partner company in which ICG (or its subsidiaries) is an investor, whether or not majority owned by ICG (or such subsidiary).

           (b) Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as presently conducted.

           (c) Attached as Schedule 4.1 hereto are true, complete and correct copies of the Certificate of Incorporation and Bylaws of ICG and Holdings, in each case as in effect on the date of this Agreement.

     4.2. Authorization and Enforceability. Each of ICG and Holdings has full corporate power and authority to execute and deliver this Agreement and each other document or instrument contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by ICG and Holdings of this Agreement and each other document or instrument executed or to be executed by them in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action. This Agreement has been, and each other document or instrument to be executed by ICG or Holdings in connection herewith will be, duly executed and delivered by ICG or Holdings, as applicable, and, when duly executed and delivered by the other parties hereto or thereto, constitutes, or will constitute, a legal, valid and binding obligation of ICG or Holdings, as applicable, enforceable against it in accordance with its terms.

     4.3. Conflicts, Consents and Approvals. Except as set forth in Schedule 4.3, the execution and delivery by ICG and Holdings of this Agreement and any other documents or instruments contemplated hereby, the performance by ICG and Holdings of each of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not:
          (a) violate or conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of ICG or Holdings, as such instruments are currently in effect;

          (b) require any consent, approval or notice under, or registration under or payment on account of, or conflict with, or result in a violation or breach of; or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any Lien upon the property of ICG or Holdings) under, any of the terms, conditions or provisions of any (i) note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which ICG or Holdings is a party or by which any portion of its properties or assets may be bound, or (ii) any permit, license, approval, franchise or other governmental or regulatory authorization held or used by or binding on ICG or Holdings;

          (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award currently in effect; or

          (d) require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any Authority, or any stock exchange or similar self-regulatory organization.

     4.4. Brokers or Finders. Except as set forth in Schedule 4.4, neither ICG nor Holdings, nor any of their affiliates, nor any of their or their affiliates' respective officers, directors or employees, (a) has employed (or will employ) any broker or finder, or (b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders' fees or expenses or indemnification or similar obligations in connection with the transactions contemplated by this Agreement.

     4.5. Capitalization. The authorized capital stock of ICG consists of 300,000,000 shares of ICG Common Stock and 10,000,000 shares of preferred stock, par value $.00l per share ("ICG Preferred Stock"). As of the date hereof, there are 264,275,352 shares of ICG Common Stock and no shares of ICG Preferred Stock issued and outstanding. Except as set forth on Schedule 4.5, ICG has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of ICG on any matter. All such issued and outstanding shares of ICG Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 4.5, as of the date hereof, there are no other existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate ICG to issue, transfer or sell any shares of stock or other equity interest of ICG.

     4.6.      SEC Documents.

               (a) ICG has delivered or made available to the Company each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since January 1, 1999, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "ICG Reports"). The ICG Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by ICG under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the ICG Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each of the consolidated financial statements of ICG contained in the ICG Reports (i) complies as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) is in accordance with the books and records of ICG and its subsidiaries and (iii) fairly presents, in all material respects, in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) the consolidated financial position of ICG and its subsidiaries as at the dates thereof, and the consolidated results of their operations for the periods covered thereby, except that the unaudited interim financial statements are subject to customary year-end adjustments that in the aggregate could not reasonably be expected to have an ICG Material Adverse Effect.

     4.7. Absence of Certain Changes. Except as set forth in Schedule 4.7, since December 15, 1999, there has not been any ICG Material Adverse Effect or any change or occurrence which could reasonably be expected to have an ICG Material Adverse Effect.

     4.8. Litigation. Except as set forth in Schedule 4.8, there is no pending or, to the knowledge of ICG, threatened claim, arbitration proceeding, action, suit, investigation or other proceeding against or involving ICG or any of its subsidiaries, or any of the property or rights of ICG or any of its subsidiaries. Neither ICG nor any subsidiary of ICG is subject to or bound by any order, judgment, writ, injunction or decree of any Authority. The foregoing includes any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of ICG's or any subsidiary of ICG's employees, their use in connection with ICG's or any subsidiary of ICG's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by ICG or any subsidiary of ICG with potential backers of, or investors in, ICG or its current or proposed business. Except as set forth in
Schedule 4.8, there is no action, suit, proceeding or investigation by ICG or any subsidiary of ICG pending or that ICG or any subsidiary of ICG intends to initiate.

     4.9. Compliance with Laws. The operations of ICG and its subsidiaries have been conducted in compliance in all material respects with applicable laws, regulations and other requirements of all Authorities having or claiming jurisdiction over ICG and its subsidiaries or any of their business or operations, where the failure to be in compliance could reasonably be expected to have an ICG Material Adverse Effect. ICG has not received any notification of any asserted present or past failure by ICG or any of its subsidiaries to comply with any laws, rules or regulations nor, to the knowledge of ICG, is there any basis for such a claim.

     4.10.     Registration Statement; Securities Matters.

               (a) The information in the Registration Statement (other than information provided by the Company or any Stockholder (or their legal counsel or other authorized representatives) specifically for inclusion in the Registration Statement (or any information in respect of the Company or any Stockholder omitted from the Registration Statement)) shall not at the time it is declared effective, or at the Closing Date, and at all times when the Registration Statement continues to be effective, contain any untrue statement of a material effect or omit to state any material fact required to be stated therein or necessary in order to make a statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Venkat Srinivasan is not, as of the date of this Agreement, an "executive officer" of ICG within the meaning of Section 16(b) of the Exchange Act. From the date hereof until the Closing Date (or earlier termination of this Agreement), ICG will not take any action to make Mr. Srinivasan such an executive officer without his prior written consent.

     4.11. Anti-Takeover Laws. The provisions of Section 203 of the DGCL do not apply to the acquisition of ICG Common Stock by the Stockholders contemplated by this Agreement. No "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation applies to the acquisition of ICG Common Stock by the Stockholders contemplated by this Agreement.

                                   ARTICLE V

                       Certain Covenants of the Parties


     5.1.      Conduct Pending Closing.

               (a) Prior to the Closing Date, the Company shall conduct the business of the Company and its Subsidiaries in the ordinary course consistent with past practice and shall use commercially reasonable efforts to preserve intact its and its Subsidiaries' business organization, keep available the services of its and its Subsidiaries' officers and employees, and maintain satisfactory relationships with suppliers, contractors, distributors, customers and others having business relationships with the Company or its Subsidiaries.

     (b) Without limiting the foregoing, during the period from the date of this Agreement to the Closing Date, the Company shall not, and the Stockholders shall cause the Company not to, take any of the actions specified in Section
2.17 without the prior written consent of ICG.

     5.2. Issuance of Securities. Prior to the Closing Date, the Company shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or options, warrants, calls or other rights to acquire from the Company, or other obligations or understandings or arrangements of the Company to issue, any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement and set forth in Schedule 2.5(e) in accordance with their terms and the issuance
                 ---------------
of shares of Common Stock upon conversion of Company Preferred Stock and except that, notwithstanding anything to the contrary in this Agreement (including
Section 2.17(h)), the Company shall be permitted to issue additional options to purchase Common Stock to employees or directors of the Company or any Subsidiary who are hired after the date hereof and prior to the Closing Date, so long as in the aggregate the number of shares issuable pursuant to such newly granted options does not exceed 132,846.

     5.3.      Notices to ICG and the Company.

               (a) Prior to the Closing, the Company shall give prompt notice to ICG of:

                    (i) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

                    (ii) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement; and

     (iii) any claim, action, or proceeding which could reasonably be expected to materially adversely affect the ability of the Company or the Stockholders to consummate the transactions contemplated hereby.

     (b) Prior to the Closing, ICG and Holdings shall give prompt notice to the Company of:

     (i) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

     (ii) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement; and

     (iii) any claim, action, or proceeding which could reasonably be expected to materially adversely affect the ability of ICG or Holdings to consummate the transactions contemplated hereby.

     5.4.  Access and Information.

           (a) Prior to the Closing Date, Company will, and the Stockholders will cause the Company to, give ICG and its authorized representatives (including accountants, legal counsel and environmental consultants) access at all reasonable times, upon reasonable notice, to all of the offices and facilities of the Company and its Subsidiaries, to all contracts, agreements, commitments, books and records of the Company and its Subsidiaries and to the personnel (including auditors) of the Company and its Subsidiaries.

           (b) Any information and access provided pursuant to paragraph (a) above shall be subject in all respects to the Nondisclosure Agreement, dated as of December 1, 1999, between the Company and ICG.

     5.5.  Approvals.

           (a) Promptly (but no later than two business days) after the execution of this Agreement, each of the parties hereto shall prepare and make or cause to be made any required filings, submissions and notifications under the laws of any domestic or foreign jurisdiction, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing.

     (b) Each of ICG and the Company shall promptly inform the other of any material communication from the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other governmental body regarding any of the transactions contemplated hereby. If ICG or the Company or any affiliate thereof receives a request for additional information or documentary material from any such governmental body with respect to the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

          (c) Each of ICG and the Company shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). Notwithstanding the foregoing, it is expressly understood and agreed that neither ICG nor the Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding beyond the earlier of(i) July 15, 2000 or (ii) the date of a ruling preliminarily enjoining the Offer issued by a court of competent jurisdiction. Each of ICG and the Company shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement (including by requesting early termination of the waiting period under the HSR Act).

     5.6. Amendment to Certificate of Incorporation.

          (a) The Company shall, as promptly as practicable after the date hereof, take all action to obtain from the stockholders of the Company the necessary written consents to approve and adopt an amendment of the Certificate of Incorporation of the Company in the form of Exhibit A hereto (the "Charter Amendment"), all in accordance with the applicable provisions of the DGCL. The Company confirms that its Board of Directors has, in accordance with the applicable provisions of the DGCL, approved and adopted the Charter Amendment, and the Company will, through its Board of Directors, recommend to its stockholders approval of the Charter Amendment. In the event the Company obtains the requisite stockholder consents to approve the Charter Amendment in accordance with the applicable provisions of the DGCL, the Company will file the Charter Amendment with the Secretary of State of the State of Delaware in accordance with the DGCL no later than the Closing Date. No later than the Closing Date, the Company will cause its Bylaws to be amended and restated in the form attached hereto as Exhibit A.

          (b) Each Stockholder will take all required or appropriate actions to vote for, consent to and approve and adopt the Charter Amendment (and, if a stockholder vote is required, the amendment to the Company's Bylaws contemplated by paragraph (a) above) and the other transactions contemplated by this Agreement. Without limiting the foregoing, each Stockholder agrees to duly execute and deliver any written consents or other instruments necessary to fulfill the closing condition set forth in Section 6.1(g).

     5.7. Tender Agreement. Each Stockholder hereby agrees to validly tender and not withdraw pursuant to the Offer, no later than expiration date of the Offer, not less than the Applicable Number of shares of Common Stock owned by such Stockholder. As used herein, the "Applicable Number" of shares of Common Stock owned by any Stockholder shall mean the number that is equal to 30% of the total number of shares of Common Stock owned of record by such Stockholder on the date of this Agreement, calculated on a fully-diluted basis, plus a number equal to 30% of the total number of shares of Common Stock acquired by such Stockholder at any time hereafter and prior to the Closing or earlier termination of this Agreement (including any additional shares of Common Stock such Stockholder acquires pursuant to the Charter Amendment or upon exercise of Options). From and after the date hereof until the Closing (or earlier termination of this Agreement), each Stockholder hereby agrees that he or it will not Transfer any shares of Common Stock (or any securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or rights to purchase Common Stock or such securities), except in respect of the tender of shares pursuant to the Offer contemplated by the foregoing sentence. As used herein, the term "Transfer" means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest of such securities, the creation of any claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such securities.
The Company will take all actions reasonably under its control, including by notifying the transfer agent for Common Stock of a stop transfer order, to prevent the Transfer of shares of Common Stock (or such other securities) by any Stockholder in violation of the foregoing sentence.

     5.8.     Stock Option Plans.

              (a) General. Except as expressly provided in this Section 5.8, the Company shall not at any time accelerate, amend or change the period of exercisability or vesting of stock options, restricted shares or other rights granted under its Incentive Plans, or authorize cash payments in exchange for any options, restricted shares or other rights granted under such plans, or amend or modify in any manner the Incentive Plans. For ease of reference, options to purchase Common Stock granted under the Incentive Plans are herein referred to as "Options," and shares of restricted stock granted under the Incentive Plans are herein referred to as "Restricted Shares".

              (b) Option Schedules. On the Closing Date, the Company shall deliver to ICG an updated Schedule 2.5(e) current as of such date.

              (c)  Vesting of Options and Restricted Shares Prior to Closing.

                   (i) The Company will cause the vesting of the Options and Restricted Shares held by all employees and directors of the Company and its Subsidiaries to be accelerated (i.e., by accelerating exercisability, in the case of Options, or by releasing any calls, limitations or other restrictions arising under the Incentive Plans, in the case of Restricted Shares) prior to the expiration of the Offer to the extent required, if any, so that (A) the number of shares of Company Common Stock owned by each such employee or director that are free of any restrictions arising under the Incentive Plans will be equal to 30% of the number of shares of Common Stock owned by such employee or director (whether or not Restricted Shares) and (B) the number of Options held by such employee or director that are immediately exercisable will be equal to 30% of the Options held by such employee or director; provided, however, that the vesting of any Options granted after the date hereof shall not be so accelerated. In all cases, the acceleration of vesting contemplated by this subparagraph (i) shall be accomplished by accelerating vesting of a ratable portion of shares from each remaining vesting period applying to any Option or grant of Restricted Shares. Except as otherwise provided in paragraph (e) below, all remaining unvested Options and Restricted Shares will remain subject to existing restrictions and continue to vest on their current vesting schedule.

     (d)  Exercise of Options and Tender of Shares.

          (i) Prior to the date of expiration of the Offer, the Company will recommend to each employee of the Company or its Subsidiaries to, and Messrs. Srinivasan, McKay, Verma, Paglia and Kothiwale each agree to, (A) exercise a number of Options equal to the lesser of (I) the vested Options held by such employee and (II) 30% of the total Options held by such employee (excluding any Options granted after the date hereof), and (B) validly tender pursuant to the Offer 30% of the shares of Common Stock owned by such employee, calculated on a fully-diluted basis.

          (ii) All shares of Common Stock that are surrendered by an employee pursuant to subparagraph (i) above shall be considered other than Restricted Shares, and, to the extent that the employee held Restricted Shares (after application of paragraph (c) above) prior to the Closing, an equivalent number of shares of Common Stock held by such employee following the Closing shall be subject to the same restrictions.

          (iii) With respect to those Options exercised pursuant to subparagraph
(i) above, the Company shall be permitted to enter into arrangements with each employee of the Company or its Subsidiaries pursuant to which the Company may assist each such employee in financing the cost of exercising such employee's Options, including the cost of tax withholding payments (the "Financial Assistance Arrangement"), which Financial Assistance Arrangement may include one or more one or more of the following: a loan directly from the Company to such employees, the arrangement of bank financing, a Company guarantee of the employee's obligations, arrangements with a stock brokerage firm; provided, however, the type of Financial Assistance Arrangement shall require ICG's prior consent, which shall not be unreasonably withheld (it being understood that such consent may reasonably be withheld if such arrangements result in a negative tax or accounting consequence to the Company); provided further, however, that once ICG has consented to a Financial Assistance Arrangement, it may be offered to all such employees and no consent will be needed as to the Company's extension of such assistance to any particular employee.

     (e) Additional Acceleration of Options after the Closing. Following the Closing, the Company will take all actions necessary or appropriate to ensure that

     (i) immediately following the Closing, vesting of the Options held by all employees of the Company and its Subsidiaries (other than Messrs. Srinivasan, McKay, Verma, Paglia and Kothiwale) will be accelerated so that each such employee is eligible to purchase pursuant to such employee's Options the same number of shares of Common Stock that such employee is eligible to purchase on the date hereof; and

     (ii) immediately prior to the closing of the Initial Public Offering of the Company, the exercisability of the Options and the vesting of Restricted Shares of Messrs. Srinivasan, McKay, Verma, Paglia and Kothiwale will be accelerated to the extent required so that each such individual (A) will be eligible to purchase the number of shares of Common Stock pursuant to Options that equals the sum of (I) the number of shares that such individual is eligible to purchase pursuant to Options on the date hereof plus (II) the number of shares that such individual becomes eligible to purchase pursuant to Options after the date hereof and prior to the closing of the Initial Public Offering, and (B) will be vested in a number of Restricted Shares that equals the sum of (I) the number of Restricted Shares that such individual is vested in on the date hereof and (II) the number of Restricted Shares that such individual becomes vested in after the date hereof and prior to the closing of the Initial Public Offering. The "Initial Public Offering" of the Company means a successfully completed firm commitment underwritten public offering by the Company pursuant to an effective registration statement under the Securities Act in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company of not less than $30,000,000; provided, however, that such term shall not include any offer or sale of securities pursuant to a registration statement on Form S-8 or S-4 or any similar or successor form or any registration statement relating to an exchange offer or an offering of securities solely to the Company's employees and directors or security holders of a corporation or other person being acquired by, or merged with, the Company, or any public offering of a combination of debt and equity securities of the Company in which (A) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities and (B) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Exchange Act.

     5.9. Public Announcements.

          (a) Prior to the Closing Date or the earlier termination of this Agreement, as the case may be, ICG and Holdings, on the one hand, and each of the Company and the Stockholders, on the other hand, shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or any other public announcements (with respect to this Agreement or the transactions contemplated hereby) without the prior written consent of the other party, except for the dissemination of the Offer Documents by ICG and Holdings and except as required by applicable law (or, in the case of ICG and Holdings, the applicable regulations promulgated under the Securities Act or the Exchange Act or any stock exchange or other self-regulatory organization). The parties agree to provide reasonable notice of and consult with one another regarding any press release or other public announcement made on or in connection with the Closing. The Company shall not identify ICG in any of its advertising, promotional or similar material without the prior written consent of ICG, whether prior to, on or after the Closing Date.

              (b) On or prior to the Closing Date, the Company will deliver to ICG the historical financial statements of the Company that ICG is required to file with the SEC on Form 8-K in connection with the transactions contemplated by this Agreement, together with a manually signed audit report of the Company's auditors. Such historical financial statements will (i) comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) be in accordance with the books and records of the Company and its Subsidiaries and (iii) will fairly present, in all material respects, in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) the consolidated financial position of the Company and its Subsidiaries as at the dates thereof, and the consolidated results of their operations for the periods covered thereby. In addition, prior to and for the 60 day period after the Closing Date, the Company will provide (and will cause its independent auditors to provide) ICG with financial information regarding the Company reasonably requested by ICG in connection with ICG's preparation of pro forma financial statements for filing with the SEC as required by Form 8-K in connection with the transactions contemplated hereby (and the Company will cause its auditors to cooperate with ICG in the preparation of such financial statements).

     5.10. Reasonable Efforts; Further Assurances. Each of the parties hereto will use its reasonable efforts to cause the conditions to closing set forth herein to be satisfied as soon as reasonably practicable. Each of the Company and the Stockholders, on the one hand, and ICG, on the other hand, agree that subsequent to the Closing Date, at the request of the other party, it will execute and deliver, or cause to be executed and delivered, to the other parties such further instruments and take such other action as may be necessary to carry out the transactions contemplated by this Agreement.

     5.11. Consents. Following the execution and delivery of this Agreement, each of the Company and the Stockholders shall use its reasonable efforts to obtain the consents required from the relevant parties pursuant to the contracts and governmental authorizations set forth on Schedule 2.3.


     5.12.    No Solicitation.

              (a) From and after the date of this Agreement until the Closing Date, none of the Stockholders or the Company shall, directly or indirectly, through any officer, director employee, representative or agent, (i) solicit, initiate, or knowingly encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of all or a material portion of the assets, sale of shares of capital stock or similar transaction involving the Company or its business, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Takeover Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Takeover Proposal, or (iii) agree to, approve or recommend any Takeover Proposal.

              (b) Each Stockholder and the Company shall notify ICG immediately (and no later than 24 hours) after receipt by the Company (or its advisors or agents) of any Takeover Proposal or any request for information in connection with a Takeover Proposal or for access to the properties, books or records of the Company by any person that informs the Company that it is considering making, or has made, a Takeover Proposal. Such notice shall identify the offeror and the material terms and conditions of such proposal, inquiry or contact.

     5.13. Warrant, Right of First Refusal Agreement and Registration Rights Agreement.

              (a) At the Closing, the Company will execute and deliver to ICG a Common Stock Purchase Warrant (the "Warrant") in the form attached hereto as Exhibit B.

              (b) Prior to the Closing, the Company will use its reasonable best efforts to cause each stockholder of the Company (or holder of Options), other than holders of 1% or less of the outstanding Common Stock, to execute and deliver to ICG an amended and restated Stockholders Agreement in the form attached hereto as Exhibit C (the "Amended and Restated Stockholders Agreement") and a Post IPO Agreement in the form attached hereto as Exhibit D (the "Post IPO Agreement"). Each Stockholder hereby agrees to execute and deliver to ICG, on or prior to the Closing, an Amended and Restated Stockholders Agreement and a Post IPO Agreement.

              (c) At the Closing, the Company (and the Stockholders) will execute and deliver to ICG a Registration Rights Agreement (the "Registration Rights Agreement") in the form attached hereto as Exhibit E. The parties to the Registration Rights Agreement will include the Company, ICG, the Stockholders and the other holders of preferred stock of the Company on the date hereof.

                                  ARTICLE VI

                             CONDITIONS TO CLOSING

     6.1. Conditions of ICG's and Holdings' Obligations. The obligations of Holdings to, and of ICG to cause Holdings to, accept for exchange and exchange shares of Common Stock pursuant to the Offer are subject to the fulfillment at or before the expiration of the Offer of each of the following conditions:

              (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and the representations and warranties of the Company that are qualified by materiality shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except, in either case, to the extent any such representation and warranty specifically refers to a particular date, in which case such representation and warranty shall be true and correct as of such date (it being understood that the phrase "as of the date hereof' in the preamble to Article II hereof shall not itself be construed as such a specific reference) and except for actions taken pursuant to Section 5.8 hereof). The representations and warranties of the Stockholders contained in
Article III hereof shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

              (b) Performance. The Company shall have performed all agreements and covenants contained herein required to be performed or fulfilled by it before the Closing. Each Stockholder shall have performed all agreements and covenants contained herein required to be performed or fulfilled by it before the Closing.

              (c) Material Adverse Effect. Except as disclosed on Schedule 6.1(c), since the date of this Agreement, there shall not have occurred any Material Adverse Effect or any event, circumstance or change that is reasonably likely to have a Material Adverse Effect.

              (d) Certificate. The Company shall have delivered a certificate of the Company, executed by the President or any Vice President of the Company on behalf of the Company, to ICG confirming satisfaction of the conditions set forth in the first sentences of paragraphs (a) and (b) above and confirming satisfaction of the condition in paragraph (c) above. Each Stockholder shall have delivered a certificate of such Stockholder to ICG confirming satisfaction of the conditions set forth in the second sentences of paragraphs (a) and (b) with respect to such Stockholder.

              (e) HSR and Other Approvals. Any applicable waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated. All material consents, waivers, approvals, authorizations, or orders required to be obtained by any of the Stockholders, the Company or its Subsidiaries, and all filings required to be made by any of the Stockholders, the Company or its Subsidiaries, for the authorization, execution, and delivery of this Agreement by any such Stockholder or the Company, the performance of any Stockholder's or the Company's obligations under this Agreement and the consummation by the Company and each such Stockholder of the transactions contemplated hereby shall have been obtained and made by each such Stockholder or the Company, as the case may be (and evidence of the receipt thereof in a form reasonably satisfactory to ICG shall have been provided to ICG).

              (f) No Injunctions or Restraints; Illegality. There shall not exist any temporary restraining order, preliminary or permanent injunction, other order issued by any court of competent jurisdiction, or other legal restraint or prohibition (including any antitrust Authority with jurisdiction over the Offer) prohibiting ICG or Holdings from entering into this Agreement or consummating the transactions contemplated hereby.

              (g) Charter and Bylaw Amendment. The Charter Amendment shall have been approved and adopted by the requisite holders of shares of Company capital stock and the Company's Board of Directors in accordance with the DGCL and shall have been filed with and accepted for filing by the Secretary of State of the State of Delaware and shall be effective in accordance with the DGCL. The amendment of the Company's Bylaws contemplated by Section 5.6 shall have been completed in accordance with the Company's Certificate of Incorporation, Bylaws and the DGCL and shall be effective. (h) Registration Statement; Securities Laws; Listing. The Registration Statement shall have been declared effective and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been threatened or initiated, and all necessary approvals under federal or state securities laws (including the Securities Act or Exchange Act) relating to the Offer or the issuance or trading of the ICG Common Stock shall have been received. The shares of ICG Common Stock issuable pursuant to this Offer shall have been approved for listing on the NASDAQ National Market System or the New York Stock Exchange subject to official notice of issuance.

              (i) Opinion of the Company's Counsel. There shall have been delivered to ICG an opinion of Rich, May, Bilodeau & Flaherty, P.C., counsel to the Company, in the form attached hereto as Exhibit F.

              (j) Supporting Documents. ICG shall have received copies of the following documents:

                   (i) (A) the Certificate of Incorporation of the Company and each Subsidiary, certified as of a date not less than five business days prior to the Closing Date by the Secretary of State of the State of Delaware (or in the case of a Subsidiary, the jurisdiction of its incorporation (to the extent such certification is reasonably available)), (B) a certificate of said Secretary dated as of such date as to the good standing of the Company and each Subsidiary, the payment of all excise taxes by the Company and each Subsidiary, and listing all documents of the Company and each Subsidiary on file with said Secretary (to the extent such certification is reasonably available), and (C) evidence of the filing with the Secretary of State of Delaware, and acceptance for filing, of the Charter Amendment; and

                   (ii) a certificate of the Secretary of the Company dated the Closing Date certifying: (A) that attached thereto is a true and complete copy of all resolutions adopted by the Company and its Board of Directors authorizing the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby and thereby, and that all such resolutions are in full force and effect and are the only resolutions adopted in connection with the transactions contemplated by this Agreement and the other agreements and instruments contemplated hereby; and (B) to the incumbency and specimen signature of each officer of the Company executing this Agreement and such other documents and instruments and any certificate or instrument furnished pursuant hereto or thereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (B) .

              (k) Election of Directors. The Board of Directors of the Company shall consist of not more than nine persons (one of whom shall be the Chief Executive Officer of the Company), and Chris Klein and Kenneth Fox and Tony

Ibarguen shall have been elected to the Board of Directors of the Company.

              (l) Warrant, Stockholders Agreement and Registration Rights Agreement. The Company shall have executed and delivered to ICG the Warrant, the Amended and Restated Stockholders Agreement, the Post IPO Agreement and the Registration Rights Agreement referred to in Section 5.13. Each holder of capital stock of the Company (other than holders of 1% or less of the Common Stock outstanding on the Closing Date) shall have executed and delivered to ICG the Amended and Restated Stockholders Agreement and the Post IPO Agreement referred to in Section 5.13.

              (m) Minimum Condition and Other Offer Conditions. The Offer shall have expired and the Minimum Condition shall have been satisfied. In addition, this Agreement shall not have been terminated in accordance with its terms.

     6.2. Conditions of the Stockholders' Obligations. The obligations of each Stockholder to validly tender his or its shares of Common Stock pursuant to the Offer and to consummate the other transactions contemplated hereby are subject to the fulfillment at or before the expiration of the Offer of each of the following conditions:

              (a) Representations and Warranties. The representations and warranties of ICG contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and the representations and warranties of ICG that are qualified by materiality shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except, in either case, to the extent any such representation and warranty specifically refers to a particular date, in which case such representation and warranty shall be true and correct as of such date (it being understood that the phrase "as of the date hereof' in the preamble to Article IV hereof shall not itself be construed as such a specific reference).

              (b) Performance. Each of ICG and Holdings shall have performed all agreements and covenants contained herein required to be performed or fulfilled by it before the Closing.

              (c) Certificate. ICG shall have delivered a certificate of ICG, executed by the President or any Vice President of ICG on behalf of ICG, to the Stockholders confirming satisfaction of the conditions set forth in paragraphs
(a) and (b) above.

              (d) HSR and Other Approvals. Any applicable waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated. All material consents, waivers, approvals, authorizations, or orders required to be obtained, and all filings required to be made by ICG and Holdings, for the authorization, execution, and delivery of this Agreement by ICG and Holdings, the performance of ICG's and Holdings' obligations under this Agreement and the consummation by ICG and Holdings of the transactions contemplated hereby shall have been obtained and made by ICG and Holdings (and evidence of the receipt thereof in a form reasonably satisfactory to the Company shall have been provided to the Company).

              (e) No Injunctions or Restraints; Illegality. There shall not exist any temporary restraining order, preliminary or permanent injunction, other order issued by any court of competent jurisdiction, or other legal restraint or prohibition (including any antitrust Authority with jurisdiction over the Offer) prohibiting such Stockholder from entering into this Agreement or consummating the transactions contemplated hereby.

              (f) Material Adverse Effect. Except as disclosed on Schedule 6.2(f), since the date of this Agreement, there shall not have occurred any ICG Material Effect or any event, circumstance or change that is reasonably likely to have an ICG Material Adverse Effect.

              (g) Registration Statement: Securities Laws; Listing. The Registration Statement shall have been declared effective and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been threatened or initiated, and all necessary approvals under United States federal or state securities laws (including the Securities Act or Exchange Act) relating to the Offer or the issuance or trading of the ICG Common Stock shall have been received. None of the shares of ICG Common Stock issuable pursuant to the Offer shall be "restricted securities" for purposes of Rule 144 or Rule 145 under the Securities Act. The shares of ICG Common Stock issuable pursuant to this Agreement shall have been approved for listing on the NASDAQ National Market System or the New York Stock Exchange subject to official notice of issuance.

              (h) Opinion of ICG's Counsel. There shall have been delivered to the Company an opinion of Dechert Price & Rhoads, counsel to ICG and Holdings, in the form attached hereto as Exhibit G.

              (i) Supporting Documents. The Stockholders shall have received copies of the following documents:

                   (i) (A) the Certificates of Incorporation of ICG and Holdings, certified as of a date not less than five business days prior to the Closing Date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of such date as to the due incorporation and good standing of ICG and Holdings, the payment of all excise taxes by ICG, and listing all documents of ICG on file with said Secretary; and

                   (ii) a certificate of the Secretary of ICG and Holdings dated the Closing Date certifying: (A) that attached thereto is a true and complete copy of all resolutions adopted by such party and its Board of Directors authorizing the execution, delivery and performance of this Agreement, the other agreements and instruments contemplated hereby and the other agreements and instruments contemplated hereby and thereby, and that all such resolutions are in full force and effect and are the only resolutions adopted in connection with the transactions contemplated by this Agreement and such other agreements and instruments; and (B) to the incumbency and specimen signature of each officer of such party executing this Agreement, such other documents and instruments and any certificate or instrument furnished pursuant hereto or thereto, and a certification by another officer of such party as to the incumbency and signature of the officer signing the certificate referred to in this clause (B).

              (j) Stockholders Agreement and Registration Rights Agreement. ICG and Holdings shall have executed and delivered to the Company the Amended and Restated Stockholders Agreement, the Post IPO Agreement and the Registration Rights Agreement referred to in Section 5.13.

              (k) No Termination. This Agreement shall not have been terminated in accordance with its terms.

     6.3. Termination. Except with respect to provisions that expressly survive the termination of this Agreement, this Agreement may be terminated at any time prior to Closing:

              (a)  by mutual written agreement of ICG and the Company;

              (b) by ICG (provided neither ICG nor Holdings is in material breach of this Agreement), by written notice to the other parties hereto, at any time (i) if the representations and warranties of the Company or any Stockholder in this Agreement were incorrect in any material respect when made or at any time thereafter, or (ii) the Company or any Stockholder is in breach in any material respect of any of its covenants or agreements in this Agreement (collectively, an "eCredit.com Breach") and, in the case of clause (ii), such eCredit.com Breach continues uncured for 10 days after written notice thereof by ICG;

              (c) by the Company (provided neither the Company nor any Stockholder is in material breach of this Agreement), by written notice to the parties hereto, at any time (i) if the representations and warranties of ICG or Holdings in this Agreement were incorrect in any material respect when made, or
(ii) ICG or Holdings is in breach in any material respect of any of its covenants or agreement in this Agreement (collectively, an "ICG Breach") and, in the case of clause (ii), such ICG Breach continues uncured for 10 calendar days after written notice thereof by the Company;

              (d) by the Company or ICG, by written notice to the other party, if a court of competent jurisdiction or governmental or regulatory body shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the Closing of the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable;

     (e) by the Company, by written notice to the other parties hereto, if the number obtained by dividing the Average ICG Closing Price by $119 is less than the number obtained by (i) dividing the Average Index Price by the Index Price on January 31, 2000 and (ii) subtracting 0.30. For this purpose, the "Average Index Price" means the average of the Index Prices for the three trading days during which the Average ICG Closing Price is calculated pursuant to Section 1.1(b). The "Index Price" on a given date means the average of the closing prices on such date of the companies composing the Index Group. The "Index Group" means the 10 internet companies listed below, the common stock of each of which must be publicly traded and as to which there must not have been, on or after January 31, 2000 and before the Closing Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the Index Group member's market capitalization as of January 31, 2000. In the event that the common stock of any such company ceases to be publicly traded or such an announcement is made, such company will be removed from the Index Group. The Index Prices will be appropriately adjusted in the event of any stock split, reverse split, stock dividend, reorganization, recapitalization or similar event occurring with respect to any member of the Index Group. The companies are: Ariba, Inc., Chemdex Corporation, Commerce One, Inc., FreeMarkets, Inc., Healtheon Corporation, pcOrder.com, Inc., Purchase Pro.com, Inc., SciQuest.com, Inc., VeriSign, Inc. and VerticalNet, Inc.;

              (f) by either the Company or ICG, if the Closing shall not have occurred by July 1, 2000 and the terminating party (i.e., each of the Company and any Stockholders, if the terminating party is the Company) is not in material breach of this Agreement; provided, however, that if the Registration Statement shall not have been declared effective by the SEC on or prior to May 15, 2000, the Company shall not have the right to terminate this Agreement pursuant to this clause (f) until July 15, 2000.

     6.4. Procedures and Effect of Termination. If this Agreement is terminated as provided herein, no party shall have any liability or further obligation to any other party under the terms of this Agreement or otherwise, provided that any party who has breached this Agreement (whether or not such breach is the proximate cause of such termination) shall be fully liable for any and all damages incurred or suffered by the terminating party as a result of such breach.

                                  ARTICLE VII

                          Certain Additional Covenants

     7.1. Reports. Until the closing of an Initial Public Offering (and thereafter to the extent such information is reasonably requested by ICG to assist ICG in complying with its obligations under applicable securities laws), the Company shall provide ICG with the following reports and information:

              (a) As soon as practicable after the end of each fiscal year, and in any event within 75 days thereafter, consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year, and consolidated statements of income, equity and cash flows of the Company and its subsidiaries for such year, prepared in accordance with GAAP (and in compliance with the rules and regulations of the SEC set forth in Regulation S-X promulgated under the Securities Act and the Exchange Act) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited (without qualification as to scope) by independent auditors of national standing selected by the Board of Directors of the Company;

              (b) As soon as practicable after the end of each month and fiscal quarter, and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of each such period, consolidated statements of income, equity and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures, prepared in accordance with GAAP (other than for accompanying notes, in the case of monthly financial statements) and the rules and regulations of the SEC referred to in paragraph (a) above, all in reasonable detail and signed by the principal financial or accounting officer of the Company;

              (c) As soon as practicable, but in any event 30 days prior to the end of each fiscal year, a projected operating budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

              (d) No later than the business day prior to filing, any reports or other documents filed with the SEC;

              (e) Promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with any annual or interim audit of the books of the Company or any of its subsidiaries;

              (f) Promptly after the commencement thereof, notice of all actions, suits, claims, proceedings investigations or inquiries that could reasonably be expected to have a Material Adverse Effect;

              (g) Promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its equityholders or files with the SEC;

              (h) Promptly from time to time following request, such other information regarding the business, financial condition, results of operations or affairs of the Company as ICG may reasonably request.

     7.2. Proprietary Information Agreements. The Company shall maintain a practice consistent with industry practice of requiring officers, directors, employees and consultants of the Company and its Subsidiaries to execute and deliver an agreement which provides protection from misappropriation of the Company's and its Subsidiaries' intellectual property.

     7.3. Books and Records. The Company shall maintain complete and accurate records and books of account in which entries shall be made in accordance with GAAP consistently applied, reflecting all transactions of the Company and its Subsidiaries.

     7.4. Investor Rights. The Company shall permit ICG (and its representatives), at ICG's expense, to visit and inspect the Company's and any Subsidiary's properties, to examine their books of account and records and to discuss the Company's or any Subsidiary's affairs, finances and accounts with its officers and employees (and its independent public accountants), all at such reasonable times as may be requested by ICG; provided, however, that the Company shall not be obligated pursuant to this Section 7.4 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information unless ICG executes and delivers to the Company a confidentiality agreement in a form reasonably acceptable to the Company.

     7.5. Expenses of Directors. The Company shall reimburse each director elected to the Board of Directors of the Company as a representative of ICG pursuant to Section 5(b) and 5(c) of the Amended and Restated Stockholders Agreement, in accordance with the Company's standard reimbursement policies, for all reasonable travel expenses incurred by each such director in attending any meetings of the Board of Directors of the Company or any committee thereof. The Company shall at all times maintain provisions in its Bylaws indemnifying all directors against liability and absolving or limiting directors from liability to the maximum extent permitted by law.

     7.6. Additional Shares in Connection with Initial Public Offering. In the event of an Initial Public Offering, the Company will, pursuant to a private placement that will close concurrently with the closing of the Initial Public Offering, offer to sell to ICG (or an affiliate of ICG designated by ICG in writing) a number of shares of Common Stock equal to at least thirty-three percent (33%) of the aggregate number of primary shares offered by the Company in its Initial Public Offering. The purchase price for such shares will be the price at which shares of Common Stock are offered to the public in the Initial Public Offering. ICG will accept such offer in respect of a number of shares equal to at least 13% of the aggregate number of primary shares offered by the Company pursuant to the Initial Public Offering. The Company will give ICG not less than 45 days' prior written notice of the intended initial filing date with the SEC of its Registration Statement for the Initial Public Offering (provided that if such intended filing date is within 45 days after the date of this Agreement, the Company will give ICG not less than 30 days prior written notice of such intended filing date). If ICG accepts such offer for a number of shares in excess of 13% of such shares, ICG will provide the Company with written notice, not less than 10 days prior to such intended initial filing date of the Company's Registration Statement for the Initial Public Offering, of such acceptance and the number of shares for which such offer is to be accepted. In the event the SEC requires, in connection with ICG's acquisition of such shares, that ICG be given an opinion of counsel as to the inapplicability of Section 5 of the Securities Act to such acquisition, ICG will use its reasonable efforts to cause its counsel to render such opinion. ICG shall acquire such shares for investment and not with a view to the distribution thereof that would violate the Securities Act. ICG agrees that, in connection with the Initial Public

Offering, it shall execute and deliver to the managing underwriters of the Initial Public Offering such customary "lock-up agreement" as is signed by all officers, directors and other significant stockholders in connection with the Initial Public Offering.

     7.7. Termination of Certain Covenants. The covenants set forth in Sections 7.2 - 7.5 of this Agreement shall terminate and be of no further force and effect on the first day on which ICG's (together with its direct or indirect majority owned subsidiaries, including majority owned limited liability companies and partnerships of which ICG or a majority owned subsidiary owns a majority of the voting interests of the general partner) record ownership of Common Stock has been less than 15% of the number of shares of Common Stock it owns on the Closing Date for an uninterrupted period of not less than 20 business days (appropriately adjusted for stock splits, reclassifications and similar events affecting Common Stock).

                                 ARTICLE VIII

                                Indemnification

     8.1.     Indemnification By the Company and the Stockholders.

              (a) Subject to Section 8.3, the Company hereby agrees to indemnify, defend and hold harmless ICG, Holdings and their affiliates, and their and their affiliates' respective directors, officers, employees and representatives (any of the foregoing, an "ICG Indemnified Party"), from and against any loss, liability, claim, obligation, damage, deficiency, costs and expenses, fines or penalties (including reasonable attorney fees and other defense costs) ("Losses") suffered, sustained, incurred or required to be paid by any such ICG Indemnified Party due to, based upon, arising out of or otherwise in respect of(i) any inaccuracy in, or breach of, a representation or warranty of the Company contained in this Agreement or in any agreement or statement or certificate furnished or to be furnished by or on behalf of the Company to ICG pursuant hereto (including pursuant to Section 6.1(d)) or in connection with the transactions contemplated hereby, (ii) any breach or nonfulfillment of any covenant or agreement of the Company contained in this Agreement or in any agreement or statement or certificate furnished or to be furnished to ICG pursuant hereto or in connection with the transactions contemplated hereby, or (iii) the enforcement by any ICG Indemnified Party of its rights under this Section 8.1(a).

              (b) Subject to Section 8.3, each Stockholder hereby agrees to indemnify, defend and hold harmless ICG, Holdings, the Company and their affiliates, and their and their affiliates' respective directors, officers, employees and representatives, from and against any Losses suffered, sustained, incurred or required to be paid by any such party due to, based upon, arising out of or otherwise in respect of (i) any inaccuracy in, or breach of, a representation or warranty of such Stockholder contained in this Agreement or in any agreement or statement or certificate furnished or to be furnished by or on behalf of such Stockholder to ICG pursuant hereto (including pursuant to Section 6.1(d)) or in connection with the transactions contemplated hereby, (ii) any breach or nonfulfillment of any covenant or agreement of such Stockholder contained in this Agreement or in any agreement or statement or certificate furnished or to be furnished to ICG pursuant hereto or in connection with the transactions contemplated hereby, or (iii) the enforcement by any ICG Indemnified Party of its rights under this Section 8.1(b).

     8.2. Indemnification by ICG. Subject to Section 8.3, each of ICG and Holdings hereby agrees to indemnify, defend and hold harmless each of the Company and the Stockholders and their affiliates, and their and their affiliates' respective directors, officers, employees and representatives (any of the foregoing, a "eCredit.com Indemnified Party"), from and against any Losses suffered, sustained, incurred or required to be paid by any such eCredit.com Indemnified Party due to, based upon, arising out of or otherwise in respect of (a) any inaccuracy in, or breach of, a representation or warranty of ICG contained in this Agreement or in any agreement or statement or certificate furnished or to be furnished by or on behalf of ICG to the Company or the Stockholders pursuant hereto or in connection with the transactions contemplated hereby, (b) any breach or nonfulfillment of any covenant or agreement of ICG contained in this Agreement or in any agreement or statement or certificate furnished or to be furnished to the Company or the Stockholders pursuant hereto (including pursuant to Section 6.2(c)) or in connection with the transactions contemplated hereby, or (c) the enforcement by any eCredit.com Indemnified Party of its rights under this Section 8.2(a).

     8.3. Limitations on Indemnification. The indemnification provided for in Sections 8.1 and 8.2 shall be subject to the following limitations:

     (a) Except as otherwise provided below, the Company shall not be obligated to pay any indemnification amounts for Losses pursuant to Section 8.1(a)(i) in respect of breaches of, or inaccuracies in, representations and warranties of the Company unless and until the aggregate amount of all Losses pursuant thereto exceeds an amount equal to $5,625,000 (the "Indemnification Threshold Amount"), whereupon the applicable ICG Indemnified Parties shall be entitled to indemnification under Section 8.1(a)(i) to the full extent of all such Losses in excess of such amount; provided, however, that, except as so provided below, in no event will the aggregate liability of the Company for Losses pursuant to
Section 8.l(a)(i) exceed $225,000,000. Except as otherwise provided below, neither ICG nor Holdings shall be obligated to pay any indemnification amounts for Losses pursuant to Section 8.2(a) in respect of breaches of, or inaccuracies in, representations and warranties unless and until the aggregate amount of all Losses pursuant thereto exceeds an amount equal to the Indemnification Threshold Amount, whereupon the applicable eCredit.com Indemnified Parties shall be entitled to indemnification under Section 8.2(a) to the full extent of all such Losses in excess of such amount (it being understood that limitation on indemnification imposed on the eCredit.com Indemnified Parties by virtue of the Indemnification Threshold Amount shall be allocated among such parties on a pro rata basis based upon the Loss suffered by each eCredit.com Indemnified Party); provided, however, that, except as so provided below, in no event will the aggregate liability of ICG and Holdings (taken together) for Losses pursuant to
Section 8.2(a) exceed $225,000,000. Except as prohibited by law, in no event will the liability of any Stockholder for breaches of or inaccuracies in, representations and warranties of such Stockholder in this Agreement exceed the value of the shares of ICG Common Stock received by such Stockholder on the Closing Date, which will be deemed to equal the product of the number of shares of ICG Common Stock received and the Average ICG Closing Price.

              (b) Subject to Section 8.5 hereof, no claims for indemnification in respect of Sections 8.1(a)(i) or 8.2(a) in respect of breaches of, or inaccuracies in, representations and warranties of the Company or ICG shall be made after the date, if any, on which the applicable representation or warranty upon which such claim was based ceases to survive pursuant to Section 8.5.

              (c) The foregoing limitations on the indemnification obligations of the Company, on the one hand, and ICG, on the other hand, set forth in this
Section 8.3 shall not apply to any covenants or agreements of any party in this Agreement. In addition, notwithstanding the provisions of paragraph (a) above, the limitations on the indemnification obligations set forth therein shall not apply to breaches of the representations and warranties in Sections 2.1-2.5, 2.8 or 2.17(h) or (i), or Sections 4.1-4.4.

              (d) Solely for purposes of calculating the amount of Losses incurred arising out of or relating to any breach of a representation or warranty by any party (and not for purposes of determining whether or not a breach of said representation or warranty has occurred), the references to "Material Adverse Effect" or "Material Adverse Change" or other materiality qualifications (or correlative terms), including as expressed in accounting concepts such as GAAP, shall be disregarded.

              (e) No right of indemnification hereunder shall be limited by reason of any investigation or audit conducted before or after the Closing or the knowledge of any party of any breach of a representation, warranty, covenant or agreement by the other party at any time, or the decision of any party to complete the Closing. Notwithstanding anything to the contrary herein, ICG, the Company and the Stockholders shall have the right, irrespective of any knowledge or investigation of such party, to rely fully on the representations, warranties and covenants of the Company and the Stockholders, in the case of ICG and Holdings, or ICG, in the case of the Company and the Stockholders contained herein. Except as otherwise prohibited by law, the rights of indemnification provided hereunder shall be the sole remedy of the parties in respect of breaches of this Agreement (other than specific performance and injunctive relief associated therewith).

              (f) Notwithstanding anything to the contrary set forth herein, no limitation or condition of liability or indemnity shall apply to any breach of a representation or warranty if such representation or warranty was made with actual knowledge that it (i) contained an untrue statement of a material fact or
(ii) omitted to state a material fact necessary to make the statements contained therein not misleading.

              (g) Effective upon the Closing, each of the Stockholders hereby waives and releases the Company from any common law, equitable or other right of contribution or other claim the Stockholders may have against the Company arising out of or relating to the indemnification of any party hereunder for a breach by the Company of any of its representations, warranties, agreements or covenants in this Agreement or any document or instrument executed and delivered in connection with this Agreement.

              (h) Except as otherwise prohibited by law, the Stockholders shall have no indemnification obligations in respect of any breach of this Agreement by the Company, and, likewise, the Company shall have no indemnification obligations in respect of any breach of this Agreement by the Stockholders. The indemnification liabilities of the Stockholders in this Agreement shall be several and not joint and several.

     8.4. Insurance Effect. The amount of any Loss for which indemnification is provided under any of Sections 8.1 or 8.2 shall be net of any amounts actually recovered by the Indemnified Party under insurance policies with respect to such Loss.

     8.5. Survival of Representations and Warranties. The provisions set forth in Section 5.4(b) and Section 9.2 of this Agreement shall expressly and permanently survive the termination or abandonment of this Agreement. Except as otherwise expressly set forth herein, all covenants and agreements contained in this Agreement shall survive the Closing Date in perpetuity and shall remain in full force and effect. The representations and warranties set forth in Articles II and IV of this Agreement shall survive the Closing Date for a period expiring
(a) in the case of the representations and warranties in Article II, on the earlier of (i) the date that is 60 days after the delivery to ICG of the audited financial statements referred to in Section 7.1(a) for the fiscal year ended, and as of, December 31, 2000 or (ii) the effective date of the Company's registration statement for an Initial Public Offering, or (b) in the case of the representations and warranties in Article IV, on the earlier of (i) the date that is 60 days after the filing with the SEC of ICG's Form 10-K relating to the fiscal year ended December 31, 2000 or (ii) the effective date of the Company's registration statement for an Initial Public Offering; provided, however, that
(a) claims based on fraud or knowing misrepresentation shall survive the Closing Date in perpetuity and (b) the foregoing time limitations shall not apply to any claims which have been the subject of a written notice prior to expiration of the applicable time period. The representations and warranties set forth in
Article III shall survive the Closing Date in perpetuity.

     8.6. Notice and Opportunity to Defend. The obligations and liabilities of any party hereto against which indemnification is sought hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to this Section 8.6.

              (a) Promptly after receipt by any party entitled to indemnification hereunder (each, an "Indemnified Party") of notice of any demand or claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that could reasonably be expected to result in a Loss, the Indemnified Party shall give notice thereof (a "Claims Notice") to any other party obligated to provide indemnification pursuant to Section 8.1 or 8.2 (each, an "Indemnifying Party"). Each Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. The rights of any Indemnified Party to be indemnified hereunder shall not be adversely affected by its failure to give, or its failure to timely give, a Claims Notice with respect thereto unless, and if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby.

              (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability if (i) the claim involves (and continues to involve) solely monetary damages and the Indemnifying Party's assumption of the defense or settlement of such claim will not have a material adverse effect on the Indemnified Party's business, (ii) the Indemnifying Party expressly agrees in writing to the Indemnified Party that, as between the two, the Indemnifying Party is solely obligated to satisfy and discharge the claim, and (iii) the Indemnifying Party makes reasonably adequate provision to satisfy the Indemnified Party of the Indemnifying Party's ability to satisfy and discharge the claim (the foregoing collectively, the "Litigation Conditions"); provided, however, that if the parties in any action shall include both an Indemnifying Party and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party; and provided further, however, that the Indemnifying Party shall forfeit the right to control the defense or settlement of any such claim if at any time after assuming the defense or settlement thereof, the Indemnifying Party no longer satisfies the Litigation Conditions. Subject to the foregoing, if the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability controlled by the other party. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided, or fails to satisfy the Litigation Conditions, the Indemnified Party may pay, compromise or defend such Asserted Liability. If the Indemnifying Party duly elects to compromise or defend the Asserted Liability, the Indemnified Party may participate, at its own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall, subject to receipt of a reasonable confidentiality agreement, make available to the Indemnifying Party any books, records or other documents within its control, and the reasonable assistance of its employees, for which the Indemnifying Party shall be obliged to reimburse the Indemnified Party the reasonable out-of-pocket expenses of making such information and personnel available.

     8.7. Procedure for Claims by Parties. In the event that any party incurs or suffers any Losses with respect to which indemnification may be sought by such party pursuant to this Article VIII (other than in respect of third party claims dealt with in Section 8.6), the Indemnified Party must assert the claim by a Claims Notice to the Indemnifying Party. The Claims Notice must state the nature and basis of the claim in reasonable detail based on the information available to the Indemnified Party. Each Indemnifying Party to whom a Claims Notice is given shall respond to any Indemnified Party that has given a Claims Notice (a "Claim Response") within 30 days (the "Response Period") after the date that the Claims Notice is given. Any Claim Response shall specify whether or not the Indemnifying Party giving the Claim Response disputes the claim described in the Claims Notice. If any Indemnifying Party fails to give a Claim Response within the Response Period, such Indemnifying Party shall be deemed not to dispute the claim described in the related Claims Notice. If any Indemnifying Party elects not to, or is deemed to elect not to, dispute a claim described in a Claims Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnifying Party. If any Indemnifying Party fails to pay all or any part of any indemnification obligation on or before the later to occur of (a) 30 calendar days after the last day of the applicable Response Period, and (b) if the Claims Notice relates to Losses that have not been liquidated as of the date of the Claims Notice, the date on which all such Losses shall have become liquidated and determined (it being understood that if such Losses are liquidated in increments, the Indemnifying Party shall pay its indemnification obligations as such Losses become liquidated), then the Indemnifying Party shall also be obligated to pay to the Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the prime or base rate for commercial loans charged from time to time by Chase Manhattan Bank, N.A.

                                  ARTICLE IX

                                 Miscellaneous.

     9.1. Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement. The words "include," "includes" and "including," when used herein, shall be deemed in each case to be followed by the words "without limitation." The headings of the various Articles and Sections of this Agreement have been inserted for the purpose of convenience of reference only, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. References to "$" or "dollars" in this Agreement mean United States dollars.
All accounting terms used but not otherwise defined in this Agreement shall have the meanings determined by GAAP. The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. This Agreement has been negotiated "at arm's length" by the parties, each represented by counsel of its choice and each having an equal opportunity to participate in the drafting of the provisions hereof. Accordingly, in construing the provisions of this Agreement, no party shall be presumed or deemed to be the "drafter" or "preparer" of the same.

     9.2. Expenses. Each of the parties hereto will bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the documents and instruments contemplated hereby and in connection with and the transactions contemplated hereby and thereby, including all fees and disbursements of counsel, accountants, appraisers and other advisors retained by such party, whether or not the transactions contemplated by this Agreement are consummated; provided, however, that (a) all filing fees under the HSR Act shall be divided equally between the Company and ICG, and (b) the Company shall bear the legal expenses of any Stockholder in connection with the negotiation and execution of this Agreement (but not to exceed $10,000 for any single Stockholder or $100,000 in the aggregate).

     9.3. Amendment of Agreement. No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties to this Agreement.

     9.4. Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived, but only if such waiver is in writing and is signed by the party against whom the waiver is to be effective. Any such waiver or any failure to insist upon strict compliance with any obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.4.

     9.5. Notices. All notices and other communications hereunder shall be in writing (including by fax during business hours) and shall be deemed to have been duly given when delivered in person (including by reputable overnight courier), when faxed (with written confirmation of transmission having been received) or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

              (a)    If to ICG:
                     Internet Capital Group, Inc.
                     435 Devon Park Drive
                     Building 800
                     Wayne, PA 19087
                     Attention:  Henry N. Nassau, Esq.
                     Fax No.:  (610) 989-0112

                     with a copy to:

                     Dechert Price & Rhoads
                     4000 Bell Atlantic Tower
                     1717 Arch Street
                     Philadelphia, PA 19103
                     Attention:  Christopher G. Karras, Esq.
                     Fax No.:  (215) 994-2222

              (b)    If to the Company:
                     eCredit.com, Inc.
                     20 CareMatrix Drive
                     Dedham, MA 02026
                     Attention:  Mr. Louis Paglia
                     Fax No.:  (781) 752-1400

                     with a copy to:

                     Rich, May, Bilodeau & Flaherty, P.C.
                     176 Federal Street
                     Boston, MA 02110-2223
                     Attention:  Walter A. Wright, III, Esq.
                     Fax No.:  (617) 556-3889

              (c) If to any Stockholder, to the address set forth on Schedule 2.5(d).

     9.6. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agree that in the event of any such breach the aggrieved party shall be entitled (without the necessity of the posting of any bond or similar requirement) to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     9.7. Successors and Assigns; Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. No party hereto may assign its rights or delegate its obligations hereunder without the consent of the other parties hereto, except that ICG may assign its rights or delegate its obligations to any affiliate of ICG who expressly agrees in writing to assume such obligations, provided that ICG shall remain liable for such obligations to the extent they remain unperformed by such affiliate. The affiliates, directors, officers, employees and representatives of any of ICG, the Company or the Stockholders are intended third party beneficiaries of Sections 8.1 and Section 8.2 of this Agreement. Nothing else contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder.

     9.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and wholly to be performed within the Commonwealth of Massachusetts, except as to those matters as to which the DGCL mandatorily applies hereto.

     9.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     9.10. Severability. If any provision or provisions of this Agreement or of any of the documents or instruments delivered pursuant hereto, or any portion of any provision hereof or thereof shall be deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof or thereof and shall not affect the validity or effect of any other portion hereof or thereof.

     9.11. Entire Agreement. This Agreement and the other agreements and instruments contemplated hereby, together with the Nondisclosure Agreement referred to in Section 5.4(b), constitute the entire agreement among the Company, the Stockholders, ICG and Holdings relative to the subject matter hereof. Any previous agreements among the Company, the Stockholders, ICG and Holdings, except such Nondisclosure Agreement, are hereby superseded.

          IN WITNESS WHEREOF, the parties hereto have executed this Exchange Offer Agreement as of the day and year first above written.


                                    ECREDIT.COM, INC.


                                    By /s/ Venkat Srinivasan
                                      --------------------------------
                                       Name: Venkat Srinivasan
                                       Title:

                                    INTERNET CAPITAL GROUP, INC.


                                    By  /s/ Kenneth A. Fox
                                      --------------------------------
                                       Name:  Kenneth A. Fox
                                       Title: Managing Director

                                    ICG HOLDINGS, INC.


                                    By /s/ Kenneth A. Fox
                                      --------------------------------
                                       Name:  Kenneth A. Fox
                                       Title: Managing Director

                                    STOCKHOLDERS


                                    /s/ Venkat Srinivasan
                                    -----------------------------------
                                    Venkat Srinivasan


                                     /s/ Peter McKay
                                    -----------------------------------
                                    Peter McKay


                                    /s/ Deepak Verma
                                    -----------------------------------
                                    Deepak Verma


                                    /s/ Louis Paglia
                                    -----------------------------------
                                    Louis Paglia


                                     /s/ Mahantesh Kothiwale
                                    -----------------------------------
                                    Mahantesh Kothiwale

                                    J.P. MORGAN INVESTMENT CORPORATION


                                    By /s/ John Fullerton
                                      ---------------------------------
                                      Name:  John Fullerton
                                      Title: Managing Director


                                    SIXTY WALL STREET SBIC FUND, L.P.
                                    By Sixty Wall Street SBIC Corporation, its general partner


                                    By /s/ John Fullerton
                                      ---------------------------------
                                      Name:  John Fullerton
                                      Title: Managing Director


                                   DRAPER RICHARDS MANAGEMENT COMPANY



                                    By /s/ William H. Draper
                                      ---------------------------------
                                      Name:  William H. Draper, III
                                      Title: President

                                    WILLIAM H. DRAPER REVOCABLE TRUST


                                    By /s/ William Draper
                                      ---------------------------------
                                      Name:  William Draper
                                      Title: Trustee

                                    By /s/ Phyllis C. Draper
                                      ---------------------------------
                                      Name: Phyllis C. Draper
                                      Title:  Trustee



                                    ROBIN A. RICHARDS TRUST


                                    By /s/ Robin Richards Donohue
                                      ---------------------------------
                                      Name:  Robin A. Richards
                                      Title:  Trustee

                                    DRAPER INTERNATIONAL INDIA, L.P.
                                    By Draper International Management, L.P.,
                                     its general partner
                                    By Draper International, L.L.C., its
                                      general partner


                                    By /s/ William H. Draper
                                      ---------------------------------
                                      Name:  William H. Draper
                                      Title: Manager


                                    BATTERY VENTURES IV, L.P.
                                    By Battery Ventures IV, LLC,
                                     its general partner


                                    By /s/ Oliver D. Curme
                                      ---------------------------------
                                      Name:  Oliver Curme
                                      Title: Member Manager

                                    BATTERY INVESTMENT PARTNERS IV LLC


                                    By /s/ Oliver D. Curme
                                      ---------------------------------
                                      Name:  Oliver Curme
                                      Title: Member Manager

                                    INFORMATION PARTNERS CAPITAL FUND, L.P.


                                    By /s/ Mark Nunnelly
                                      ---------------------------------
                                      Name:  Mark Nunnelly
                                      Title:  General Partner

                                    BCIP ASSOCIATES


                                    By /s/ Mark Nunnelly
                                      ---------------------------------
                                      Name:  Mark Nunnelly
                                      Title:  General Partner

                                    BCIP TRUST ASSOCIATES, L.P.


                                    By /s/ Mark Nunnelly
                                      ---------------------------------
                                      Name:  Mark Nunnelly
                                      Title:  General Partner

    Signature Page to Consent of Certain Stockholders and Key Employees of
                               eCredit.com, Inc.
            to the Exchange Offer Agreement and Related Transactions

                                KEY EMPLOYEES:

                                /s/ Richard Olson
                                ----------------------
                                Richard Olson

                                /s/ Jai Dev Dasgupta
                                ----------------------
                                Jai Dev Dasgupta

                                /s/ Mahautesh Kotiwale
                                ----------------------
                                Mahautesh Kotiwale

                                /s/ Louis Paglia
                                ----------------------
                                Louis Paglia

    Signature Page to Consent of Certain Stockholders and Key Employees of
                               eCredit.com, Inc.
           to the Exchange Offer Agreement and Related Transactions


                                       ABN AMRO CAPITAL (USA), INC.

                                       By:  /s/ David L. Bogetz
                                            --------------------------------
                                            David L. Bogetz
                                            Managing Director


                                       I EAGLE TRUST

                                       By:  /s/ David L. Bogetz
                                            --------------------------------
                                            David L. Bogetz
                                            Managing Director


                                       BURNHAM CAPITAL, LLC

                                       By:  /s/ David L. Bogetz
                                            --------------------------------
                                            David L. Bogetz
                                            Managing Director

    Signature Page to Consent of Certain Stockholders and Key Employees of
                               eCredit.com, Inc.
           to the Exchange Offer Agreement and Related Transactions


                                      ACCESS TECHNOLOGY PARTNERS BROKERS
                                      FUND, L.P.

                                      By:  /s/ Thomas [ILLEGIBLE]
                                           -----------------------
                                      Name: Thomas [ILLEGIBLE]
                                           -----------------------
                                      Its: Attorney-in-fact
                                          ------------------------


                                      ACCESS TECHNOLOGY PARTNERS, L.P.

                                      By:  /s/ Thomas [ILLEGIBLE]
                                           -----------------------
                                      Name: Thomas [ILLEGIBLE]
                                           -----------------------
                                      Its: Attorney-in-fact
                                          ------------------------


                                      H&Q EMPLOYEE VENTURE FUND, 2000 L.P.

                                      By:  /s/ Thomas [ILLEGIBLE]
                                           -----------------------
                                      Name: Thomas [ILLEGIBLE]
                                           -----------------------
                                      Its: Attorney-in-fact
                                          ------------------------


                                      HAMBRECHT & QUIST CALIFORNIA

                                      By:  /s/ Thomas [ILLEGIBLE]
                                           -----------------------
                                      Name: Thomas [ILLEGIBLE]
                                           -----------------------
                                      Its: Attorney-in-fact
                                          ------------------------


                                      /s/ Oliver Curme
                                      ------------------------
                                      Oliver Curme


                                      BATTERY VENTURES IV, L.P.
                                      By:  Battery Partners IV, LLC

                                      By:  /s/ Oliver D. Curme
                                           -----------------------
                                           Member Manager


                                      BATTERY INVESTMENT PARTNERS IV LLC

                                      By:  /s/ Oliver D. Curme
                                           -----------------------
                                           Member Manager

    Signature Page to Consent of Certain Stockholders and Key Employees of
                               eCredit.com, Inc.
           to the Exchange Offer Agreement and Related Transactions

                                  /s/ William Draper
                                  ------------------------------------
                                  William Draper

                                  ARGUS CAPITAL LLC

                                  By: /s/ Charles R. Conrad
                                     ---------------------------------
                                  Name: Charles R. Conrad
                                       -------------------------------
                                  Its:  Manager
                                      --------------------------------

                                  DRAPER INTERNATIONAL INDIA, L.P.

                                  By: DRAPER INTERNATIONAL
                                      MANAGEMENT, L.P.
                                      as General Partner

                                  By: DRAPER INTERNATIONAL, L.L.C.,
                                      as General Partner

                                  By: /s/ William H. Draper, III
                                     ---------------------------------
                                     William H. Draper, III, Its Member

                                  DRAPER RICHARDS MANAGEMENT COMPANY

                                  By: /s/ William H. Draper, III
                                     ---------------------------------
                                  Name: William H. Draper, III
                                       -------------------------------
                                  Its:  President
                                      --------------------------------

                                  William H. Draper, III and Phyllis C. Draper, Trustees of the William H. Draper Revocable Trust dated 12/23/88

                                  /s/ William H. Draper, III
                                  ------------------------------------
                                  William H. Draper, III, Trustee

                                  /s/ Phyllis C. Draper
                                  ------------------------------------
                                  Phyllis C. Draper, Trustee

                                  Robin A. Richards, Trustee of the
                                  Robin A. Richards Trust dated
                                  January 30, 1996

                                  /s/ Robin Richards Donohue
                                  ------------------------------------
                                  Robin A. Richards, Trustee

    Signature Page to Consent of Certain Stockholders and Key Employees of
                               eCredit.com, Inc.
           to the Exchange Offer Agreement and Related Transactions


                                CITICORP

                                By:  /s/ Ronald A. Walter
                                     ---------------------------------
                                Name: Ronald A. Walter
                                     --------------------------
                                Its:       Vice President
                                    ---------------------------

                                Douglas DiNardo and Michael S. McKay, Trustees of the Peter McKay Irrevocable Trust


                                -----------------------------------
                                Douglas DiNardo, Trustee


                                -----------------------------------
                                Michael S. McKay, Trustee


                                -----------------------------------
                                Kerry S. DiNardo

                                /s/ Peter C. McKay
                                -----------------------------------
                                Peter McKay


                                -----------------------------------
                                Anne P. McKay


                                -----------------------------------
                                Matthew J. McKay


                                -----------------------------------
                                Michael S. McKay

                                Peter McKay, Trustee of the Peter McKay
                                Grantor Retained Annuity Trust

                                /s/ Peter C. McKay
                                -----------------------------------
                                Peter McKay, Trustee


                                -----------------------------------
                                Walter W. McKay

    Signature Page to Consent of Certain Stockholders and Key Employees of
                               eCredit.com, Inc.
           to the Exchange Offer Agreement and Related Transactions

                                  /s/ Mark Nunnelly
                                  --------------------------------------
                                  Mark Nunnelly

                                  INFORMATION PARTNERS CAPITAL FUND, L.P.

                                  By: /s/ Mark Nunnelly
                                     --------------------------------------
                                     Mark Nunnelly, General Partner

                                  BCIP ASSOCIATES

                                  By: /s/ Mark Nunnelly
                                     --------------------------------------
                                     Mark Nunnelly, General Partner

                                  BCIP ASSOCIATES, L.P.

                                  By: /s/ Mark Nunnelly
                                     --------------------------------------
                                     Mark Nunnelly, General Partner


                                  -----------------------------------------
                                  Tracy Blake

                                  CHASE EQUITY HOLDINGS, INC.

                                  By:
                                     --------------------------------------
                                  Name:
                                       ------------------------------------
                                  Its:
                                      -------------------------------------

    Signature Page to Consent of Certain Stockholders and Key Employees of
                               eCredit.com, Inc.
           to the Exchange Offer Agreement and Related Transactions

                                  EASTMAN CHEMICAL COMPANY

                                  By: James P. Rogers               2/18/00
                                      -------------------------------------
                                  Name: James P. Rogers
                                        -----------------------------------
                                  Its: CFO
                                       ------------------------------------

                                  ENTERPRISE ASSOCIATES, INC.

                                  By: /s/ Venetia Kontogouris       2/18/00
                                      -------------------------------------
                                  Name: Venetia Kontogouris
                                        -----------------------------------
                                  Its: Investment Manager
                                       ------------------------------------

                                  /s/ Venetia Kontogouris           2/18/00
                                  -----------------------------------------
                                  Venetia Kontogouris               Date

                                  EZEKIEL INVESTMENT GROUP I, LLC

                                  By: /s/ Douglas R. Wolf Randy J. Pritzker
                                     --------------------------------------
                                  Name: Douglas R. Wolf  Randy J. Pritzker
                                        -----------------------------------
                                  Its: Managers
                                       ------------------------------------

                                  FINANCIAL TECHNOLOGY VENTURES (Q), LP

                                  By: /s/ James C. Hale
                                      -------------------------------------
                                  Name: James C. Hale
                                        -----------------------------------
                                  Its: Managing Member
                                       ------------------------------------

                                  FINANCIAL TECHNOLOGY VENTURES, LP

                                  By: /s/ James C. Hale
                                      -------------------------------------
                                  Name: James C. Hale
                                        -----------------------------------
                                  Its: Managing Member
                                       ------------------------------------

                                  FIRST UNION INVESTORS, INC.

                                  By: /s/ Timothy Monnin
                                      ------------------------------------
                                  Name: Timothy Monnin
                                       -----------------------------------
                                  Its: TNM
                                      ------------------------------------

    Signature Page to Consent of Certain Stockholders and Key Employees of
                               eCredit.com, Inc.
           to the Exchange Offer Agreement and Related Transactions

                                       J.P. MORGAN INVESTMENT CORPORATION

                                       By: /s/ John Fullerton
                                          -------------------------------
                                          John Fullerton
                                          Managing Director

                                       SIXTY WALL STREET SBIC FUND, L.P.

                                       By: Sixty Wall Street SBIC Corporation
                                           As General Partner

                                       By: /s/ John Fullerton
                                          -------------------------------
                                          John Fullerton
                                          Managing Director

                                       GATEWAY COMPANIES, INC.

                                       By: /s/ Thomas W. Reedy
                                          -------------------------------
                                       Name: Thomas W. Reedy
                                            -----------------------------
                                       Its: Vice President & Treasurer
                                           ------------------------------

                                       HEWLETT-PACKARD COMPANY

                                       By: /s/ Craig A. White
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Its:
                                           ------------------------------

                                       /s/ Peter Keen
                                       ----------------------------------
                                       Peter Keen

                                       /s/ Robert Mahoney
                                       ----------------------------------
                                       Robert Mahoney

                                       MAPLECREST FUND I

                                       By: /s/ Daniel T. Clark
                                          -------------------------------
                                          Daniel T. Clark, General Partner

    Signature Page to Consent of Certain Stockholders and Key Employees of
                               eCredit.com, Inc.
           to the Exchange Offer Agreement and Related Transactions


                                      ---------------------------------
                                      Susan M. McConville


                                      MELLON/NETWORTH PARTNERS I, LLC

                                      By:  /s/ John K. Adams
                                           -------------------------------
                                      Name: John K. Adams
                                           --------------------
                                      Its: Vice President
                                          ---------------------

                                      NETWORTH ENTERPRISES IV, LLC

                                      By:  /s/ [ILLEGIBLE]
                                           -------------------------------
                                      Name: [ILLEGIBLE]
                                           --------------------
                                      Its: Managing Member
                                          ---------------------


                                      MELLON/NETWORTH PARTNERS IV, LLC

                                      By:  /s/ John K. Adams
                                           -------------------------------
                                      Name: John K. Adams
                                           --------------------
                                      Its: Vice President
                                          ---------------------


                                      NETWORTH ENTERPRISES VI, LLC

                                      By:  /s/ [ILLEGIBLE]
                                           -------------------------------
                                      Name: [ILLEGIBLE]
                                           --------------------
                                      Its: Managing Member
                                          ---------------------

                                      MITSUI & CO. (U.S.A.), INC.

                                      By:
                                           -------------------------------
                                      Name:
                                           --------------------
                                      Its:
                                          ---------------------

    Signature Page to Consent of Certain Stockholders and Key Employees of
                               eCredit.com, Inc.
           to the Exchange Offer Agreement and Related Transactions

                                  ------------------------------------
                                  Arun Oberoi

                                  /s/ Suresh Ramachandran    2-22-00
                                  ------------------------------------
                                  Suresh Ramachandran

                                  ------------------------------------
                                  Donald Reigrod

                                  /s/ Richard Sandor /s/ Ellen Sandor
                                  ------------------------------------
                                  Richard Sandor and Ellen Sandor

                                  SAP AMERICA, INC.

                                  By:
                                     ---------------------------------
                                  Name:
                                       -------------------------------
                                  Its:
                                      --------------------------------

                                  /s/ Mohanbir Sawhney
                                  ------------------------------------
                                  Mohanbir Sawhney

                                  /s/ Stubbro Sen
                                  ------------------------------------
                                  Stubbro Sen

    Signature Page to Consent of Certain Stockholders and Key Employees of
                               eCredit.com, Inc.
           to the Exchange Offer Agreement and Related Transactions


                                       /s/ Venkat Srinivasan       2/21/00
                                       -----------------------------------
                                       Venkat Srinivasan


                                       Pratima V. Srinivasan, Custodian UTMA,
                                       f/b/o Tarangini Suresh

                                       /s/ Pratima V. Srinivasan   2/22/00
                                       -----------------------------------
                                       Pratima V. Srinivasan, Custodian


                                       Pratima V. Srinivasan, Custodian UTMA,
                                       f/b/o V. Anand

                                       /s/ Pratima V. Srinivasan   2/22/00
                                       -----------------------------------
                                       Pratima V. Srinivasan, Custodian


                                       Pratima V. Srinivasan, Custodian UTMA,
                                       f/b/o V. Ashok

                                       /s/ Pratima V. Srinivasan   2/22/00
                                       -----------------------------------
                                       Pratima V. Srinivasan, Custodian


                                       Pratima V. Srinivasan, Custodian UTMA,
                                       f/b/o Yashaswini Suresh

                                       /s/ Pratima V. Srinivasan   2/22/00
                                       -----------------------------------
                                       Pratima V. Srinivasan, Custodian


                                       Pratima V. Srinivasan, Trustee of the
                                       Venicat Srinivasan Grantor Retained
                                       Annuity Trust

                                       /s/ Pratima V. Srinivasan   2/22/00
                                       -----------------------------------
                                       Pratima V. Srinivasan, Trustee

                                       /s/ Sushama Suresh          2/22/00
                                       -----------------------------------
                                       Sushama Suresh

    Signature Page to Consent of Certain Stockholders and Key Employees of
                               eCredit.com, Inc.
           to the Exchange Offer Agreement and Related Transactions

                                  TRIDENT CAPITAL FUND IV, L.P.

                                  By: /s/ Venetia Kontogouris
                                     ------------------------------------
                                  Name: Venetia Kontogouris
                                       ----------------------------------
                                  Its: General Partner
                                      -----------------------------------

                                  /s/ G. Venkatesan
                                  ---------------------------------------
                                  G. Venkatesan

                                  /s/ Padmasini Venkatesan
                                  ---------------------------------------
                                  Padmasini Venkatesan

                                  /s/ Deepak Verma
                                  ---------------------------------------
                                  Deepak Verma

                                  Priya Verma, Trustee of the Verma
                                  Irrevocable Trust

                                  ---------------------------------------
                                  Priya Verma, Trustee

                                  VORTEX PARTNERS CDT, LP
                                  a Texas Limited Partnership

                                  By: Vortex Partners, L.P., its General Partner

                                  By: Vortex Investments, Inc., its General
                                      Partner

                                  By: /s/ Christopher O'Neill
                                     -------------------------------------
                                     Christopher O'Neill
                                     Chief Executive Officer

                                                                       Exhibit B
                                                                       ---------

THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE IN VIOLATION OF APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

Date: ______________, 2000

                                eCREDIT.COM, INC.

                          COMMON STOCK PURCHASE WARRANT

eCredit.com, Inc., a Delaware corporation (the "COMPANY"), hereby certifies
                                                -------
that, for value received, ICG Holdings, Inc., a Delaware corporation (the "HOLDER"), or its assigns, is entitled, subject to the terms set forth below, to
 ------
purchase from the Company, at any time and from time to time during the Exercise Period (as hereinafter defined) an aggregate of ____________ fully paid and non-assessable shares of the Company's Common Stock [Note: Number to be equal to five percent (5%) of the Company's Common Stock, on a fully-diluted basis, determined as of the Closing Date] (the "WARRANT SHARES"), at the Purchase Price
                                         --------------
(as hereinafter defined), subject to the provisions of Section 3 hereof. For purposes of this Warrant, "PURCHASE PRICE" shall mean (i) $_______ per share
                           --------------
[Note: Number to be equal to $300,000,000 divided by number of Warrant Shares issuable on the date of the Warrant] if notice of exercise is given at any time prior to the date eighteen (18) months after the completion of a Public Offering (as hereinafter defined) by the Company, and (ii) if such notice is given at any time thereafter during the Exercise Period, $___ per share [Note: Number to be equal to $400,000,000 divided by the number of Warrant Shares issuable on the date of the Warrant]. For purposes of this Warrant, "COMMON STOCK" shall mean,
                                                     ------------
the common stock, par value $.001 per share, of the Company. For purposes of this Warrant, the "EXERCISE PERIOD" shall mean, except as otherwise provided in
                   ---------------
Section 1.3, the period beginning on the effective date (the "COMMENCEMENT
                                                              ------------
DATE") of the registration statement for a Public Offering of the Company's
----
Common Stock and ending at 11:59 p.m. (New York City time) on the fourth (4th) anniversary of the Commencement Date. For purposes of this Warrant, a "PUBLIC
                                                                       ------
OFFERING" shall mean an underwritten public offering by the Company pursuant to
--------
an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") in respect of the offer and sale of shares of the
      --------------
Company's Common Stock for the account of the Company resulting in aggregate net proceeds to the Company of not less than Thirty Million Dollars ($30,000,000). Notwithstanding the foregoing, the Purchase Price and the number and character of Warrant Shares issuable under this Warrant are subject to adjustment as set forth in Section 3. This Warrant is herein called the "WARRANT."
                                                       -------

   1. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the holder hereof by surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company, at its office at 20 CareMatrix Drive, Dedham, Massachusetts 02026, Attention:
Treasurer or such other address as the Company may specify by written notice to the registered holder hereof, accompanied by payment, in cash, by certified or official bank check or by wire transfer of an amount equal to the applicable Purchase Price.

      1.1. PARTIAL EXERCISE. This Warrant may be exercised for less than the
           ----------------
full number of Warrant Shares, in which case the number of Warrant Shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company, at its expense shall forthwith issue to the holder hereof a new Warrant or Warrants of like tenor calling for the number of remaining Warrant Shares as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the holder hereof or its nominee (upon payment by such holder of any applicable transfer taxes).

      1.2. NET ISSUE EXERCISE.
           ------------------

           (1) In lieu of paying the Purchase Price in cash, the holder may elect to pay the Purchase Price with Warrant Shares by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder that number of Warrant Shares computed using the following formula:

                      X= Y(A-B)
                         ------
                            A
Where

     X  is the number of Warrant Shares to be issued to Holder pursuant to this
        Section 1.2;

     Y is the number of Warrant Shares as to which Holder is exercising this Warrant;

     A is the Fair Market Value Price (as hereinafter defined) of the Company's Common Stock in effect under this Warrant as of the date of exercise of this Warrant; and

     B is the Purchase Price in effect under this Warrant as of the date of exercise of this Warrant.

           (2) As used herein, the "FAIR MARKET VALUE PRICE" of the Company's
                                    -----------------------
Common Stock shall be the average of the closing prices per share of the Company's Common Stock as reported by the NASDAQ National Market (or on any exchange on which Common Stock is listed) or, if there is no such closing price, the average of the closing bid and asked prices quoted in the Over-The-Counter Market Summary, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten (10) trading days immediately prior to the date of determination of such price. If the Company's Common Stock is not traded on

NASDAQ (or other exchange) or Over-The-Counter, the "FAIR MARKET VALUE PRICE"
                                                     -----------------------
of the Company's Common Stock shall be the price per share that the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be agreed by the Company and the Holder.

      1.3. ACCELERATION OF EXERCISE PERIOD. Notwithstanding anything to the
           -------------------------------
contrary herein, in the event of a Change of Control of the Company prior to the effective date of a registration statement for a Public Offering by the Company, the commencement of the Exercise Period shall be accelerated to the date that is ten (10) business days prior to such Change of Control. The Company will give the Holder not less than thirty (30) days prior written notice of any Change in Control of the Company. For purposes of this Warrant "CHANGE OF CONTROL" means
                                                      -----------------
the occurrence of any of the following events: (i) any person, other than the Company or a subsidiary of the Company or the Holder or a wholly owned subsidiary of the Holder, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE
                                                                       --------
ACT")), directly or indirectly, of securities of the Company representing fifty
---
percent (50%) or more (or, if the Company then has a class of stock which is registered under the Exchange Act, twenty percent (20%) or more) of the total voting power of all the then outstanding Voting Securities of the Company; or
(ii) a person, other than the Company or a subsidiary of the Company or the Holder or a wholly owned subsidiary of the Holder, purchases or otherwise acquires, securities representing fifty percent (50%) or more (or, if the Company then has a class of stock which is registered under the Exchange Act, twenty percent (20%) or more) or more of the total voting power of all the then outstanding Voting Securities; or (iii) the individuals (a) who as of the date of issuance of this Warrant constitute the Board of Directors of the Company or
(b) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date of this Warrant or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iv) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or an acquisition by the Company, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of such surviving entity outstanding immediately after such transaction if the voting rights of each Voting Security relative to the other Voting Securities were not altered in such transaction; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a wholly owned subsidiary owning or acquiring the assets to be sold or disposed of; or (vi) the Board adopts a resolution to the effect that a Change of Control has occurred and the transaction giving rise to such resolution has been thereafter approved by the stockholders of the Company or been consummated if such approval is not sought. The term "VOTING SECURITIES"
                                                           -----------------
means the securities of the Company which carry the right generally to elect the directors of the Company. The term "PERSON" means any individual, corporation,
                                    ------
partnership, limited liability company, joint venture, association, trust or other entity or organization.

   2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 3.9 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

   3. ADJUSTMENTS.

      3.1. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.;
           -------------------------------------------------------
RECLASSIFICATION, ETC. In case at any time or from time to time, the holders of
---------------------
Common Stock (or any Other Securities, as defined below) have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) have become entitled to receive, without payment therefor,

      (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

      (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

      (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, or any merger or consolidation or the sale of all or substantially all the assets of the Company, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 3.2), then and in each such case the Holder, on the exercise hereof as provided in Section 1, will be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3.1) that such holder would be entitled to receive on the date of such exercise if on the date hereof such holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) of this Section 3.1) receivable by such holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 3.2. The term "OTHER SECURITIES" means
                                                        ----------------
stock or other securities of the Company or any other entity (corporate or otherwise) (i) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or such other stock or securities pursuant to the terms hereof.

      3.2. ADJUSTMENT FOR STOCK DIVIDEND, STOCK SPLIT, ETC. If the Company (a)
           -----------------------------------------------
issues additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivides its outstanding shares of Common Stock,
(c) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price will, simultaneously with such event, be adjusted by multiplying the current Purchase Price by a fraction, the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which will be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained will thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, will be readjusted in the same manner upon the happening of any successive event or events described in this Section 3.2. The Holder of this Warrant will thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 3.2) be issuable on such exercise by a fraction of which (i) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3.2) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

            Whenever the Purchase Price is adjusted, as herein provided, the Company will promptly deliver to the record holder of this Warrant a certificate of its Treasurer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

      3.3. NOTICES OF RECORD DATE, ETC. In the event of:
           ---------------------------

           (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

           (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any sale of the Company (whether by sale of stock, merger, consolidation or sale of all or substantially all the assets of the Company or otherwise), or

           (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) will be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice will be mailed at least

10 days prior to the date specified in such notice on which any such action is to be taken. Failure to give such notice, or any defect therein, will not affect the legality or validity of any dividend or distribution.

      3.4. FRACTIONAL SHARES. The Company shall not issue fractions of shares of
           -----------------
Common Stock upon exercise or partial exercise pursuant to Section 1.1 or net issue exercise pursuant to Section 1.2 of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.4, be issuable upon such exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the Fair Market Value Price of such fraction, calculated to the nearest one-hundredth (1/100) of a share.

      3.5. OFFICERS' STATEMENT AS TO ADJUSTMENTS. Whenever the Purchase Price
           -------------------------------------
shall be adjusted as provided in Section 3.2 hereof, the Company shall forthwith file at each office designated for the exercise of this Warrant a statement, signed by the Chairman of the Board, the President, or any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company also shall cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record holder of this Warrant at its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Section 3.1, such notice shall be included as part of the notice required to be mailed and published under the provisions of Section 3.1 hereof.

      3.6. ADJUSTMENT BY BOARD OF DIRECTORS. If any event occurs as to which the
           --------------------------------
provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Purchase Price as otherwise determined pursuant to any of the provisions of this Section 3 except in the case of a combination of shares of a type contemplated in section 3.2 and then in no event to an amount larger than the Purchase Price as adjusted pursuant to Section 3.2.

   4. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof . Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or reasonably appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

   5. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding. All of the shares of Common Stock issuable upon exercise of this Warrant, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully-paid and non-assessable.

   6. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

   7. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

   8. TRANSFER. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

      (a) subject to the legend appearing on the first page hereof, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. Absent an effective registration statement under the Securities Act and applicable state securities laws, covering the disposition of this Warrant or the Warrant Shares of Common Stock issued or issuable upon exercise hereof, the holder will not sell or transfer any or all of such Warrant or shares, as the case may be, without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. Each certificate representing shares of Common Stock issued pursuant to this Warrant, unless at the same time of exercise such Warrant shares are registered under the Act, shall bear a legend in substantially the following form on the face thereof:

            THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE IN VIOLATION OF APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL,

            SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a certificate issued upon completion of a distribution under a registration statement covering the securities represented) shall also bear such legend unless, in the reasonable opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such holder without violation of the registration requirements of the Act. Upon any transfer of this Warrant in accordance with the terms hereof, the transferee will be deemed to be the "Holder" for purposes of this Warrant as to the portion of this Warrant so transferred.

      (b) Any person in possession of this Warrant properly endorsed is authorized to represent itself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of its equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

      (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

      (d) Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

      (e) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Warrant Shares in a name other than that of the registered holder of this Warrant or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the holder of this Warrant or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

9. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. This Warrant is issued and delivered by the Company on the basis of the following:

      (a) AUTHORIZATION AND DELIVERY. This Warrant has been duly authorized and
          --------------------------
executed by the Company and when delivered will be the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

      (b) WARRANT SHARES. The Warrant Shares to be issued pursuant to this
          --------------
Warrant have been duly authorized and reserved for issuance by the Company and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully-paid and non-assessable;

      (c) RIGHTS AND PRIVILEGES. The rights, preferences, privileges and
          ---------------------
restrictions granted to or imposed upon such Warrant Shares and the holders thereof are as set forth herein, in the Company's Certificate of Incorporation, and in the Common Stock, true and complete copies of which have been delivered to the original Holder; and

      (d) NO INCONSISTENCY. The execution and delivery of this Warrant are not,
          ----------------
and the issuance of the shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof will not (i) violate or conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company; (ii) require any consent, approval or notice under, or registration under or payment on account of, or conflict with, or result in a violation or breach of, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right or termination, modification (including, in the case of leases, any change in the amount of nature of the rent), cancellation or acceleration or result in the creation or imposition of any lien upon the property of the Company or result in any "anti-dilution" or similar adjustment) under, any of the terms, conditions or provisions or any (A) note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Company is a party or by which any portion of its properties or assets may be bound, or (B) any permit, license approval, franchise or other governmental or regulatory authorization held or used by or bonding on the Company; (iii) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Authority; (iv) require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any Authority, or any stock exchange or similar self-regulatory organization. For purposes of this Warrant, "AUTHORITY" shall mean any federal,
                                             ---------
state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof) or court or arbitration.

10.   REPRESENTATIONS AND WARRANTIES OF HOLDER.

      (a) The Holder hereby represents and warrants to the Company that it has substantial knowledge, skill and experience in making investment decisions of the type represented by this Warrant and the shares issuable upon exercise of this Warrant, that it is capable of evaluating the risk of its investment in this Warrant and the shares issuable upon exercise of this Warrant and is able to bear the economic risk of such investment, including the risk of losing the entire investment, that it is acquiring this Warrant and the shares issuable upon exercise of this Warrant for its own account, and that this Warrant and the shares issuable upon exercise of this Warrant are being acquired by it for investment and not with a present view to any distribution thereof in violation of applicable securities law. If the holder should in the future decide to dispose of any of this Warrant and the shares issuable upon exercise of this Warrant, it is understood that it may so do only in compliance with the Act and applicable state securities laws. The Holder represents and warrants that it is an "Accredited Investor" as defined in Rule 501(a) under the Act.

      (b) The Holder understands that (i) this Warrant and the shares issuable upon exercise of this Warrant have not been registered under the Act by reason of their issuance in a transaction exempt from the registration requirements of the Act, (ii) this Warrant and the shares issuable upon exercise of this Warrant must be held indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt from such registration (and, upon request, evidence satisfactory to the Company is provided by such holder of the availability of such exemptions, including, upon request, the delivery to the Company of opinions of counsel to such holder, which opinions and counsel are satisfactory to the Company), and (iii) this Warrant and the shares issuable upon exercise of this Warrant may bear a legend to such effect.

   11. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the holder hereof, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company that may be subscribed for and purchased hereunder.

   12. MAILING OF NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

   13. HEADINGS. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

   14. CHANGE, WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

   15. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

                                                                       EXHIBIT B
                                                                       ---------


      IN WITNESS WHEREOF, the Company, by the undersigned thereunto duly authorized, has duly executed this Warrant as of the date first written above.

                                    ECREDIT.COM, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


Dated: __________, 2000

Attest:


-----------------------


                                    ACCEPTED AS OF THE DATE HEREOF:


                                    ICG HOLDINGS, INC.



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                  [To be signed only upon exercise of Warrant]



To ___________________:

          The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______ shares of Common Stock of _____________ and herewith makes payment of $_____ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to ____________, whose address is _____________.

Dated:
      --------------



                                    --------------------------------------------


By
  ---------------------------------

                                    Address:

                                    --------------------------------------------

                                    --------------------------------------------

                 [To be signed only upon transfer of Warrant]



          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the right represented by the within Warrant to purchase the ______ shares of the Common Stock of ____________________ to which the within Warrant relates, and appoints _____________ attorney to transfer said right on the books of _____________________ with full power of substitution in the premises.

Dated:
      ----------------



                                   ---------------------------------------------


                                    By
                                      ------------------------------------------

                                    Address:

                                    --------------------------------------------

                                    --------------------------------------------

In the presence of


-----------------------------
Signature Guarantee

                         [Net Issue Exercise of Warrant]

To:   eCredit.com, Inc.
      20 Carematrix Drive
      Dedham, MA 02026
      Attn: Secretary



      The undersigned, the holder of the attached Warrant number W _____, hereby irrevocably elects to exercise the purchase right represented by such Warrant pursuant to Section 1.2 (Net Issue Exercise) thereof, and requests that the certificates for such shares be issued in the name of, and be delivered to _____________________, whose address is ___________________________________.





Dated:
      ------------------            --------------------------------------------


                                    By:
                                       -----------------------------------------

                                    Address:

                                    --------------------------------------------

                                    --------------------------------------------

                                                                       EXHIBIT C
                                                                       ---------

                THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
                -------------------------------------------------

      THIS THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT is made as of the ___ day of __________, 2000 (the "AGREEMENT"), by and among (i) eCredit.com,
                                  ---------
Inc., formerly known as SRR Solutions, Inc., a Delaware corporation (the "COMPANY"), (ii) ICG Holdings, Inc., a Delaware Corporation ("ICG HOLDINGS"),
 -------                                                      ------------
(iii) each person who is listed on SCHEDULE I hereto and each person who shall,
                                   ----------
after the date hereof, acquire more than one percent (1%) of the outstanding shares of Common Stock (as hereinafter defined) of the Company, on a fully diluted basis and join in and become a party to this Agreement as a "HOLDER" by
                                                                     ------
executing and delivering to the Company a joinder to this Agreement ("HOLDERS",
                                                                      -------
and each a "HOLDER"), (iv) each person who is a key employee and who is listed
            ------
on SCHEDULE II hereto (each a "KEY EMPLOYEE" or collectively, the "KEY
   -----------                 ------------                        ---
EMPLOYEES"), (v) each Investor as listed on SCHEDULE III hereto (each an
---------                                   ------------
"INVESTOR" or collectively the "INVESTORS"). ICG Holdings, the Holders, the Key
 --------                       ---------
Employees and the Investors are collectively known as the "STOCKHOLDERS" and
                                                           ------------
each is known as a "STOCKHOLDER". This Third Amended and Restated Stockholders
                    -----------
Agreement shall amend, restate and supersede in its entirety the Second Amended and Restated Stockholders Agreement, dated as of December 22, 1999 (the "DECEMBER 1999 STOCKHOLDERS AGREEMENT") among the Company, the Holders (as
 ------------------------------------
defined therein), the Key Employees (as defined therein), the Old Investors (as defined therein) and the New Investors (as defined therein).

                                     BACKGROUND
                                     ----------

     A. The Company, ICG Holdings, Internet Capital Group, Inc., a Delaware corporation ("ICG"), and certain of the Investors, Holders and Key Employees are
              ---
parties to an Exchange Offer Agreement, dated as of February 24, 2000 (the "EXCHANGE AGREEMENT"). Subject to the satisfaction of certain conditions set
 -------- ---------
forth in the Exchange Agreement, the Exchange Agreement contemplates that, at the Closing (as defined in the Exchange Agreement), ICG Holdings will acquire thirty percent of the Company's capital stock on a fully-diluted basis.

     B. It is a condition of the obligations of the various parties to the Exchange Agreement to consummate the transactions contemplated by the Exchange Agreement, that each of the Company, ICG Holdings, ICG, the Investors, the Holders and the Key Employees execute and deliver this Agreement.

     C. Capitalized terms used herein and not otherwise defined (as well as the term "FULLY DILUTED BASIS") shall have the meanings ascribed to such terms in
      -------------------
the Exchange Agreement.

     D. ICG Holdings, ICG, the Holders, the Key Employees and the Investors desire to enter into this Agreement in order to fulfill such condition.

                                      TERMS
                                      -----

     In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1. PROHIBITED TRANSFERS. None of the Stockholders shall sell, assign,
        --------------------
transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by them, except in compliance with the terms of this Agreement. For purposes of this Agreement, the term "SHARES" shall mean and include all shares
                                      ------
of Common Stock of the Company, and options, rights and convertible securities exercisable for or convertible into such Common Stock, owned by the Stockholders, whether presently held or hereafter acquired, with all convertible or derivative securities being treated on an as-exercised or as-converted basis.

     2. RIGHT OF FIRST REFUSAL ON DISPOSITIONS BY THE HOLDERS, INVESTORS OR KEY
        -----------------------------------------------------------------------
EMPLOYEES PRIOR TO AN INITIAL PUBLIC OFFERING. Subject to the limitations of
---------------------------------------------
Section 1 hereof, if at any time any Holder, Investor or Key Employee (any such person is referred to as a "SELLER") wishes to sell, assign, transfer or
                            ------
otherwise dispose of any or all Shares then owned by such person, such Seller shall comply with the provisions set forth in this Section 2.

        (a) Prior to an Initial Public Offering, a Seller may only sell Shares pursuant to a bona fide written offer (the "BONA FIDE OFFER"). The Seller shall
                                            ---------------
submit a written offer (an "OFFER") to sell such Shares to ICG Holdings on terms
                            -----
and conditions, including price, not less favorable to ICG Holdings than those contained in the Bona Fide Offer. The Seller shall submit a copy of the Offer to the Company, and the Company shall submit copies of the Offer to the Investors. The Seller's Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred, the agreed terms of the sale or transfer and any other material facts relating to the sale or transfer.

        (b) Within three (3) business days after receipt of the Offer, ICG Holdings shall give notice to such Seller and to the Company of its intent to purchase all, but not less than all, of the offered Shares on the same terms and conditions as set forth in the Offer. Such notice, when taken in conjunction with the Offer shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby. ICG Holdings shall have the right to transfer part or all of ICG Holdings right to purchase the Shares to any Qualified Transferee, as that term is defined below.

        (c) If, for any reason whatever, ICG Holdings shall not exercise its right to purchase all of the offered Shares as provided herein, ICG Holdings shall notify in writing the Company, and the Company shall submit copies of ICG Holdings' notice to the Investors, then the Company shall have the right to purchase, on the same terms and conditions as set forth in the Offer, all, but not less than all, of the offered Shares. Within three (3) business days after receipt of ICG Holdings' notice with respect to the Offer, the Company shall give notice to such Seller and to the Investors of its intent to purchase all, but not less than all, of the offered Shares on the same terms and conditions as set forth in the Offer. Such notice, when taken in conjunction with the Offer shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby.

        (d) If, for any reason whatever, the Company shall not exercise its right to purchase all of the offered Shares as provided herein, the Company shall notify the Investors in writing of such decision, then the Investors shall have the right to purchase, on the same terms and conditions set forth in the Offer, all, but not less than all, of the offered Shares in the manner set forth herein. Each Investor shall have the right to purchase that number of the offered Shares as shall be equal to the aggregate offered Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock of the Company then owned by such Investor

(including any shares of Common Stock deemed to be beneficially owned by such Investor pursuant to Rule 13d-3 promulgated under the Exchange Act of 1934 ("RULE 13D-3")) and the denominator of which is the aggregate number of shares
  ----------
of said Common Stock then issued and outstanding and held by (and deemed to be beneficially owned by) all the Investors. The amount of Shares each Investor or Qualified Transferee, as that term is defined below, is entitled to purchase under this Section 2 shall be referred to as such Investor's "PRO RATA
                                                              --------
FRACTION". Each Investor shall have the right to transfer such Investor's right
--------
to any Pro Rata Fraction or part thereof to any Qualified Transferee. In the event an Investor does not wish to purchase or to transfer such Investor's right to purchase such Investor's Pro Rata Fraction, then any Investors who so elect shall have the right to purchase, on a pro rata basis with any other Investors who so elect, any Pro Rata Fraction not purchased by an Investor or Qualified Transferee.

        (e) The Company and each Investor shall act upon the Offer as soon as practicable after receipt from ICG Holdings or the Company of notice that it has not elected to purchase all of the offered Shares, and in all events within three (3) business days after receipt thereof. Each Investor shall have the right to accept the Offer as to his Pro Rata Fraction of all of the offered Shares offered thereby. In the event that an Investor shall elect to purchase such Investor's Pro Rata Fraction of all of the offered Shares covered by the Offer, said Investor shall individually communicate in writing such election (as well as any election to purchase such Investor's pro rata share of any Pro Rata Fraction not purchased by an Investor or Qualified Transferee) to purchase to whichever Seller has made the Offer, which communication shall be delivered by hand or mailed to such Seller at the address set forth in Section 7 below and shall, when taken in conjunction with the Offer (but subject to the first sentence of paragraph (f) below), be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby, which election may specify a maximum number of shares to be so purchased.

        (f) In the event that ICG Holdings, the Company and the Investors, taken together, do not purchase all of the Shares offered by a Seller pursuant to and within forty-five (45) calendar days after the Offer, each agreement contemplated above for the sale and purchase of the Shares covered by the Offer shall be deemed null and void, and such Shares may be sold by such Seller at any time within ninety (90) calendar days after the expiration of the Offer but subject to the provisions of Section 3 below. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer. Any Shares not sold within such ninety (90) day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section. In the event that Shares are sold to any purchaser pursuant to this Section, said Shares shall remain entitled to the benefits conferred by, and subject to the restrictions imposed by, this Agreement. No such sale of more than one percent (1%) shall occur until the purchaser signs a joinder to this Agreement in the form attached to this Agreement.

        (g) For purposes of this Agreement, a "QUALIFIED TRANSFEREE" shall mean
                                               --------------------
any person (i) who is an Investor, (ii) who is an "AFFILIATED PERSON", as that
                                                   -----------------
term is defined in the Investment Company Act of 1940, of an Investor, (iii) who is a partner or member of an Investor or of ICG Holdings or ICG or an affiliate of ICG Holdings or ICG (other than an officer or director of ICG Holdings, ICG or their affiliates), (iv) who acquires at least 50,000 shares of Common Stock (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events after the date hereof) or, if less than 50,000 shares, all of the shares of Common Stock held by such Investor, or
(v) who is directly or indirectly (A) a majority-owned subsidiary, or (B) a majority-owned limited liability company, or (C) a partnership of which ICG

Holdings, ICG or a majority-owned subsidiary or a majority-owned limited liability company owns the majority of the voting interests of the general partner (the persons referred to in clause (A), (B) and (C) are referred to hereinafter individually as a "ICG AFFILIATE" and collectively as the "ICG
                               -------------                           ---
AFFILIATES") (other than an officer or director of ICG Holdings, ICG or ICG
----------
Affiliates ). Notwithstanding the foregoing, no person who is a competitor of the Company shall qualify as a Qualified Transferee under this Agreement.

        (h) Notwithstanding the foregoing in this Section 2, the rights of first refusal set forth in this Section 2 shall not apply to any person who is an employee of the Company (other than Key Employees and Messrs. Srinivasan, McKay and Verma) who is selling such employee's Shares to the Company in connection with the termination of such employee's employment pursuant to a restrictive stock purchase agreement. Each of the Investors and ICG Holdings acknowledge and agree that with respect to such sales by such employees, only the Company shall have the right to purchase the Shares.

     3. OTHER STOCKHOLDER RIGHTS.
        ------------------------

        (a) RIGHT OF PARTICIPATION IN SALES BY STOCKHOLDERS. If at any time a
            -----------------------------------------------
Stockholder wishes to sell, or otherwise dispose of any Shares owned by such Stockholder (a "SELLING STOCKHOLDER") to any person (the "PURCHASER") in a
                -------------------                       ---------
transaction which is subject to the provisions of Section 2, ICG Holdings and each Investor shall have the right to require, as a condition to such sale or disposition, that the Purchaser purchase from ICG Holdings and/or said Investor at the same price per Share and on the same terms and conditions as involved in such sale or disposition by such Selling Stockholder the same percentage of Shares of Common Stock owned (including any shares of Common Stock deemed to be beneficially owned pursuant to Rule 13d-3) by ICG Holdings and/or such Investor as such sale or disposition (as finally consummated) represents with respect to said Shares of Common Stock then owned (and deemed to be beneficially owned hereunder) by such Selling Stockholder. ICG Holdings and each Investor wishing so to participate in any such sale or disposition shall notify the Selling Stockholder of such intention as soon as practicable after receipt of the Offer made pursuant to Section 2, and in all events within fifteen (15) calendar days after receipt thereof. In the event that ICG Holdings and/or an Investor shall elect to participate in such sale or disposition, ICG Holdings and/or said Investor shall individually communicate such election to the Selling Stockholder, which communication shall be delivered by hand or mailed to the Selling Stockholder at the address set forth in Section 7 below. The Selling Stockholder and/or ICG Holdings and/or each participating Investor shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered; PROVIDED, HOWEVER, that any purchase of less than all of such Shares by
         --------  -------
the Purchaser shall be made from the Selling Stockholder, and/or ICG Holdings, and/or each participating Investor based upon a fraction, the numerator of which is the number of shares of Common Stock of the Company then owned by the Selling Stockholder, ICG Holdings (if participating) or such participating Investor (including any shares of Common Stock deemed to be beneficially owned by such Selling Stockholder, ICG Holdings or Investor under Rule 13d-3) and the denominator of which is the aggregate number of shares of Common Stock held by (and deemed to be beneficially owned by) the Selling Stockholder, ICG Holdings (if participating) and all of the participating Investors. The Selling Stockholder, ICG Holdings or Investor shall use his or its best efforts to obtain the agreement of the Purchaser to the participation of ICG Holdings and/or the participating Investors in the contemplated sale, and shall not sell any Shares to such Purchaser if such Purchaser declines to permit ICG Holdings or the participating Investors to participate pursuant to the terms of this Section 3(a). The provisions of this
Section 3(a) shall not apply to the sale of any Shares by the Selling Stockholder to ICG Holdings, the Company or an Investor pursuant to an Offer under Section 2.

        (b) SALE OF THE COMPANY.
            -------------------

            (i) If the holders of two-thirds (2/3) of the Common Stock of the Company held by (A) Investors and (B) ICG Holdings and its affiliates (considering the holders described in (A) and (B) as a single class) desire to effect a "SALE OF THE COMPANY" (as hereinafter defined and subject to the
          -------------------
provisions of the Company's Certificate of Incorporation) (the "APPROVED SALE"),
                                                                -------------
the Stockholders will consent to and raise no objections to the Approved Sale, will use their best efforts to cause their representatives on the Board to vote in favor of such Approved Sale, and (i) if the Approved Sale is structured as a sale of stock, the Stockholders will agree to sell all of their Stock and rights to acquire Stock on the terms and conditions approved by the holders of two-thirds (2/3) of the Common Stock of the Company, and (ii) if the Approved Sale is structured as a merger, consolidation or other reorganization, the Stockholders will vote in favor thereof. The Stockholders will use best efforts to cooperate in the Approved Sale and will take all necessary and desirable actions in connection with the consummation of the Approved Sale as are reasonably requested by the holders of two-thirds (2/3) of the Common Stock; PROVIDED HOWEVER, that no Stockholder shall be required to make any
-------- -------
representations and warranties in connection with any Approved Sale other than the representations and warranties made by the "Stockholders" set forth in
Article III of the Exchange Agreement. For purposes hereof, "SALE OF THE
                                                             -----------
COMPANY" shall mean the sale of (a) the Company to any unaffiliated third person
-------
or group of persons pursuant to which such person or persons acquire capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (b) all or substantially all of the Company's assets determined on a consolidated basis.

            (ii) The obligations of the Stockholders with respect to the Approved Sale also are subject to the satisfaction of the following conditions:
(i) upon the consummation of the Approved Sale, all of the Stockholders will receive the same form and amount of consideration for their Shares as all other Stockholders of the same class of Stock, or if any Stockholders are given an option as to the form and amount of consideration to be received, all holders of the same class of Stock will be given the same option; and (ii) all holders of then currently exercisable rights to acquire, directly or indirectly, shares of Common Stock will be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Common Stock received by the holders of Common Stock in connection with the Approved Sale less the exercise price or conversion price per share of Common Stock of such right to acquire, directly or indirectly, Common Stock by (2) the number of shares of Common Stock represented by such rights.

            (iii) No right of first refusal pursuant to Section 2 of this Agreement shall apply to any sale made pursuant to an Approved Sale by any Stockholder. No right of participation pursuant to Section 3(a) of this Agreement shall apply to any sale made pursuant to an Approved Sale by any Stockholder.

     4. PERMITTED TRANSFERS. Anything herein to the contrary notwithstanding,
        -------------------
the provisions of Sections 1, 2 and 3 shall not apply to: (a) any transfer of Shares by a Holder or Key Employee by gift or bequest or through inheritance to, or for the benefit of or in trust for, any member or members of his immediate family (including spouses, parents, children, siblings and their spouses, and aunts and uncles, and nieces and nephews, whether step, in-law or adopted) and the parties hereto hereby consent and agree to any amendments to restricted stock purchase agreements and other stock purchase or option agreements to which any Holder or Key Employee is or shall become a party which conform to the terms of transfer set forth in this Section 4(a); (b) any transfer of Shares by a Holder or Key Employee to a trust in respect of which he or she serves as trustee; (c) any sale of Shares pursuant to a public offering pursuant to a registration statement filed by the Company with the SEC; (d) any repurchase of Shares from officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including termination of employment, and (e) with respect to ICG Holdings or any Investor, any transfer (i) to one or more partners of the transferor (in the case of a transferor that is a partnership), (ii) to one or more members of the transferor (in the case of a transferor that is a limited liability company),
(iii) to an affiliated corporation (in the case of a transferor that is a corporation) so long as such "affiliated corporation" constitutes a Qualified Transferee, (iv) to Overseas Private Investment Corporation ("OPIC") (in the
                                                              ----
case of Draper International India, L.P. "DRAPER" or one of its authorized
                                          ------
affiliates under contractual arrangements with OPIC), (v) between affiliated Investors in accordance with presently existing agreements between such affiliated Investors, (vi) to an affiliate of ICG Holdings or such Investor to comply with state or federal laws or regulations applicable to such Investor's ownership and holding of Shares (for purposes of this Section 4, the transferee of a corporation pursuant to a merger, consolidation or sale of all or substantially all of the assets of such corporation shall be deemed to be an "affiliated corporation"); PROVIDED, that such transferee constitutes a
                           --------
Qualified Transferee, (vii) to a Qualified Transferee of such party or (viii) of ICG's Shares to the Agent (defined below) for the benefit of the Banks (defined below), in connection with that certain credit agreement dated as of April 30, 1999, as amended or supplemented to date (the "Credit Agreement"), among ICG and its subsidiary, Internet Capital Group Operations, Inc., as borrowers under the Credit Agreement, PNC Bank, National Association as Agent for the Banks (the "AGENT") and the banks named therein the "BANKS"). In the event of any such
 -----                                    -----
transfer, other than pursuant to subsection (c) of this Section 4 or to a Purchaser pursuant to Section 3(a) (except as provided therein) or to a limited partner or a non-managing general partner transferee of a private equity fund Investor who receives one percent (1%) or less of the Common Stock of the Company on a fully diluted basis, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement. No Stockholder can complete any such transfer, other than pursuant to subsection (c) of this Section 4 or to a limited partner or a non-managing general partner transferee of a private equity fund Investor who receives one percent (1%) or less of the Common Stock of the Company on a fully diluted basis until the transferee has signed a joinder to this Agreement in the form attached to this Agreement.

     5. ELECTION OF DIRECTORS.
        ---------------------

        (a) At the Closing, the Company and each Stockholder shall take all action necessary or appropriate to (i) increase the size of the Board of Directors of the Company to consist of nine (9) directors, (ii) elect three (3) directors designated by ICG Holdings to the Board of Directors of the Company,
(iii) elect one (1) director who shall be the Chief Executive Officer to the Board of Directors, initially Venkat Srinivasan, and (iv) elect the remaining five

(5) directors as designated by the Investors holding shares having at least fifty percent (50%) of the voting power (in the general of directors) of the shares held by the Investors, initially Venetia Kountogouris, Mark E. Nunnelly, William H. Draper, III, Oliver D. Curme and John Fullerton. From and after the Closing, each of the Company and each Stockholder shall take, at any time and from time to time, all legally permissible action necessary or appropriate to ensure that the Board of Directors is composed of nine (9) directors and that
(i) until such time as ICG Holdings' and ICG's (together with ICG Affiliates') record ownership of Common Stock is less than twenty (20%) of the outstanding shares of Common Stock for an uninterrupted period of not less twenty (20) business days, not less than three (3) of such directors are such individuals as are designated by ICG Holdings and (ii) until such time as ICG Holdings' and ICG's (together with ICG Affiliates') record ownership of Common Stock is less than ten percent (10%) of the outstanding shares of Common Stock for an uninterrupted period of not less than twenty (20) business days, not less than two (2) of such directors are such individuals as are designated by ICG Holdings and (iii) until such time as ICG Holdings' and ICG's (together with ICG Affiliates') record ownership of Common Stock is less than five percent (5%) of the outstanding shares of Common Stock for an uninterrupted period of not less than twenty (20) business days, not less than one of such directors is an individual designated by ICG Holdings.

        (b) The Company and each Stockholder agrees that any person who has a right to designate a director pursuant to Section 5(a) may request that any director designated by such person be removed (with or without cause) by written notice to the Company (and the Stockholders), and, in such event, the Company and each Stockholder shall promptly consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by any of them for the removal of such person as director. Each of the Company and each Stockholder agrees that the directors designated by any person who has the right to designate a director pursuant to Section 5(a) on the Company's Board of Directors may not be removed except in accordance with the immediately preceding sentence. (c) In the event that a vacancy is created on the Company's Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by any person who has the right to designate a director pursuant to
Section 5(a), or if otherwise there shall exist a vacancy on the Company's Board of Directors in a directorship subject to designation by a person pursuant to
Section 5(a), such vacancy shall not be filled by the remaining members of the Company's Board of Directors, but each Stockholder hereby agrees to promptly consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by such Stockholder to elect that individual designated by the party with the right to so designate that director to fill such vacancy (it being understood the party with the right to so designate the director may elect not to fill such vacancy, in which case such directorship shall remain vacant until such party elects to fill such vacancy as provided in this paragraph (c)).

        (d) The Company and each Stockholder agrees that it will take all action necessary or appropriate to ensure that at least one (1) individual designated by ICG Holdings is a member of any committee of the Board of Directors of the Company. In addition, so long as ICG Holdings, ICG and/or ICG Affiliates own at least five percent (5%) of the outstanding Common Stock, ICG Holdings shall have the right to designate one observer (the "OBSERVER") to attend meetings of the
                                          --------
Board of Directors (or similar governing body), or any committee thereof, of any subsidiary of the Company. The Observer shall have the right to participate in, but not vote on any matter presented at, such meetings. The Company shall give each such Observer written notice of each meeting of the Board of Directors (or similar governing body), or any committee thereof, of any such subsidiary at the same time and in the same manner as the members of such Board of Directors (or similar governing body), or any committee thereof, receive notice of such meetings. The Observer shall be entitled to receive, and the Company will provide each Observer with, all written materials and other information given to the directors in connection with such meetings (or any action by consent in lieu of a meeting) at the same time such materials and information are given to the directors. If any such Board of Directors (or similar governing body), or any committee thereof, proposes to take any action by written consent in lieu of a meeting, the Company shall provide written notice thereof to each Observer prior to the effective date of such consent. Such Observer shall be required to execute a confidentiality agreement, in form reasonably satisfactory to the Company and ICG Holdings prior to exercising any such Observer's Rights. The Company will pay the reasonable out-of-pocket expenses of any Observer incurred in attending such meetings in accordance with the Company's' standard reimbursement policies.

        (e) In the absence of any designation from the persons or groups so designating directors as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

        (f) The Company shall reimburse each director elected to the Board of Directors of the Company pursuant to Sections 5(b) and 5(c), in accordance with the Company's standard reimbursement policies, for all reasonable travel expenses incurred by each such director in attending any meetings of the Board of Directors of the Company or any committee thereof.

     6. TERMINATION. This Agreement shall terminate upon the completion of an
        -----------
Initial Public Offering by the Company. The rights of any Stockholder (other than ICG Holdings) hereunder shall terminate when such Stockholder (together with its affiliates) owns a number of shares of Common Stock that is less than fifteen percent (15%) of the number of shares of Common Stock such Stockholder (together with its affiliates) owns on the date hereof determined on a fully diluted basis (appropriately adjusted for stock splits, stock dividends, recapitalizations and other like changes). The rights of ICG Holdings shall terminate hereunder when ICG Holdings and ICG (together with ICG Affiliates) owns a number of shares of Common Stock that is less than fifteen percent (15%) of the number of shares of Common Stock that ICG Holdings and ICG (together with ICG Affiliates) owns on the date hereof on a fully diluted basis (appropriately adjusted for stock splits, stock dividends, recapitalizations and other like changes).

     7. NOTICES. All notices and other communications hereunder shall be in
        -------
writing and shall be deemed to have been given when delivered or mailed by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, if to the Company, at 20 CareMatrix Drive, Dedham, MA 02026, Attn: Chief Financial Officer (with a copy to Rich, May, Bilodeau & Flaherty, P.C., 176 Federal Street, Boston, MA 02110.
Attn: Walter A. Wright, III, Esq.), if to each Holder at his respective address set forth on SCHEDULE I hereto or on the joinder to the Agreement
             ----------
pursuant to which he became a party to this Agreement, if to each Key Employee at his respective address set forth on SCHEDULE I hereto, and if to
                                       ----------
the Investors, at their respective addresses set forth on SCHEDULE I hereto or
                                                          ----------
if to ICG Holdings at 435 Devon Park Drive, 800 The Safeguard Building, Wayne, PA 19087, Attn: Henry Nassau, Esq. (with a copy to Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA. 19103, Attn:
Christopher Karras, Esq.) or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 7.

     8. LOCK-UP AGREEMENT. Each of the Stockholders hereby agrees in connection
        -----------------
with the Company's Initial Public Offering, upon the request of the principal underwriter managing the initial public offering of the Company, not to sell publicly any Shares now owned or hereafter acquired by such Stockholder and subject to this Agreement without the prior written consent of such underwriter for a period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the underwriter may specify, in all events subject to the provisions of Section 5.13 of the Registration Rights Agreement. Notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that any lock-up agreement or arrangement shall not apply to sales of Shares by any Stockholder to ICG Holdings or an ICG Holdings' Qualified Transferee.

     9. SPECIFIC PERFORMANCE. The rights of the parties under this Agreement are
        --------------------
unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

     10. FAILURE TO DELIVER SHARES. If a Stockholder becomes obligated to sell
         -------------------------
any Shares to ICG Holdings, an Investor or the Company (or to any permitted assignee of ICG Holdings, an Investor or the Company) or to any third party in connection with a Sale of the Company (each, a "PURCHASING PARTY") under this
                                                ----------------
Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such Purchasing Party may, at its option, in addition to all other remedies it may have, send to said Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to said Stockholder (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such Purchasing Party a new certificate or certificates representing such Shares, and thereupon all of said Stockholder's rights in and to such Shares shall terminate.

     11. LEGEND. The certificates representing the Shares issued after the date
         ------
of this Agreement shall bear on their face a legend indicating the existence of the restrictions imposed hereby.

     12. ENTIRE AGREEMENT. This Agreement, the Third Amended and Restated Rights
         ----------------
Agreement and the Exchange Agreement (including any and all exhibits, schedules and other instruments contemplated thereby (and the confidentiality agreements referred to therein)) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter.

     13. WAIVERS AND FURTHER AGREEMENTS. Subject to applicable law and the
         ------------------------------
provisions of Section 6 of this Agreement, provisions of this Agreement may only be waived with the written consent of (i) ICG Holdings and (ii) the holders of two-thirds (2/3) of the Common Stock held by the Investors. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Notwithstanding the foregoing, no waiver approved in accordance herewith shall be effective if and to the extent that such waiver grants to any one or more Stockholders any rights more favorable than any rights granted to all other Stockholders or otherwise treats any one or more Stockholders differently than all other Stockholders.

     14. AMENDMENTS. Subject to applicable law and the provisions of Section 6
         ----------
of this Agreement, provisions of this Agreement may only be amended with the written consent of (i) ICG Holdings and (ii) the holders of two-thirds (2/3) of the Common Stock held by the Investors; PROVIDED, HOWEVER, that the rights set
                                        --------  -------
forth in Section 5 with respect to the designation of the Board of Directors of the Company may not be amended without the prior written consent of the constituency affected by such amendment, which consent shall be obtained in a manner consistent with, and shall require the same percentages prescribed in,
Section 5. Notwithstanding the foregoing, no amendment approved in accordance with the first sentence of this Section 14 above shall be effective if and to the extent that such amendment creates any additional affirmative obligations to be complied with by any Stockholder that is different from the affirmative obligations imposed on each Stockholder.

     15. ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding
         ----------------------------------
upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein; PROVIDED, that no Investor
                                                      --------
may transfer its rights or obligations hereunder except to a Qualified
Transferee.

     16. SEVERABILITY. In case any one or more of the provisions contained in
         ------------
this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

     17. COUNTERPARTS. This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Company shall require each person who shall, after the date hereof, acquire from the Company a number of shares which will result in such person owning more than one percent (1%) of the shares of Common Stock of the Company on a fully diluted basis, as a condition to such acquisition, to become a party to this Agreement by executing and delivering to the Company a joinder to this Agreement in the form attached hereto. In addition, in connection with Section 4 hereof, the Company shall not effect any transfer of shares of Common Stock on its stock transfer ledger, if such transfer involves more than one percent (1%) of the Common Stock of the Company on a fully diluted basis, until the Company receives from said transferee a joinder to this Agreement executed in the form attached hereto.

     18. SECTION HEADINGS. The headings contained in this Agreement are for
         ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     19. JOINDER. Internet Capital Group, Inc. hereby joins in this Agreement,
         -------
agrees to be a party hereto with respect to the obligations of ICG Holdings, its wholly-owned subsidiary, and agrees to cause ICG Holdings to comply with its obligations hereunder.

     20. WAIVER OF RIGHTS OF PARTICIPATION, ETC. Each of the Company and each of
         --------------------------------------
the Investors who are parties to the December 1999 Stockholders Agreement hereby
(i) waive all provisions of and all rights existing under the December 1999 Stockholders Agreement, including any rights to receive notices thereunder, on behalf of themselves and each of the other parties thereto to the extent necessary to effectuate the provisions hereof and the transactions contemplated under the Exchange Agreement and further agrees not to exercise or attempt to exercise any rights under the December 1999 Stockholders Agreement or any prior agreement related thereto from and after the date hereof, and (ii) terminate the December 1999 Stockholders Agreement or any prior agreement related thereto, and agree that each of them be and hereby is released from its obligations thereunder and acknowledge that this Agreement supersedes the December 1999 Stockholders Agreement or any prior agreement related thereto as contemplated by Section 12 hereof. Each of the Stockholders waives any preemptive or similar rights such Stockholder would otherwise have in connection with the issuance of the Company's equity securities to ICG Holdings (or its affiliates) pursuant to the Exchange Agreement (including pursuant to Section 7.6 thereof), including any preemptive rights granted pursuant to the Stock Purchase Agreement, dated September 16, 1993, among the Company, V. Srinivasan, S. Sen and the Purchasers named therein. In addition, each of the Investors who have rights to purchase Shares from an employee who is selling such employee's Shares in connection with the termination of such employee's employment pursuant to a restrictive stock purchase agreement, hereby (i) waives all provisions of and all rights existing under such restrictive stock purchase agreements, including any rights to receive notices thereunder, on behalf of themselves and each of the other parties thereto to the extent necessary to effectuate the provisions of Section 2(h) hereof and further agrees not to exercise or attempt to exercise any rights under such restrictive stock purchase agreements or any prior agreements related thereto from and after the date hereof.

     21. GOVERNING LAW. This Agreement shall be construed and enforced in
         -------------
accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                                          ECREDIT.COM, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                          ICG HOLDINGS, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                          INTERNET CAPITAL GROUP, INC.*

                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



[SIGNATURE PAGES FOR HOLDERS FOLLOW]







----------------------
* For purposes of the joinder set forth in Section 19 to this Agreement

Actual signature blocks in this Agreement will change on the date this Agreement is executed to reflect the holders of more than 1% of the Common Stock of eCredit.com, Inc. (except for Key Employee signatories who may own 1% or less) as of the Closing.

                                          HOLDERS:


                                          --------------------------------------
                                          Venkat Srinivasan


                                          --------------------------------------
                                          Peter McKay


                                          --------------------------------------
                                          Jai Dev Dasgupta


                                          --------------------------------------
                                          Deepak Verma


                                          --------------------------------------
                                          Ian Edmonds


                                          --------------------------------------
                                          Robert Mahoney


                                          --------------------------------------
                                          Mark E. Nunnelly


                                          --------------------------------------
                                          Venetia Kontogouris


                                          --------------------------------------
                                          Oliver D. Curme


                                          --------------------------------------
                                          William H. Draper, III



                   [SIGNATURE PAGES FOR KEY EMPLOYEES FOLLOW]

                                          KEY EMPLOYEES:


                                          --------------------------------------
                                          Richard Olson


                                          --------------------------------------
                                          Mahantesh Kotiwale


                                          --------------------------------------
                                          Louis Paglia



                     [SIGNATURE PAGES FOR INVESTORS FOLLOW]

                                          INVESTORS:

                                          J.P. MORGAN INVESTMENT CORPORATION

                                          By:
                                             -----------------------------------
                                                John Fullerton
                                                Managing Director


                                          SIXTY WALL STREET SBIC FUND, L.P.

                                          By: Sixty Wall Street SBIC Corporation
                                               As General Partner

                                          By:
                                             -----------------------------------
                                                John Fullerton
                                                Managing Director


                                          ABN AMRO CAPITAL (USA), INC.

                                          By:
                                             -----------------------------------
                                                David L. Bogetz
                                                Managing Director


                                          I EAGLE TRUST

                                          By:
                                             -----------------------------------
                                                David L. Bogetz
                                                Managing Director


                                          BURNHAM CAPITAL, LLC

                                          By:
                                             -----------------------------------
                                                David L. Bogetz
                                                Managing Director

                                          TRIDENT CAPITAL FUND-IV, L.P.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------

                                          VORTEX PARTNERS CDT, LP
                                            a Texas Limited Partnership

                                          By:   Vortex Partners, L.P.,
                                                a Texas limited partnership
                                          Its:  General Partner

                                          By:   Vortex Investments, Inc.
                                          Its:  General Partner

                                          By:
                                             -----------------------------------
                                                Christopher O'Neill
                                                Chief Executive Officer


                                          DRAPER RICHARDS COMPANY MANAGEMENT

                                          By:
                                             -----------------------------------
                                                Name:
                                                Title:


                                          WILLIAM H. DRAPER REVOCABLE TRUST

                                          By:
                                             -----------------------------------
                                                Name:  William Draper
                                                Title:  Trustee

                                          By:
                                             -----------------------------------
                                                Name:  Phyllis C. Draper
                                                Title:  Trustee


                                          ROBIN A. RICHARDS TRUST


                                          By:
                                             -----------------------------------
                                                Name:  Robin A. Richards
                                                Title:  Trustee

                                          DRAPER INTERNATIONAL INDIA, L.P.

                                          By:  DRAPER INTERNATIONAL
                                                MANAGEMENT, L.P.
                                                as General Partner

                                          By:  DRAPER INTERNATIONAL, L.L.C.,
                                                as General Partner

                                          By:
                                             -----------------------------------
                                                William H. Draper, III
                                                Its Manager

                                          ARGUS CAPITAL LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          BATTERY VENTURES IV, L.P.

                                          By:  Battery Partners IV, LLC

                                          By:
                                             -----------------------------------
                                                Member Manager


                                          BATTERY INVESTMENT
                                          PARTNERS IV LLC

                                          By:
                                             -----------------------------------
                                                Member Manager


                                          MAPLECREST FUND I

                                          By:
                                             -----------------------------------
                                                Walter A. Wright, III,
                                                General Partner


                                          INFORMATION PARTNERS CAPITAL FUND,
                                          L.P.

                                          By:
                                             -----------------------------------
                                                Mark Nunnelly,
                                                General Partner

                                          BCIP ASSOCIATES

                                          By:
                                             -----------------------------------
                                                Mark Nunnelly,
                                                General Partner

                                          BCIP TRUST ASSOCIATES, L.P.

                                          By:
                                             -----------------------------------
                                                Mark Nunnelly,
                                                General Partner


                                          ENTERPRISE ASSOCIATES, INC.

                                          By:
                                             -----------------------------------
                                                Venetia Kontogouris,
                                                President


                                          CITICORP

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------


                                          SAP AMERICA, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------


                                          FINANCIAL TECHNOLOGY VENTURES (Q),
                                          LP

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------


                                          FINANCIAL TECHNOLOGY VENTURES, LP

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------

                                          MELLON/NETWORTH PARTNERS I, LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its: Authorized Officer


                                          NETWORTH ENTERPRISES IV, LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:  Authorized Officer


                                          CHASE EQUITY HOLDINGS, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------


                                          --------------------------------------
                                          Richard Sandor


                                          --------------------------------------
                                          Ellen Sandor


                                          --------------------------------------
                                          Full Legal Name of Entity (Print)

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          --------------------------------------
                                          Mailing Address - Street


                                          --------------------------------------
                                          City           State          Zip Code

                                          ACCESS TECHNOLOGY PARTNERS BROKERS
                                          FUND L.P.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          ACCESS TECHNOLOGY PARTNERS, L.P.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          ARGUS CAPITAL LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          ARUN OBEROI

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          EASTMAN CHEMICAL CO.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          EZEKIEL INVT. GROUP I, LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          FIRST UNION INVESTORS

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          GATEWAY COMPANIES, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          H&Q EMPLOYEE VENTURE FUND 2000, LP

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          HAMBRECHT & QUIST CALIFORNIA

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          HEWLETT PACKARD COMPANY

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          MITSUI & CO. (USA), INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          NETWORTH ENTERPRISES VI, LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          WELLS FARGO SMALL BUSINESS
                                          INVESTMENT COMPANY

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                   SCHEDULE I
                                   ----------
                                ECREDIT.COM, INC.

                               SCHEDULE OF HOLDERS
                               -------------------

NAMES AND ADDRESSES
-------------------

Venkat Srinivasan*

Peter McKay*

Deepak Verma*

Robert Mahoney*

Jai Dev Dasgupta*

Mark E. Nunnelly
c/o Bain Capital, Inc.
Two Copley Place
Boston, MA  02116

Venetia Kontogouris
c/o Enterprise Associates, LLC
200 Nyala Farms Road
Westport, CT  06880

Oliver D. Curme
c/o Battery Partners IV, LLC
20 William Street
Wellesley, MA 02181

William H. Draper, III
c/o Draper International India, L.P.
50 California Street, Suite 2925
San Francisco, CA  94111

Ian E. Edmonds (Option holder)
64 Slough Road
Harvard, MA  01451

                                   SCHEDULE II
                                eCREDIT.COM, INC.

                            SCHEDULE OF KEY EMPLOYEES
                            -------------------------

Richard Olson*
Mahantesh Kotiwale*
Louis Paglia*

*c/o eCredit.com, Inc.
400 Blue Hill Drive, Suite 300
Westwood, MA  02090

                                  SCHEDULE III
                                eCREDIT.COM, INC.

                              SCHEDULE OF INVESTORS
                              ---------------------

J.P. Morgan Investment Corporation*
60 Wall Street
New York, NY 10260
Attn: John Fullerton

Sixty Wall Street SBIC Fund, L.P.*
60 Wall Street
New York, NY 10260
Attn: John Fullerton

      *A copy of all correspondence should be sent to:

      Bruce Lieb, Esq.
      Proskauer Rose LLP
      1585 Broadway
      New York, NY 10036-8299

ABN AMRO Capital (USA), Inc.
c/o ABN AMRO Incorporated
208 South LaSalle Street, Suite 1000
Chicago, IL  60604
Attn:  David L. Bogetz

I Eagle Trust
c/o ABN AMRO Incorporated
208 South LaSalle Street, Suite 1000
Chicago, IL  60604
Attn:  David L. Bogetz

Burnham Capital, LLC
c/o ABN AMRO Incorporated
208 South LaSalle Street, Suite 1000
Chicago, IL  60604
Attn:  David L. Bogetz

Trident Capital Fund-IV, L.P.
c/o Trident Capital, Inc.
2480 Sand Hill Road, Suite 100
Menlo Park, CA  94025

VORTEX PARTNERS, CDT LP
c/o Christopher O'Neill
Vortex Partners, L.P.
2626 Cole Avenue, Suite 700
Dallas, TX  75204

Battery Ventures IV, L.P.
20 William Street
Wellesley, MA 02181

Battery Investment Partners IV LLC
20 William Street
Wellesley, MA  02181

Draper International India, L.P.
50 California Street, Suite 2925
San Francisco, CA  94111
Attn:  William H. Draper

Maplecrest Fund I
c/o Walter A. Wright, III
121 Thornton Road
Needham, MA  02192

Information Partners Capital Fund, L.P.
c/o Bain Capital, Inc.
Two Copley Place
Boston, MA  02116

BCIP Associates
c/o Bain Capital, Inc.
Two Copley Place
Boston, MA  02116
Attn:  Mark Nunnelly

BCIP Trust Associates, L.P.
c/o Bain Capital, Inc.
Two Copley Place
Boston, MA  02116
Attn:  Mark Nunnelly

Enterprise Associates, Inc.
200 Nyala Farms Road
Westport, CT  06880
Attn:  Venetia Kontogouris

Citicorp *
399 Park Avenue, 14th Floor
New York, NY 10043
Attn: Selwin A. George

      * A copy of all correspondence should be sent to:

      David Smith, Esq.
      Citicorp
      425 Park Avenue, 2nd Floor
      New York, NY 10043

SAP America, Inc. *
3999 West Chester Pike
Headquarters Bldg., 3rd Floor
Newtown Square, PA 19073
Attn: Gary Fromer

      * A copy of all correspondence should be sent to:

      Jeffrey Nolan
      SAP Labs, Inc.
      3475 Deer Creek Road
      Palo Alto, CA 94304

Financial Technology Ventures (Q), LP
601 California Street, Suite 2200
San Francisco, CA 94108
Attn: Scott Wu

Financial Technology Ventures, LP
601 California Street, Suite 2200
San Francisco, CA 94108

Mellon/Networth Partners I, LLC *
3060 Peachtree Road
Suite 780
Atlanta, GA 30305-2240
Attn: John K. Adams

Networth Enterprises IV, LLC *
3060 Peachtree Road
Suite 780
Atlanta, GA 30305-2240
Attn: John K. Adams

      * A copy of all correspondence should be sent to:

      Greg Orenstein, Esq.
      Alston & Bird
      1201 West Peachtree Street
      Atlanta, GA 30309

Chase Equity Holdings, Inc.
c/o The Chase Manhattan Bank
Legal Department
One Chase Manhattan Plaza, 25th Floor
New York, NY 10081
Attn: Robert J. Egan

Richard Sandor and Ellen Sandor
c/o Environmental Financial Products
111 West Jackson, 14th Floor
Chicago, IL 60604


Access Technology Partners, LP

Argus Capital LLC

Arun Oberoi

Draper Richards LP

Eastman Chemical Co.

Ezekiel Invt. Group I, LLC

First Union Investors

Gateway Companies, Inc.

H&Q Employee Venture Fund 2000, LP

Hambrecht & Quist California

Hewlett Packard Company

Mitsui & Co. (USA), Inc.

NetWorth Enterprises VI, LLC

Wells Fargo Small Business Investment Company, Inc.

                                eCredit.com, Inc.

                                     JOINDER

      The undersigned, _________________, as a condition precedent to becoming the owner or holder of record of ___________________ (______) shares of the Common Stock, par value $.001 per share, of eCredit.com, Inc., a Delaware corporation (the "Company"), hereby agrees to become a Holder party to and bound by that certain Third Amended and Restated Stockholders Agreement, dated as of , 2000 by and among the Company and other stockholders of the Company. This Joinder shall take effect and shall become an integral part of the said Third Amended and Restated Stockholders Agreement immediately upon execution and delivery to the Company of this Instrument.

      IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

                                          Signature:
                                                    ----------------------------

                                          --------------------------------------
                                          (Print Name)

                                          Address:


                                          Date:
                                               ---------------------------------


                                          Accepted:

                                          eCredit.com, Inc.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          Date:
                                               ---------------------------------

                                                                       EXHIBIT D
                                                                       ---------

                               POST IPO AGREEMENT
                               ------------------

      THIS POST IPO AGREEMENT is made as of the ____ day of ______, 2000 (the "AGREEMENT"), by and among (i) eCredit.com, Inc., formerly known as SRR
 ---------
Solutions, Inc., a Delaware corporation (the "COMPANY"), (ii) ICG Holdings,
                                              -------
Inc., a Delaware Corporation ("ICG HOLDINGS"), (iii) each person who is listed
                               ------------
on SCHEDULE I hereto and each person who shall, after the date hereof, acquire
   ----------
more than one percent (1%) of the outstanding shares of Common Stock (as hereinafter defined) of the Company, on a fully diluted basis and join in and become a party to this Agreement as a "HOLDER" by executing and delivering to the Company a joinder to this Agreement ("HOLDERS", and each a "HOLDER"), (iv)
                                          -------               ------
each person who is a key employee and who is listed on SCHEDULE II hereto (each
                                                       -----------
a "KEY EMPLOYEE" or collectively, the "KEY EMPLOYEES"), (v) each Investor who is
   ------------                        -------------
listed on SCHEDULE III hereto (each an "INVESTOR" or collectively the
          ------------                  --------
"INVESTORS"). ICG Holdings, the Holders, the Key Employees and the Investors are
 ---------
collectively known as the "STOCKHOLDERS" and each is known as a "STOCKHOLDER".
                           ------------                          -----------

                                     BACKGROUND
                                     ----------

      A. The Company, ICG Holdings, Internet Capital Group, Inc., a Delaware corporation ("ICG") and certain of the Investors, Holders and Key Employees are
              ----
parties to an Exchange Offer Agreement, dated as of February 24, 2000 (the "EXCHANGE AGREEMENT"). Subject to the satisfaction of certain conditions set
 ------------------
forth in the Exchange Agreement, the Exchange Agreement contemplates that, at the Closing (as defined in the Exchange Agreement), ICG Holdings will acquire thirty percent of the Company's capital stock on a fully-diluted basis.

      B. It is a condition of the obligations of the various parties to the Exchange Agreement to consummate the transactions contemplated by the Exchange Agreement, that each of the Company, ICG Holdings, ICG, the Investors, the Holders and the Key Employees execute and deliver this Agreement.

      C. Capitalized terms used herein and not otherwise defined (as well as the term "FULLY DILUTED BASIS") shall have the meanings ascribed to such
          -------------------
terms in the Exchange Agreement.

      D. ICG Holdings, ICG, the Holders, the Key Employees and the Investors desire to enter into this Agreement in order to fulfill such condition.

                                       TERMS
                                       -----

      In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

           1.   PROHIBITED TRANSFERS. From and after the completion of an
                --------------------
Initial Public Offering by the Company, none of the Holders, the Key Employees, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by them, except in compliance with the terms of this Agreement. For purposes of this Agreement, the term "Shares" shall mean and include all shares of Common Stock of the Company, and options, rights and convertible securities exercisable for or convertible into such Common Stock, owned by the Holders, the Investors and the Key Employees, whether presently held or hereafter acquired, with all convertible or derivative securities being treated on an as-exercised or as-converted basis.

               a. For a period of twenty-four (24) months following the completion of an Initial Public Offering by the Company, any sale of Shares by a Holder, Key Employee or Investor, other than any of the foregoing who then owns one percent (1%) or less of the capital stock of the Company, on a fully-diluted basis, shall be made only after such Holder, Key Employee or Investor submits a written offer (the "WRITTEN OFFER") to ICG Holdings. The Written Offer shall
                    -------------
disclose the Shares proposed to be sold or transferred, the Offer Price (as defined below) and any other material facts relating to the sale or transfer. For purposes of this Agreement the "OFFER PRICE" shall mean the closing price as
                                    -----------
reported by the Nasdaq National Market (or on any exchange on which the Shares are listed), or if there is no closing price, the average of the closing bid and asked prices quoted in the Over-The-Counter Market Summary, whichever is applicable, on the last trading day immediately prior to the date of the Written Offer, as published in the Eastern Edition of The Wall Street Journal.

               b. Within three (3) business days after receipt of the Written Offer, ICG Holdings shall give notice to such Seller of its intent to purchase all, but not less than all, of the offered Shares on the same terms and conditions as set forth in the Written Offer. Such notice, when taken in conjunction with the Written Offer shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby. ICG Holdings shall have the right to transfer part or all of ICG Holdings' right to purchase the Shares to any Qualified Transferee, as that term is defined below.

               c. If, for any reason whatever, ICG Holdings shall not exercise its right to purchase all of the Shares offered by the Seller, such Seller will have the right to sell all of the Shares offered to ICG Holdings that ICG Holdings has not elected to purchase for a period of forty-eight (48) calendar days the receipt of the Written Offer by ICG Holdings and each agreement contemplated above for the sale and purchase of the Shares covered by the Written Offer shall be deemed null and void. Any Shares not sold within such forty-eight (48) day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section.

               d. For purposes of this Agreement, a "QUALIFIED TRANSFEREE" shall mean any person (i) who is an Investor, (ii) who is an "AFFILIATED PERSON", as that term is defined in the Investment Company Act of 1940, of an Investor, (iii) who is a partner or member of an Investor or of ICG Holdings or ICG or of an affiliate of ICG Holdings or ICG (other than an officer or director of ICG Holdings, ICG or their affiliates), (iv) who acquires at least 50,000 shares of Common Stock (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events after the date hereof) or, if less than 50,000 shares, all of the shares of Common Stock held by such Investor, or (v) who is directly or indirectly (A) a majority-owned subsidiary, or (B) a majority-owned limited liability company or (C) a partnership of which of which ICG Holdings, ICG or a majority-owned subsidiary or a majority-owned limited liability company owns the majority of the voting interests of the general partner (the persons referred to in clause (A), (B) and
(C) are referred to hereinafter individually as a "ICG AFFILIATE" and
                                                   -------------
collectively as the "ICG AFFILIATES") (other than an officer or director of ICG
                     --------------
Holdings, ICG or ICG Affiliates). Notwithstanding the foregoing, no person who is a competitor of the Company shall qualify as a Qualified Transferee under this Agreement.

           2.   PERMITTED TRANSFERS. Anything herein to the contrary
                -------------------
notwithstanding, the provisions of Section 1 shall not apply to: (a) any transfer of Shares by a Holder or Key Employee by gift or bequest or through inheritance to, or for the benefit of or in trust for, any member or members of his immediate family (including spouses, parents, children, siblings and their spouses, aunts and uncles, and nieces and nephews, whether step, in-law or adopted) and the parties hereto hereby consent and agree to any amendments to restricted stock purchase agreements and other stock purchase or option agreements to which any Holder or Key Employee is or shall become a party which conform to the terms of transfer set forth in this Section 2(a); (b) any transfer of Shares by a Holder or Key Employee to a trust in respect of which he or she serves as trustee; (c) any sale of Shares pursuant to a public offering pursuant to a registration statement filed by the Company with the SEC; (d) any repurchase of Shares from officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including termination of employment, and (e) with respect to ICG Holdings or any Investor, any transfer (i) to one or more partners of the transferor (in the case of a transferor that is a partnership), (ii) to one or more members of the transferor (in the case of a transferor that is a limited liability company), (iii) to an affiliated corporation (in the case of a transferor that is a corporation) so long as such affiliated corporation constitutes a Qualified Transferee, (iv) to Overseas Private Investment Corporation ("OPIC") (in the case of Draper International India, L.P. "DRAPER"
              ----                                                     ------
or one of its authorized affiliates under contractual arrangements with OPIC),
(v) between affiliated Investors in accordance with presently existing agreements between such affiliated Investors, (vi) to an affiliate of ICG Holdings or such Investor to comply with state or federal laws or regulations applicable to such Investor's ownership and holding of Shares (for purposes of this Section 2, the transferee of a corporation pursuant to a merger, consolidation or sale of all or substantially all of the assets of such corporation shall be deemed to be an "affiliated corporation"); PROVIDED, that such transferee constitutes a Qualified Transferee, or (vii) to a Qualified Transferee of such party. In the event of any such transfer, other than pursuant to subsection (c) of this Section 2 or to a limited partner or a non-managing general partner transferee of a private equity fund Investor who receives one percent (1%) or less of the Common Stock of the Company on a fully diluted basis, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement. No Stockholder can complete any such transfer, other than pursuant to subsection (c) of this Section 2 or to a limited partner or a non-managing general partner transferee of a private equity fund Investor who receives one percent (1%) or less of the Common Stock of the Company on a fully diluted basis until the transferee has signed a joinder to this Agreement in the form attached to this Agreement.

           3.   Election of ICG Holdings Director.
                ---------------------------------

                a. From the date hereof, the Company and each Stockholder shall take all action necessary or appropriate to elect one (1) director designated by ICG Holdings to the Board of Directors of the Company. Until such time as ICG Holdings' and ICG's (together with ICG Affiliates') record ownership of Common Stock is less than five percent (5%) of the outstanding shares of Common Stock for an uninterrupted period of not less than twenty (20) business days, the Company and each Stockholder shall take, at any time and from time to time, all legally permissible action necessary or appropriate to ensure that not less than one of the members of the Board of Directors of the Company is an individual designated by ICG Holdings.

                b. The Company and each Stockholder agrees that ICG Holdings may request that the director it has designated be removed (with or without cause) by written notice to the Company (and the Stockholders), and, in such event, the Company and each Stockholder shall promptly consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by any of them for the removal of such person as director. Each Stockholder agrees that such Stockholder will not vote such Stockholder's shares to remove the director designated by ICG Holding to the Company's Board of Directors from the Company's Board of Directors, except in accordance with the immediately preceding sentence or removal for cause as provided for in the Company Bylaws and applicable law.

                c. In the event that a vacancy is created on the Company's Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of the director designated by ICG Holdings, or if otherwise there shall exist a vacancy on the Company's Board of Directors in the directorship subject to designation by ICG Holdings, such vacancy shall not be filled by the remaining members of the Company's Board of Directors, but each Stockholder hereby agrees to promptly consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by such Stockholder to elect that individual designated by ICG Holdings (it being understood that ICG Holdings may elect not to fill such vacancy, in which case such directorship shall remain vacant until ICG Holdings elects to fill such vacancy as provided in this paragraph (c)).

                d. The Company and each Stockholder agrees that it will take all action necessary or appropriate to ensure that the one (1) individual designated by ICG Holdings is a member of any committee of the Board of Directors of the Company. In addition, so long as ICG Holdings, ICG and/or ICG Affiliates own at least five percent (5%) of the outstanding Common Stock, ICG Holdings shall have the right to designate one observer (the "OBSERVER") to attend meetings of the Board of Directors (or similar governing body), or any committee thereof, of any subsidiary of the Company. Such observer shall be required to execute a confidentiality agreement, in form reasonably satisfactory to the Company and ICG Holdings' prior to the exercising any such Observer's Rights. The Observer shall have the right to participate in, but not vote on any matter presented at, such meetings. The Company shall give each such Observer written notice of each meeting of the Board of Directors (or similar governing body), or any committee thereof, of any such subsidiary at the same time and in the same manner as the members of such Board of Directors (or similar governing body), or any committee thereof, receive notice of such meetings. The Observer shall be entitled to receive, and the Company will provide each Observer with, all written materials and other information given to the directors in connection with such meetings (or any action by consent in lieu of a meeting) at the same time such materials and information are given to the directors. If any such Board of Directors (or similar governing body), or any committee thereof, proposes to take any action by written consent in lieu of a meeting, the Company shall provide written notice thereof to each Observer prior to the effective date of such consent. Such Observer shall be required to execute a confidentiality agreement, in form reasonably satisfactory to the Company and ICG Holdings, prior to exercising any such Observer's Rights. The Company will pay the reasonable out-of-pocket expenses of any Observer incurred in attending such meetings in accordance with the Company's standard reimbursement policies.

                e. In the absence of any designation by ICG Holdings as specified above, the director previously designated by ICG Holdings and then serving shall be reelected if still eligible to serve as provided herein.

                f. The Company shall reimburse each director elected to the Board of Directors of the Company pursuant to Sections 3(a) and 3(c), in accordance with the Company's standard reimbursement policies, for all reasonable travel expenses incurred by each such director in attending any meetings of the Board of Directors of the Company or any committee thereof.

          4.    TERMINATION. This Agreement hereunder shall terminate when ICG
                -----------
Holdings and ICG (together with ICG Affiliates) owns a number of shares of Common Stock that is less than fifteen percent (15%) of the number of shares of Common Stock that ICG Holdings and ICG (together with ICG Affiliates) owns on the date hereof on a fully diluted basis (appropriately adjusted for stock splits, stock dividends, recapitalizations and other like changes).

          5.    NOTICES. All notices and other communications hereunder shall be
                -------
in writing and shall be deemed to have been given when delivered or mailed by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, if to the Company, at the address 20 CareMatrix Drive, Dedham, MA 02026, Attn: Chief Financial Officer (with a copy to Rich, May, Bilodeau & Flaherty, P.C., 176 Federal Street, Boston, MA 02110. Attn: Walter A. Wright, III, Esq.), if to each Holder at his respective address set forth on SCHEDULE I hereto or on the joinder to the Agreement pursuant to which he became a party to this Agreement, if to each Key Employee at his respective address set forth on SCHEDULE I hereto, and if to the Investors, at their respective addresses set forth on SCHEDULE I hereto or if to ICG Holdings at 435 Devon Park Drive, 800 The Safeguard Building, Wayne, PA 19087, Attn: Henry Nassau, Esq. (with a copy to Dechert Price & Rhoads, 4000 Bell

Atlantic Tower, 1717 Arch Street, Philadelphia, PA. 19103, Attn: Christopher Karras, Esq.) or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 5.

          6.    SPECIFIC PERFORMANCE. The rights of the parties under this
                --------------------
Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

          7.    FAILURE TO DELIVER SHARES. If a Stockholder becomes obligated to
                -------------------------
sell any Shares to ICG Holdings (or to any permitted assignee of ICG Holdings) (each, a "PURCHASING PARTY") under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such Purchasing Party may, at its option, in addition to all other remedies it may have, send to said Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to said Stockholder (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such Purchasing Party a new certificate or certificates representing such Shares, and thereupon all of said Stockholder's rights in and to such Shares shall terminate.

          8.    LEGEND. The certificates representing the Shares issued after
                ------
the date of this Agreement shall bear on their face a legend indicating the existence of the restrictions imposed hereby.

          9.    ENTIRE AGREEMENT. This Agreement, the Registration Rights
                ----------------
Agreement, the Amended and Restated Stockholders Agreement and the Exchange Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter.

          10.   WAIVERS AND FURTHER AGREEMENTS. Subject to applicable law and
                ------------------------------
the provisions of Section 5 of this Agreement, provisions of this Agreement may only be waived with the written consent of (i) ICG Holdings and (ii) the holders of two-thirds (2/3) of the Common Stock held by the Investors. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Notwithstanding the foregoing, no waiver approved in accordance herewith shall be effective if and to the extent that such waiver grants to any one or more Stockholders any rights more favorable than any rights granted to all other Stockholders or otherwise treats any one or more Stockholders differently than all other Stockholders.

          11.  AMENDMENTS. Subject to applicable law, provisions of this
               ----------
Agreement may only be amended with the written consent of (i) ICG Holdings and
(ii) the holders of two-thirds (2/3) of the Common Stock held by the Investors; PROVIDED, HOWEVER, that the rights set forth in Section 3 with respect to the designation of the Board of Directors of the Company may not be amended without the prior written consent of ICG Holdings, which consent shall be obtained in a manner consistent with, and shall require the same percentages prescribed in, Section 10. Notwithstanding the foregoing, no amendment approved in accordance with the first sentence of this
Section 11 above shall be effective if and to the extent that such amendment creates any additional affirmative obligations to be complied with by any Stockholder that is different from the affirmative obligations imposed on each Stockholder.

           12.  ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be
                ----------------------------------
binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein; PROVIDED,
                                                                   --------
that no Investor may transfer its rights or obligations hereunder except to a Qualified Transferee; and PROVIDED, FURTHER, that ICG Holdings shall have no
                          --------- -------
right to transfer its right to designate a director to the Board of Directors other than to ICG or to a permitted transferee who is an ICG Affiliate.

           13.  SEVERABILITY. In case any one or more of the provisions
                ------------
contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

           14.  COUNTERPARTS. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Company shall require each person who shall, after the date hereof, acquire from the Company a number of shares which will result in such person owning more than one percent (1%) of the shares of Common Stock of the Company on a fully diluted basis, as a condition to such acquisition, to become a party to this Agreement by executing and delivering to the Company a joinder to this Agreement in the form attached hereto. In addition, in connection with Section 2 hereof, the Company shall not effect any transfer of shares of Common Stock on its stock transfer ledger, if such transfer involves more than one percent (1%) of the Common Stock of the Company on a fully diluted basis, until the Company receives from said transferee a joinder to this Agreement executed in the form attached hereto.

          15.   SECTION HEADINGS. The headings contained in this Agreement are
                ----------------
for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          16.   JOINDER. Internet Capital Group, Inc. hereby joins in this
                -------
Agreement, agrees to be a party hereto with respect to the obligations of ICG Holdings, its wholly-owned subsidiary, and agrees to cause ICG Holdings to comply with its obligations hereunder.

          17.   GOVERNING LAW. This Agreement shall be construed and enforced in
                -------------
accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                                          ECREDIT.COM, INC.

                                          By:
                                              ----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------


                                          ICG Holdings HOLDINGS, INC.

                                          By:
                                              ----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------


                                          INTERNET CAPITAL GROUP, INC.*

                                          By:
                                              ----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------




[SIGNATURE PAGES FOR HOLDERS FOLLOW]


--------
* For purposes of the joinder set forth in Section 19 to this Agreement

Actual signature blocks in this Agreement will change on the date this Agreement is executed to reflect the holders of more than 1% of the Common Stock of eCredit.com, Inc. (except for Key Employee signatories who may own 1% or less) as of the Closing.

                                          HOLDERS:


                                          -----------------------------
                                          Venkat Srinivasan


                                          -----------------------------
                                          Peter McKay

                                          -----------------------------
                                          Deepak Verma

                                          -----------------------------
                                          Ian Edmonds

                                          -----------------------------
                                          Robert Mahoney

                                          -----------------------------
                                          Mark E. Nunnelly

                                          -----------------------------
                                          Venetia Kontogouris

                                          -----------------------------
                                          Oliver D. Curme

                                          -----------------------------
                                          William H. Draper, III

                                          -----------------------------
                                          Jai Dev Dasgupta

                   [SIGNATURE PAGES FOR KEY EMPLOYEES FOLLOW]

                                      KEY EMPLOYEES:

                                          -----------------------------
                                          Richard Olson


                                          -----------------------------
                                          Mahantesh Kotiwale


                                          -----------------------------
                                          Louis Paglia

                     [SIGNATURE PAGES FOR INVESTORS FOLLOW]

                                          INVESTORS:

                                          J.P. MORGAN INVESTMENT CORPORATION

                                          By:
                                             -----------------------------------
                                                John Fullerton
                                                Managing Director


                                          SIXTY WALL STREET SBIC FUND, L.P.

                                          By: Sixty Wall Street SBIC
                                          Corporation
                                               As General Partner


                                          By:
                                             -----------------------------------
                                                John Fullerton
                                                Managing Director


                                          ABN AMRO CAPITAL (USA), INC.

                                          By:
                                             -----------------------------------
                                                David L. Bogetz
                                                Managing Director


                                          I EAGLE TRUST

                                          By:
                                             -----------------------------------
                                                David L. Bogetz
                                                Managing Director


                                          BURNHAM CAPITAL, LLC

                                          By:
                                             -----------------------------------
                                                David L. Bogetz
                                                Managing Director

                                          TRIDENT CAPITAL FUND-IV, L.P.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------


                                          VORTEX PARTNERS CDT, LP
                                            a Texas Limited Partnership

                                          By:   Vortex Partners, L.P.,
                                                a Texas limited partnership
                                          Its:  General Partner

                                          By:   Vortex Investments, Inc.
                                          Its:  General Partner

                                          By:
                                             -----------------------------------
                                                Christopher O'Neill
                                                Chief Executive Officer

                                          DRAPER RICHARDS COMPANY MANAGEMENT

                                          By:
                                             -----------------------------------
                                                Name:
                                                Title:


                                          WILLIAM H. DRAPER REVOCABLE TRUST

                                          By:
                                             -----------------------------------
                                                Name:  William Draper
                                                Title:  Trustee

                                          By:
                                             -----------------------------------
                                                Name:  Phyllis C. Draper
                                                Title:  Trustee

                                          ROBIN A. RICHARDS TRUST


                                          By:
                                             -----------------------------------
                                                Name:  Robin A. Richards
                                                Title:  Trustee


                                          DRAPER INTERNATIONAL INDIA, L.P.

                                          By:  DRAPER INTERNATIONAL
                                                MANAGEMENT, L.P.
                                                as General Partner

                                          By:  DRAPER INTERNATIONAL, L.L.C.,
                                                as General Partner

                                          By:
                                             -----------------------------------
                                                William H. Draper, III
                                                Its Manager

                                          ARGUS CAPITAL LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          BATTERY VENTURES IV, L.P.

                                          By:  Battery Partners IV, LLC

                                          By:
                                             -----------------------------------
                                                Member Manager


                                          BATTERY INVESTMENT PARTNERS IV LLC

                                          By:
                                             -----------------------------------
                                                Member Manager


                                          MAPLECREST FUND I

                                          By:
                                             -----------------------------------
                                                Walter A. Wright, III,
                                                General Partner


                                          INFORMATION PARTNERS CAPITAL FUND,
                                          L.P.

                                          By:
                                             -----------------------------------
                                                Mark Nunnelly,
                                                General Partner

                                          BCIP ASSOCIATES

                                          By:
                                             -----------------------------------
                                                Mark Nunnelly,
                                                General Partner

                                          BCIP TRUST ASSOCIATES, L.P.

                                          By:
                                             -----------------------------------
                                                Mark Nunnelly,
                                                General Partner

                                          ENTERPRISE ASSOCIATES, INC.

                                          By:
                                             -----------------------------------
                                                Venetia Kontogouris,
                                                President


                                          CITICORP

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------


                                          SAP AMERICA, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------


                                          FINANCIAL TECHNOLOGY VENTURES (Q),
                                          LP

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------


                                          FINANCIAL TECHNOLOGY VENTURES, LP

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------

                                          MELLON/NETWORTH PARTNERS I, LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its: Authorized Officer

                                          NETWORTH ENTERPRISES IV, LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:  Authorized Officer

                                          CHASE EQUITY HOLDINGS, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                               ---------------------------------


                                          --------------------------------------
                                          Richard Sandor


                                          --------------------------------------
                                          Ellen Sandor


                                          --------------------------------------
                                          Full Legal Name of Entity (Print)

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          ______________________________________
                                          Mailing Address - Street

                                          ______________________________________
                                          City           State          Zip Code

                                          ACCESS TECHNOLOGY PARTNERS BROKERS
                                          FUND L.P.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                               ---------------------------------


                                          ACCESS TECHNOLOGY PARTNERS, L.P.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                          ARGUS CAPITAL LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          ARUN OBEROI

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          EASTMAN CHEMICAL CO.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          EZEKIEL INVT. GROUP I, LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          FIRST UNION INVESTORS

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          GATEWAY COMPANIES, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          H&Q EMPLOYEE VENTURE FUND 2000, LP

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          HAMBRECHT & QUIST CALIFORNIA

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          HEWLETT PACKARD COMPANY

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          MITSUI & CO. (USA), INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          NETWORTH ENTERPRISES VI, LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          WELLS FARGO SMALL BUSINESS
                                          INVESTMENT COMPANY

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                   SCHEDULE I
                                   ----------
                                eCredit.com, Inc.

                               SCHEDULE OF HOLDERS
                               -------------------

NAMES AND ADDRESSES
-------------------


Venkat Srinivasan*

Peter McKay*

Deepak Verma*

Robert Mahoney*

Mark E. Nunnelly
c/o Bain Capital, Inc.
Two Copley Place
Boston, MA  02116

Venetia Kontogouris
c/o Enterprise Associates, LLC
200 Nyala Farms Road

Westport, CT  06880

Oliver D. Curme
c/o Battery Partners IV, LLC
20 William Street

Wellesley, MA 02181

William H. Draper, III
c/o Draper International India, L.P.
50 California Street, Suite 2925
San Francisco, CA  94111

Ian E. Edmonds (Option holder)
64 Slough Road
Harvard, MA  01451

Jai Dev Dasgupta*

                                   SCHEDULE II
                                eCredit.com, Inc.

                            SCHEDULE OF KEY EMPLOYEES
                            -------------------------

Richard Olson*
Mahantesh Kotiwale*
Louis Paglia*

*c/o eCredit.com, Inc.
400 Blue Hill Drive, Suite 300
Westwood, MA  02090

                                  SCHEDULE III
                                eCredit.com, Inc.

                              SCHEDULE OF INVESTORS
                              ---------------------

J.P. Morgan Investment Corporation*
60 Wall Street
New York, NY 10260
Attn: John Fullerton

Sixty Wall Street SBIC Fund, L.P.*
60 Wall Street
New York, NY 10260
Attn: John Fullerton

      *A copy of all correspondence should be sent to:

      Bruce Lieb, Esq.
      Proskauer Rose LLP
      1585 Broadway
      New York, NY 10036-8299

ABN AMRO Capital (USA), Inc.
c/o ABN AMRO Incorporated
208 South LaSalle Street, Suite 1000
Chicago, IL  60604
Attn:  David L. Bogetz

I Eagle Trust
c/o ABN AMRO Incorporated
208 South LaSalle Street, Suite 1000
Chicago, IL  60604
Attn:  David L. Bogetz

Burnham Capital, LLC
c/o ABN AMRO Incorporated
208 South LaSalle Street, Suite 1000
Chicago, IL  60604
Attn:  David L. Bogetz

Trident Capital Fund-IV, L.P.
c/o Trident Capital, Inc.
2480 Sand Hill Road, Suite 100
Menlo Park, CA  94025

VORTEX PARTNERS, CDT LP
c/o Christopher O'Neill
Vortex Partners, L.P.
2626 Cole Avenue, Suite 700
Dallas, TX  75204

Battery Ventures IV, L.P.
20 William Street
Wellesley, MA 02181

Battery Investment Partners IV LLC
20 William Street

Wellesley, MA  02181

Draper International India, L.P.
50 California Street, Suite 2925
San Francisco, CA  94111
Attn:  William H. Draper

Maplecrest Fund I
c/o Walter A. Wright, III
121 Thornton Road
Needham, MA  02192

Information Partners Capital Fund, L.P.
c/o Bain Capital, Inc.
Two Copley Place
Boston, MA  02116

BCIP Associates
c/o Bain Capital, Inc.
Two Copley Place
Boston, MA  02116
Attn:  Mark Nunnelly

BCIP Trust Associates, L.P.
c/o Bain Capital, Inc.
Two Copley Place
Boston, MA  02116
Attn:  Mark Nunnelly

Enterprise Associates, Inc.
200 Nyala Farms Road

Westport, CT  06880
Attn:  Venetia Kontogouris

Citicorp *
399 Park Avenue, 14th Floor
New York, NY 10043
Attn:       Selwin A. George

      * A copy of all correspondence should be sent to:

      David Smith, Esq.
      Citicorp
      425 Park Avenue, 2nd Floor
      New York, NY 10043

SAP America, Inc. *
3999 West Chester Pike
Headquarters Bldg., 3rd Floor
Newtown Square, PA 19073
Attn: Gary Fromer

      * A copy of all correspondence should be sent to:

      Jeffrey Nolan
      SAP Labs, Inc.
      3475 Deer Creek Road
      Palo Alto, CA 94304

Financial Technology Ventures (Q), LP
601 California Street, Suite 2200
San Francisco, CA 94108
Attn: Scott Wu

Financial Technology Ventures, LP
601 California Street, Suite 2200
San Francisco, CA 94108

Mellon/Networth Partners I, LLC *
3060 Peachtree Road
Suite 780
Atlanta, GA 30305-2240
Attn: John K. Adams

Networth Enterprises IV, LLC *
3060 Peachtree Road
Suite 780
Atlanta, GA 30305-2240
Attn: John K. Adams

      * A copy of all correspondence should be sent to:

      Greg Orenstein, Esq.
      Alston & Bird
      1201 West Peachtree Street
      Atlanta, GA 30309

Chase Equity Holdings, Inc.
c/o The Chase Manhattan Bank
Legal Department

One Chase Manhattan Plaza, 25th Floor
New York, NY 10081
Attn: Robert J. Egan

Richard Sandor and Ellen Sandor
c/o Environmental Financial Products
111 West Jackson, 14th Floor
Chicago, IL 60604


Access Technology Partners, LP

Argus Capital LLC

Arun Oberoi

Draper Richards LP

Eastman Chemical Co.

Ezekiel Invt. Group I, LLC

First Union Investors

Gateway Companies, Inc.

H&Q Employee Venture Fund 2000, LP

Hambrecht & Quist California

Hewlett Packard Company

Mitsui & Co. (USA), Inc.

NetWorth Enterprises VI, LLC

Wells Fargo Small Business Investment Company, Inc.

                                eCredit.com, Inc.

                                     JOINDER

      The undersigned, _________________, as a condition precedent to becoming the owner or holder of record of ___________________ (______) shares of the Common Stock, par value $.001 per share, of eCredit.com, Inc., a Delaware corporation (the "Company"), hereby agrees to become a Holder party to and bound by that certain Right of First Refusal Agreement, dated as of ________ _________, 2000 by and among the Company and other stockholders of the Company. This Joinder shall take effect and shall become an integral part of the said Right of First Refusal Agreement immediately upon execution and delivery to the Company of this Instrument.

      IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

                                          Signature:
                                                    ----------------------------

                                           -------------------------------------
                                          (Print Name)

                                          Address:


                                          Date:
                                               ---------------------------------


                                          Accepted:

                                          eCredit.com, Inc.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          Date:
                                               ---------------------------------

                                                                       EXHIBIT E
                                                                       ---------

                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT
                  -------------------------------------------

     THIS THIRD AMENDED AND RESTATED RIGHTS AGREEMENT ("Agreement") is made as
                                                        ---------
of the ___ day of _________, 2000 by and among (i) eCredit.com, Inc., formerly known as SRR Solutions, Inc., a Delaware corporation (the "Company"), (ii) ICG
                                                           -------
Holdings, Inc., a Delaware corporation ("ICG Holdings") and (iii) certain other
                                         ------------
stockholders of the Company listed on the signature pages hereto (the "Existing Investors" and, collectively with ICG Holdings, the "Investors"). This
                                                     ---------
agreement amends and restates in its entirety the Second Amended and Restated Rights Agreement by and between the Company and the Existing Investors dated as of December 22, 1999 (the "Existing Rights Agreement").
                           -------------------------

                                  WITNESSETH:

     WHEREAS, the Company and the Existing Investors are parties to the Existing Rights Agreement;

     WHEREAS, the Company and ICG Holdings are parties to an Exchange Offer Agreement dated as of February 24, 2000 (the "ICG Holdings Agreement") pursuant
                                              ----------------------
to which ICG Holdings will acquire from the Existing Investors and certain other stockholders/optionees and warrantholders of the Company shares of Common Stock, par value $.001 per share ("Common Stock") of the Company in exchange for common
                            ------------
stock of Internet Capital Group, Inc., a Delaware Corporation;

     WHEREAS, pursuant to the ICG Holdings Agreement all of the Company's issued and outstanding shares of Preferred Stock have been converted into shares of Common Stock of the Company;

     WHEREAS, one of the conditions to the obligations of the various parties to the ICG Holdings Agreement to consummate the transactions contemplated by the ICG Holdings Agreement is the execution of this Agreement, and the Company, ICG Holdings, ICG, and the Existing Investors are willing to enter into this Agreement; and

     NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1.    Common Definitions. Unless otherwise defined in this Agreement,
             ------------------
capitalized terms used in this Agreement (as well as the term "fully diluted
                                                               -------------
basis") that are defined in the ICG Holdings Agreement shall have the meanings
-----
assigned to them in the ICG Holdings Agreement.

     1.2.    Certain Definitions. As used in this Agreement, the following terms
             -------------------
shall have the following respective meanings:

             Third Amended and Restated Rights Agreement -- Page 2

     "Commission" shall mean the Securities and Exchange Commission, or any
      ----------
other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Common Stock, par value $.001 per share,
      ------------
of the Company, as constituted as of the date of this Agreement.

     "Conversion Shares" shall mean shares of Common Stock issued or issuable
      -----------------
upon conversion of the Preferred Shares or upon conversion of the Warrant Shares, and any shares of capital stock received in respect thereof.

     "December 1999 Stock and Warrant Purchase Agreement" shall mean the Stock
      --------------------------------------------------
and Warrant Purchase Agreement dated as of December 22, 1999 by and among the Company and certain Investor signatures thereto.

     "Exchange Act" shall mean the Securities Exchange Act of 1934 or any
      ------------
similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Existing Agreements" shall mean the agreements listed in Exhibit A
      -------------------                                      ---------
attached hereto.

     "ICG Holdings Warrant" shall mean the warrants to purchase shares of
      --------------------
Common Stock of the Company issued to ICG Holdings pursuant to the ICG Holdings Agreement.

     "Indebtedness" shall mean all obligations, contingent and otherwise, which
      ------------
should, in accordance with generally accepted accounting principles, be classified upon the obligor's balance sheet (or the notes thereto) as liabilities, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

     "October 1999 Stock Purchase Agreement" shall mean that certain Series D
      -------------------------------------
Convertible Preferred Stock Purchase Agreement dated as of October 22, 1999 by and among the Company and certain Investor signatories thereto.

     "Person" shall mean any individual, corporation, partnership, limited
      ------
liability company, joint venture, association, trust or other entity or organization.

     "Preferred Shares" shall mean the shares of Series E Preferred Stock,
      ----------------
Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred

             Third Amended and Restated Rights Agreement -- Page 3

Stock, which were converted to shares of Common Stock of the Company immediately prior to the Closing of the ICG Holdings Agreement.

     "Qualified Public Offering" shall mean a fully underwritten, firm
      -------------------------
commitment public offering pursuant to an effective registration under the Securities Act covering the offer and sale by the Company of its Common Stock in which the aggregate net proceeds to the Company equal or exceed $20,000,000, and in which the price per share of such Common Stock equals or exceeds $8.35 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event after the date hereof).

     "Registration Expenses" shall mean the expenses so described in Section
      ---------------------
2.7.

     "Reserved Employee Shares" shall mean shares of Common Stock reserved by
      ------------------------
the Company from time to time for issuance in connection with stock grants, the exercise of options to purchase Common Stock or other stock purchase rights granted to employees, consultants or non-employee directors (other than representatives of the Investors) of the Company, not to exceed in the aggregate 10,270,250 shares, which includes an aggregate of [__________] shares purchased by employees, directors and consultants upon exercise of options granted to such employees, directors and consultants to purchase Common Stock, which shares are, upon the occurrence of certain events, subject to repurchase and being made available for purchase under future stock grants or grants of options or other stock purchase rights to the individuals contemplated above, options outstanding as of the date hereof to purchase [_______] shares and options to be granted to purchase up to [_______] shares plus that number of shares of Common tock repurchased from Shubro Sen in accordance with the provisions of Section 1.07 of that certain Series C Convertible Preferred Stock and Preferred Stock Warrant Purchase Agreement dated as of September 21, 1998, by and among the Company and certain Old Investors who are signatories thereto (the "1998 Purchase
                                                        -------------
Agreement") (with each such number of shares appropriately adjusted to reflect
---------
stock splits, stock dividends, combinations of shares and the like occurring after the date hereof with respect to the Common Stock).

     "Restricted Stock" shall mean the shares of Common Stock owned or
      ----------------
hereafter purchased by the Investors, excluding shares of Common Stock which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, or (b) publicly sold pursuant to Rule 144 under the Securities Act.

      "Securities Act" shall mean the Securities Act of 1933 or any similar
       --------------
federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean the expenses so described in Section 2.7.
      ----------------

     "Series C Amended Warrants" shall mean warrants to purchase an aggregate
      -------------------------
of 2,686,280 shares of Common Stock issued pursuant to the Stock and Warrant Purchase Agreement dated as of September 21, 1998.

             Third Amended and Restated Rights Agreement -- Page 4

          "Series E Warrants" shall mean the warrants to purchase in the
           -----------------
aggregate 255,183 shares of Common Stock issued pursuant to the Stock and Warrant Purchase Agreement dated as of December 22, 1999.

          "Subsidiary" or "Subsidiaries" shall mean any corporation,
           ----------      ------------
partnership, limited liability company, trust or other entity of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time a majority of the outstanding shares of every class of equity securities of such corporation, partnership, trust or other entity.

          "Warrant Shares" shall mean the shares of Common Stock issuable upon
           --------------
exercise of the ICG Holdings Warrants, the Series C Amended Warrants and the Series E Warrants.

                                  ARTICLE II

                   TRANSFER OF SHARES AND REGISTRATION RIGHTS

     2.1. Restrictive Legend.  Each certificate representing Restricted Stock
          ------------------
shall, except as otherwise provided in this Section 2.1 or in Section 2.2, be stamped or otherwise imprinted with a legend substantially in the following form (subject to modification to the extent necessary to comply with applicable Federal and state securities laws):

          "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws."

A certificate shall not bear such legend if in the opinion of counsel reasonably satisfactory to the Company (it being agreed that Dechert Price & Rhoads, Proskauer Rose LLP, Testa, Hurwitz & Thibeault, LLP or Rich, May, Bilodeau & Flaherty, P.C. shall be satisfactory) the securities being sold thereby may be publicly sold without registration under the Securities Act and applicable state securities laws. In addition, in lieu of the foregoing legend and opinion requirements, certificates representing Restricted Stock issued to Draper International India, L.P. shall be stamped or otherwise imprinted with a legend substantially in the following form (subject to modification to the extent necessary to comply with applicable Federal and state securities laws):

          "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and, except as provided below, may not be sold mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws. The securities represented by this

             Third Amended and Restated Rights Agreement -- Page 5

certificate may be transferred, by pledge or otherwise, to Overseas Private Investment Corporation ("OPIC") as required under contractual arrangements between Draper International India, L.P. and OPIC, without registration or proof of an exemption from registration, provided OPIC agrees to be bound by the terms of (a) that certain Third Amended and Restated Rights Agreement dated as of __________, 2000, as amended from time to time, among eCredit.com, Inc. and certain investor signatories thereto (the "Rights Agreement"), (b) that certain
                                           ----------------
Third Amended and Restated Stockholders Agreement dated as of _________, 2000, as amended from time to time, among eCredit.com, Inc. and certain investor and employee signatories thereto (the "Stockholders Agreement") and (c) that certain
                                   ----------------------
Post IPO Agreement dated as of __________, 2000, as amended form time to time, among eCredit.com, Inc. and certain investor and employee signatories thereto (the "Post IPO Agreement"). A copy of the Rights Agreement, the Stockholders
      ------------------
Agreement and Post IPO Agreement shall be furnished by eCredit.com, Inc. to the holder hereof upon written request and without charge."

     2.2. Notice of Proposed Transfer.  Prior to any proposed transfer of any
          ---------------------------
Restricted Stock (other than under the circumstances described in Sections 2.3,
2.4 or 2.5), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed that Dechert Price & Rhoads, Proskauer Rose LLP, Testa, Hurwitz & Thibeault, LLP or Rich, May, Bilodeau & Flaherty, P.C. shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act and applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be
               --------  -------
required for a transfer to (i) one or more partners of the transferor (in the case of a transferor that is a partnership), (ii) one or more members of the transferor (in the case of a transferor that is a limited liability company),
(iii) an affiliated corporation (in the case of a transferor that is a corporation), (iv) Overseas Private Investment Corporation ("OPIC") (in the case of Draper International India, L.P. "Draper" or one of its authorized affiliates
                                     ------
under contractual arrangements with OPIC) in the case of a transfer by any Investor, (v) to ICG Holdings or one of its affiliates (which shall include, directly or indirectly, (A) a majority-owned subsidiary, or (B) a majority-owned limited liability company, or (C) a partnership of which ICG Holdings, ICG or a majority-owned subsidiary or a majority-owned limited liability company owns the majority of the voting interests of the general partner (the persons referred to in clause (A), (B) and (C) are referred to hereinafter individually as a "ICG
                                                                          ---
Affiliate" and collectively as the "ICG Affiliates") (other than an officer or
---------                           --------------
director of ICG Holdings, ICG or ICG Affiliates) , or (vi) between affiliated Investors in accordance with presently existing agreements between such affiliated Investors (for purposes of this Section 2.2, the transferee of a corporation pursuant to a merger, consolidation or sale of all or substantially all of the assets of such corporation shall be deemed to be an "affiliated corporation"); provided, further, however, that any transferee other than a
               --------  -------  -------
partner or affiliate of the transferor shall execute and deliver to the Company a representation letter in form reasonably satisfactory to the Company's counsel to the effect that the transferee is acquiring Restricted Stock for its own account, for investment purposes and without any view to distribution thereof. Each certificate for Restricted Stock transferred as above provided shall bear the applicable legend set forth in Section 2.1, except that such certificate shall not bear such

             Third Amended and Restated Rights Agreement -- Page 6

legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities
Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 2.2 shall not apply to securities which are not required to bear one of the legends prescribed by Section 2.1 in accordance with the provisions of that Section. If the Company does not accept an opinion of counsel required hereby signed by Dechert Price & Rhoads, Proskauer Rose, LLP, Testa, Hurwitz & Thibeault, LLP or Rich, May, Bilodeau & Flaherty, P.C., the Company will pay the reasonable fees and disbursements of other counsel in connection with all opinions rendered by them pursuant to this Section 2.2.

     2.3. Required Registration.
          ---------------------

          (a) The holders of Restricted Stock constituting a majority of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice. Notwithstanding anything to the contrary contained herein, the Company shall not be required to effect any registration within 180 days of the effective date of any other registration statement filed by the Company on Form S-1, or any similar long-form registration statement.

          (b) Following receipt of any notice under this Section 2.3, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and such holders shall then be entitled within 30 thereafter to request the Company to include in the requested registration all or any portion of their shares of Restricted Stock. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in paragraph (a) above, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). The Company shall be obligated to register Restricted Stock pursuant to this Section 2.3 on four occasions only; provided, however, that
                                                     --------  -------
such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective or if such registration statement has been withdrawn prior to the consummation of the offering at the request of the Investors (other than as a result of a material adverse change in the business or financial condition of the Company) and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

          (c) The Company (or at the option of the Company, the holders of Common Stock) shall be entitled to include in any registration statement referred to in this Section 2.3, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company or such other holders for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the

             Third Amended and Restated Rights Agreement -- Page 7

Restricted Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 2.3 until the completion of the period of distribution of the registration contemplated thereby or the termination or withdrawal of such offering.

               (d) If in the opinion of the managing underwriter the inclusion of all of the Restricted Stock requested to be registered under this Section would adversely affect the marketing of such shares, after any shares to be sold by the Company or other holders of Common Stock have been excluded, shares to be sold by the holders of Restricted Stock shall be excluded in such manner that the shares to be sold shall be allocated among the selling holders pro rata based on their ownership of Restricted Stock.

     2.4. Piggy-Back Registration.  If the Company at any time (other than
          -----------------------
pursuant to Section 2.3 or Section 2.5) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 2.4 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock held by such requesting holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein;

provided, however, that such number of shares of Restricted Stock shall not be
--------  -------
reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock;

provided, further, however, that in no event shall the number of shares of
--------  -------  -------
Restricted Stock included in the offering be reduced below twenty percent (20%) of the total number of shares of Common Stock included in such offering, unless the offering is the Company's initial public offering of the Company's securities in which case the number of shares of Restricted Stock to be included by the holders may be reduced or eliminated entirely as set forth above. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 2.4 without thereby incurring any liability to the holders of Restricted Stock.

2.5.    Registration on Form S-3.  (a) If at any time (i) a holder or holders of
        ------------------------
Restricted Stock then outstanding request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held

             Third Amended and Restated Rights Agreement -- Page 8

by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $500,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 2.5 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 2.3 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration; provided, however, that there shall be no limitation on the number
              --------  -------
of registrations on Form S-3 which may be requested and obtained under this
Section 2.5.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to register Restricted Stock under the Securities Act on registration statements ("Registration Statements") may, upon the reasonable determination of the Board of Directors made only once during any 12-month period, be suspended in the event and during such period as unforeseen circumstances (including without limitation (i) an underwritten primary offering by the Company (which includes no secondary offering) if the Company is advised in writing by its underwriters that the registration of the Restricted Stock would have a material adverse effect on the Company's offering, or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event which would require additional disclosure of material information by the Company in Registration Statements or such other filings, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with Securities and Exchange Commission (the "SEC") requirements) exist (such
                                         ---
unforeseen circumstances being hereinafter referred to as a "Suspension Event") which would make it impractical or unadvisable for the Company to file the Registration Statements or such other filings or to cause such to become effective. Such suspension shall continue only for so long as such event is continuing but in no event for a period longer than ninety (90) days. The Company shall notify the holders of Restricted Stock of the existence and nature of any Suspension Event.

     2.6. Registration Procedures.  If and whenever the Company is required by
          -----------------------
the provisions of Sections 2.3, 2.4 or 2.5 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2.3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary or appropriate to keep such registration statement effective for the period specified in

             Third Amended and Restated Rights Agreement -- Page 9

paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required
--------  -------
to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

          (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration:
(i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, to such effect as reasonably may be requested by counsel for the underwriters, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no

             Third Amended and Restated Rights Agreement -- Page 10

more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

          (h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (i) cooperate with the selling holders of Restricted Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two business days prior to any sale of Restricted Stock; and

          (j) permit any holder of Restricted Stock which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel is required to be included.

          For purposes of Section 2.6(a) and 2.6(b) and of Section 2.3(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 180 days after the effective date thereof.

          In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws and to make the registration statement correct, accurate and complete in all respects with respect to such sellers; provided, however, that this requirement shall not be
                         --------  -------
deemed to limit any disclosure obligation arising out of any seller's relationship to the Company if one of such seller's agents or affiliates is an officer, director or control person of the Company. If any Registration Statement or comparable statement under the Securities Act refers to an Investor or any of its affiliates as the holder of any securities of the Company then, unless counsel to the Company advises the Company that, in such counsel's reasonable judgment, the Securities Act requires that such reference be included in any such statement, each such holder shall have the right to require the deletion of such reference to itself and, if applicable, its affiliates.

            Third Amended and Restated Rights agreement -- Page 11

          In connection with each registration pursuant to Sections 2.3, 2.4 or
2.5 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     2.7. Expenses.  All expenses incurred by the Company in complying with
          --------
Sections 2.3, 2.4 and 2.5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees and expenses of one counsel for all of the selling holders of Restricted Stock, collectively, in connection with the registration of Restricted Stock, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock and the fees and expenses of more than one counsel for the selling holders of Restricted Stock in connection with the registration of Restricted Stock are called "Selling Expenses".

          The Company will pay all Registration Expenses in connection with each registration statement under Sections 2.3, 2.4 or 2.5. All Selling Expenses in connection with each registration statement under Sections 2.3, 2.4 or 2.5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     2.8. Indemnification.
          ---------------
          (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2.3, 2.4 or 2.5, the Company will indemnify and hold harmless each holder of Restricted Stock, its officers and directors, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder, officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2.3, 2.4 or 2.5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Restricted Stock under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"), (iii) the omission or alleged omission to
          --------------------
state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of the Securities Act, Exchange Act or other securities law or any rule or regulation promulgated under the Securities Act, Exchange Act or other

            Third Amended and Restated Rights agreement -- Page 12

securities law applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Restricted Stock in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on the seller's behalf (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify the Restricted Stock) and will reimburse each such holder, and such officer and director, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                                --------
however, that the Company will not be liable in any such case if and to the
-------
extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.


               (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2.3, 2.4 or 2.5, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other holder of Restricted Stock, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2.3, 2.4 or 2.5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be
                                    --------  -------
liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, however, that the
                                          --------  -------  -------
liability of each seller hereunder shall not in any event exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be

            Third Amended and Restated Rights agreement -- Page 13

made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 2.8 and shall only relieve it from any liability which it may have to such indemnified party under this Section 2.8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in
                                  --------  -------
any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.


               (d) The indemnities provided in this Section 2.8 shall survive the transfer of any Restricted Stock by such holder.


               (e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

               (f) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is or was a material inducement to the Investors to purchase Restricted Stock) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is or was a material inducement to the Investors to purchase Restricted Stock) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the

            Third Amended and Restated Rights agreement -- Page 14

indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this subparagraph
(f), no holder of Restricted Stock shall be required to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of shares in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

     2.9.  Changes in Common Stock.  If, and as often as, after the date hereof
           -----------------------
there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

     2.10. Rule 144 Reporting.  With a view to making available the benefits of
           ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

           (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

           (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

           (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

     2.11. No Third Party Registration Rights.  The Company represents and
           ----------------------------------
warrants that, except as set forth in the Existing Agreements (all of which rights are being superseded by the registration rights set forth in this Agreement), there are no holders of its capital stock entitled to registration rights, and agrees that it shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remain in effect.

            Third Amended and Restated Rights agreement -- Page 15


                                  ARTICLE III

                            COVENANTS OF THE COMPANY

     3.1.  Affirmative Covenants of the Company Other Than Reporting
           ---------------------------------------------------------
Requirements. Without limiting any other covenants and provisions hereof, the
------------
Company covenants and agrees that until the consummation of a Qualified Public Offering, it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

           (a)  Payment of Taxes and Trade Debt. Pay and discharge, and cause
                -------------------------------
each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary; provided, that neither the
                                                      --------
Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

           (b)  Maintenance of Insurance. Maintain from responsible and
                ------------------------
reputable insurance companies or associations a term life insurance policy on the life of Venkat Srinivisan in the face amount equal to $2,500,000, which proceeds will be payable to the order of the Company. Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, but in any event in amounts sufficient to prevent the Company or Subsidiary from becoming a co-insurer. The Company will not cause or permit any assignment of the proceeds of the life insurance policy specified in the first sentence of this paragraph and will not borrow against such policy. The Company will add ICG, J.P. Morgan Investment Corporation and all of the other Investors as notice parties to such policy and will request that the issuer(s) of such policy provide all of such parties with at least ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

           (c)  Preservation of Corporate Existence. Preserve and maintain, and,
                -----------------------------------
unless the Company deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or

            Third Amended and Restated Rights agreement -- Page 16

desirable in view of its business and operations or the ownership or lease of its properties. Secure, preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business or the business of any Subsidiary.

           (d)  Compliance with Laws. Comply, and cause each Subsidiary to
                --------------------
comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

           (e)  Inspection. Permit, upon reasonable request and notice, each of
                ----------
the Investors or any agents or representatives thereof, at their own expense, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of the Company and any Subsidiary, to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, directors or Key Employees and independent accountants, and consult with and advise the management of the Company and any Subsidiary as to their affairs, finances and accounts, all at reasonable times. Each Investor agrees that it will use its best efforts to maintain the confidentiality of any information so obtained by it which is not otherwise available from other sources, subject to the disclosure of information of a non-technical nature, including financial information, which such Investor discloses to its partners and/or shareholders generally.

           (f)  Keeping of Records and Books of Account. Keep, and cause each
                ---------------------------------------
Subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

           (g)  Maintenance of Properties. Maintain and preserve, and cause each
                -------------------------
Subsidiary to maintain and preserve, all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

           (h)  Compliance with ERISA. Comply, and cause each Subsidiary to
                ---------------------
comply, with all minimum funding requirements applicable to any pension, employee benefit plans or employee contribution plans which are subject to ERISA or to the Internal Revenue Code of 1986 (the "Code"), and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any Subsidiary will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in
Section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.

           (i)  Budgets Approval. Not later than thirty-five (35) days following
                ----------------
the commencement of each fiscal year, prepare and submit to, and obtain the approval of a majority

            Third Amended and Restated Rights agreement -- Page 17

of the Board of Directors of, a business plan and monthly operating budgets in detail for each fiscal year, including capital and operating expense budgets, cash flow projections and profit and loss projections, all itemized in reasonable detail (including itemization of provisions for officers' compensation). The budget and business plan shall be reviewed by the Company periodically, and all changes therein and all material deviations therefrom shall be resubmitted to the Board of Directors. The Company shall not enter into any activity not in the ordinary course of business and not envisioned by the budget and business plan, unless approved by the affirmative vote of a majority of the directors of the Board of Directors, which shall include a majority of the directors elected by the Investors.

           (j)  Financings. Promptly, fully and in detail, inform the Board of
                ----------
Directors of any discussions, offers or contracts relating to possible financings of any nature for the Company, whether initiated by the Company or any other Person, except for (A) arrangements with trade creditors, and (B) utilization by the Company or any Subsidiary of commercial lending arrangements with financial institutions.

           (k)  The Board of Directors. Call and, to the extent a quorum can be
                ----------------------
maintained, hold meetings of the Company's Board of Directors on a basis as determined by a majority of the Board of Directors, but in any event not less than on a quarterly basis. Promptly pay all direct out-of-pocket expenses reasonably incurred by each management and non-management director of the Company in attending each meeting of the Board of Directors or any committee thereof.

           (l)  Check Signing. Require the signature of at least two officers of
                -------------
the Company on any single check equal to or greater than $20,000.

           (m)  By-laws. The Company shall at all times cause its By-laws to
                -------
provide that, unless otherwise required by the laws of the State of Delaware,
(i) any two directors and (ii) any holder or holders of at least 10% of the outstanding Common Stock, shall have the right to call a meeting of the Board of Directors or stockholders. The Company shall at all times maintain provisions in its By-laws or Certificate of Incorporation indemnifying all directors against liability to the maximum extent permitted under the laws of the State of Delaware.

     3.2.  Negative Covenants of the Company. Without limiting any other
           ---------------------------------
covenants and provisions hereof, the Company covenants and agrees that until the consummation of a Qualified Public Offering, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not, without the consent of sixty-six and two-thirds percent (66-2/3%) in interest of the holders of the Common Stock:

           (a)  Restrictions on Indebtedness. Create, incur, assume or suffer to
                ----------------------------
exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to Indebtedness for money borrowed which exceeds the aggregate of $5,000,000.

            Third Amended and Restated Rights agreement -- Page 18

           (b)  Merger or Sale. Except as contemplated by this Agreement merge
                --------------
with or into any other entity (except a Subsidiary or merger in which the Company is the surviving Company and the holders of Company voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction), sell to any Person or entity any assets constituting all or substantially all of the assets of the Company, liquidate or wind-up the Company, or agree to do or permit any Subsidiary to do any of the foregoing.

           (c)  Assumptions or Guaranties of Indebtedness of Other Persons.
                ----------------------------------------------------------
Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for the guaranties of the permitted obligations of any wholly-owned Subsidiary.

           (d)  Distributions. Declare or pay any dividends, purchase, redeem,
                -------------
retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"),
                                                               -------------
except that any such Subsidiary may declare and make payment of cash and stock
------
dividends, return capital and make distributions of assets to the Company; provided, however, that nothing herein contained shall prevent the Company from:
--------  -------

                (i) effecting a stock split (except for a reverse stock split) or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock, or

                (ii) redeeming any stock of a deceased stockholder out of insurance held by the Company on that stockholder's life, or

                (iii) repurchasing the shares of Common Stock held by officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares at their original purchase price upon the occurrence of certain events, including the termination of employment, or

                (iv) repurchasing certain shares of Common Stock held by Shubhro Sen in accordance with the provisions of Section 1.07 of the 1998 Purchase Agreement; provided, however, that such repurchase shall not be
                    --------  -------
consummated without the prior consent of the Directors designated by Battery Ventures IV, L.P. and ICG Holdings if, in the reasonable opinion of the Company's independent public accountants, such repurchase would jeopardize the

            Third Amended and Restated Rights agreement -- Page 19

Company's ability to account for a future acquisition using the "pooling of interests" method of accounting;

if in the case of any such transaction described in (i) through (iv) above, the payment can be made in compliance with the other terms of this Agreement and the Company's Certificate of Incorporation.

           (e)  Change in Nature of Business. Make or permit any Subsidiary to
                ----------------------------
make, any material change in the nature of its business as contemplated in the Company's Business Plan attached as Exhibit 3.12 to the December 1999 Stock and
                                    ------------
Warrant Purchase Agreement.

           (f)  Ownership of Subsidiaries. Purchase or hold beneficially any
                -------------------------
stock, other securities or evidences of Indebtedness in, or make any investment in any other Person, excluding a wholly-owned subsidiary of the Company, if the aggregate financial commitment of the Company related to all such commitments involves more than $100,000 in any twelve-month period.

           (g)  Issuance of Reserved Employee Shares. Grant to any of its
                ------------------------------------
employees, from and after the date hereof, options or other rights to purchase Reserved Employee Shares unless authorized by vote of the Company's Board of Directors which shall include at least two directors who are elected solely by the Investors, provided that at least one of the directors elected by ICG Holdings votes in favor thereof.

           (h)  Dealings with Affiliates and Others. Other than as contemplated
                -----------------------------------
by this Agreement, the Stockholders Agreement, the Series C Warrants, the Series E Warrants or the ICG Holdings Warrant, and other than transactions in the ordinary course of business involving less than $25,000, enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer (excluding payments made or to be made to Walter Wright, III, or Rich, May, Bilodeau & Flaherty, P.C. in connection with legal services rendered to the Company) or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly affiliated with one or more of such officers, directors or stockholders or members of their immediate families unless such transaction is approved in advance by a majority of disinterested directors of the Board of Directors, or absent such Board of Directors approval, by sixty-six and two-thirds percent (66 2/3%) in interest of the Investors.

           (i)  Compensation. Increase the compensation, bonus or other benefits
                ------------
payable to any Key Employee of the Company, except for increases in the ordinary course of business which shall not exceed ten percent (10%) in any calendar year or which shall be approved by vote of the Company's Board of Directors, which shall include a majority of the directors elected by the Investors.

     3.3.  Reporting Requirements.  Until the consummation of a Qualified Public
           ----------------------
Offering the Company will furnish the following to each Investor:

            Third Amended and Restated Rights agreement -- Page 20

           (a)  Monthly Reports: as soon as available and in any event within
                ---------------
thirty (30) days after the end of each calendar month, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to monthly budgets, a cash flow analysis for such month, a schedule showing each expenditure of a capital nature during such month, and a summary discussion of the Company's principal functional areas, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company (or other person acting in such capacity) as having been prepared in accordance with generally accepted accounting principles consistently applied;

           (b)  Quarterly Reports: to the extent not otherwise provided to any
                -----------------
Person, as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to quarterly budgets and a summary discussion of the Company's principal functional areas, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied;

           (c)  Annual Reports: as soon as available and in any event within one
                --------------
hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and by such independent public accountants of recognized national standing approved by a majority of the Board of Directors;

           (d)  Budgets: as soon as available after approval by the Board of
                -------
Directors, a business plan and monthly operating budgets for the forthcoming fiscal year;

           (e)  Notice of Adverse Changes: promptly after the occurrence thereof
                -------------------------
and in any event within ten (10) days after each occurrence, notice of any material adverse change in the operations or financial condition of the Company or any material default in any other material agreement to which the Company is a party;

           (f)  Written Reports: promptly upon receipt or publication thereof,
                ---------------
any written reports submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company and its Subsidiaries made by such

            Third Amended And Restated Rights Agreement -- Page 21


accountants or by consultants or other experts in connection with such consultant's or other expert's review of the Company's operations or industry, and written reports prepared by the Company to comply with other investment or loan agreements;

               (g)  Notice of Proceedings: promptly after the commencement
                    ---------------------
thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary in which the amount in controversy exceeds $50,000;

               (h)  Stockholders' and SEC Reports: promptly upon sending, making
                    -----------------------------
available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or file with the Securities and Exchange Commission; and


               (i)  Other Information: such other information respecting the
                    -----------------
business, properties or the condition or operations, financial or other, of the Company or any of its Subsidiaries as any such holder may from time to time reasonably request.

          3.4. Certain Additional Covenants. The Company covenants and agrees
               ----------------------------
with the applicable Investors as follows:

               (a)  Observer Rights.  At any time when a designee of JPMIC is
                    ---------------
not on the Board of Directors of the Company, the Company shall give to JPMIC notice of each meeting of the Board of Directors of the Company at the same time and in the same manner as notice is given to the directors of the Company. One
(1) designee of JPMIC shall be entitled to attend in person, as an observer, all meetings held in person and to listen to telephone meetings of the Board of Directors of the Company solely for the purpose of allowing JPMIC to have current information with respect to the affairs of the Company. The Company shall provide to such party in connection with each meeting its respective observer designee is entitled to attend, whether or not present at such meeting, copies of all notices, minutes, consents, and all other materials or information that it provides to the directors of the Company with respect to such meeting, at the same time such materials and information are given to the directors of the Company (except that materials and information provided to directors of the Company at meetings at which a designee of such party is not present shall be provided to such party promptly after the meeting). The Company shall reimburse the designee of such party, in accordance with the Company's reimbursement policies and procedures, for the reasonable travel and related expenses incurred by such designee in connection with attending meetings.

               (b)  Provisions Relating to SBIC Investors.
                    -------------------------------------

                    (i)  Use of Proceeds.  The Company will use the proceeds
                         ---------------
from (A) the sale of the Series D Preferred Stock to JPMIC, Sixty Wall Street SBIC Fund, L.P., ABN-AMRO Capital (USA), Inc., Draper Richards LP, Mellon/netWorth Partners I, LLC and netWorth Enterprises IV, LLC (collectively, the "Series D SBIC Investors") as provided in Section 3.25 of the October 1999
     -----------------------
Stock Purchase Agreement and no portion of such proceeds shall be applied to any prohibited use described in such Section, and (B) the sale of the Series E Preferred Stock to

            Third Amended And Restated Rights Agreement -- Page 22



Purchasers that are licensed Small Business Investment Companies under the Small Business Investment Act of 1958, as amended (the "Series E SBIC Investors" and,
                                                  -----------------------
together with the Series D SBIC Investors, collectively, the "SBIC Investors")
                                                              --------------
as provided in Section 3.25 of the Stock and Warrant Purchase Agreement and no portion of such proceeds shall be applied to any prohibited use described in such Section; and, in all cases, the Company will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112 and 113. The Company will provide to the SBIC Investors and the U.S. Small Business Administration access to its books and records for the purpose of confirming the use of the proceeds and for all other purposes required by the U.S. Small Business Administration. Upon the request of any SBIC Investor at any time or from time to time, the Company will provide a certificate of its chief financial officer (or other executive officer) (i) describing the use of the proceeds from the sale of the Series D Preferred Stock and/or Series E Preferred Stock, as applicable, to such SBIC Investor, and (ii) certifying compliance by the Company with this Section 3.04(b)(i) and, as applicable, Section 3.25 of the October 1999 Stock Purchase Agreement or Section 3.25 of the December, 1999 Stock and Warrant Purchase Agreement.

               (ii)  Information.  Upon request, the Company promptly (and in
                     -----------
any event within twenty (20) days of such request) will provide to each SBIC Investor an assessment, in form and substance satisfactory to such SBIC Investor, of the economic impact of its financing, specifying the full-time equivalent jobs created or retained, the impact of the financing on the Company's business, in terms of expanded revenue and profits, and on taxes paid by the business and its employees. Upon request, the Company promptly (and in any event within twenty (20) days of such request) will furnish to each SBIC Investor all information requested by it in order for it to prepare and file SBA Form 468 and any other information requested or required by any governmental agency asserting jurisdiction over such SBIC Investor.

               (iii) Transfers by SBIC Investors to Affiliates. The Company and
                     -----------------------------------------
each of the Investors hereby covenant and agree that, upon the request of a SBIC Investor in connection with a proposed transfer of shares of capital stock of the Company from such SBIC Investor to one or more of its affiliates that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation (a "Regulation Y Shareholder"), the Company and the Investors will take such
    ------------------------
actions as such SBIC Investor may reasonably request in order to permit such Regulation Y Shareholder to comply with regulatory limitations applicable to it, including, without limitation, taking such actions as may be required in order to create non-voting securities that will allow such Regulation Y Shareholder to continue to hold its economic interest in the Company.


                                  ARTICLE IV

          RIGHT OF FIRST REFUSAL WITH RESPECT TO SALES BY THE COMPANY

     4.1. Right of First Refusal.  Until the consummation of a Qualified Public
          ----------------------
Offering, the Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, (iii) any debt security of the Company (other than debt with no equity feature) including without limitation, any debt security which by its terms is

            Third Amended And Restated Rights Agreement -- Page 23


convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the "Offered Securities") to the Investors as follows: The Company shall offer to sell to each Investor (a) that portion of the Offered Securities as the number of shares of Common Stock (including any shares of Common Stock deemed to be beneficially owned by such Investor pursuant to Rule 13d-3 promulgated under the Exchange Act ("Rule 13d-3")) then held by such Investor, as the case may be,
               ----------
bears to the total number of shares of Common Stock (including all shares of Common Stock deemed to be beneficially owned by the Investors pursuant to Rule 13d-3) held on such date by all Investors (the "Basic Amount"), and (b) such
                                                ------------
additional portion of the Offered Securities as such Investor shall indicate it will purchase should the other Investors subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as
              ------------------------
shall have been specified by the Company in writing delivered to such Investor (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the offer.

     4.2.  Notice of Acceptance.  Notice of each Investor's intention to accept,
           --------------------
in whole or in part, any Offer made pursuant to Section 4.01 shall be evidenced by a writing signed by such Investor and delivered to the Company prior to the end of the 20-day period of such offer, setting forth such of the Investor's Basic Amount as such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Investor shall elect to purchase (the "Notice of Acceptance"). If the Basic
                                       --------------------
Amounts subscribed for by all Investors are less than the total Offered Securities, then each Investor who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for
--------  -------
exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Investor who has
                     ----------------------------------
subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Investor bears to the total Undersubscription Amounts subscribed for by all Investors, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

     4.3. Conditions to Acceptances and Purchase.
          --------------------------------------

          (a)  Permitted Sales of Refused Securities.  In the event that
               -------------------------------------
Notices of Acceptance are not given by the Investors in respect of all the Offered Securities, the Company shall have ninety (90) days from the expiration of the period set forth in Section 4.01 to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the "Refused Securities") to the Person or Persons specified in
                    ------------------
the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

            Third Amended And Restated Rights Agreement -- Page 24



               (b)  Reduction in Amount of Offered Securities.  In the event
                    -----------------------------------------
the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.03(a) above), then each Investor may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Investor elected to purchase pursuant to Section 4.02 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Investors in accordance with Section 4.01.

               (c)  Closing.  Upon the closing, which shall include full
                    -------
payment to the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Investors shall purchase from the Company, and the Company shall sell to the Investors, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to
Section 4.03(b) if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and their respective counsel.

          4.4. Further Sale. In each case, any Offered Securities not purchased
               ------------
by the Investors or other Person or Persons in accordance with Section 4.03 may not be sold or otherwise disposed of until they are again offered to the Investors under the procedures specified in Sections 4.01, 4.02 and 4.03.

          4.5. Exceptions. The rights of the Investors under this Article IV
               ----------
shall not apply to:

               (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock,

               (b) any Reserved Employee Shares,

               (c) Common Stock issued pursuant to the acquisition of another corporation by the Company by merger (whereby the Company owns no less than 51% of the voting power of such corporation) or purchase of substantially all of its stock or assets,

               (d) the Warrant Shares,

               (e) Common Stock issued by the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act, and

               (f) any warrants to purchase Common Stock issued by the Company in connection with a commercial bank loan or lease with a financial institution if approved by a not less than eighty percent (80%) of the Board of Directors.

            Third Amended And Restated Rights Agreement -- Page 25



                                   ARTICLE V

                                 MISCELLANEOUS

     5.1.  Waiver of Right of Participation; Termination of Existing Agreements;
           ---------------------------------------------------------------------
Additional Rights of Investors. Each of the Company and each of the Investors
------------------------------
who are parties to the December 1999 Rights Agreement hereby (the "Waiving
                                                                   -------
Investors") (i) waive all provisions of and all rights existing under the
---------
December 1999 Rights Agreement, including any rights to receive notices thereunder, on behalf of themselves and each of the other parties thereto to the extent necessary to effectuate the provisions hereof and the transactions contemplated under the ICG Holdings Agreement and further agrees not to exercise or attempt to exercise any rights under the December 1999 Rights Agreement or any prior agreement related thereto from and after the date hereof, and (ii) terminate the December 1999 Rights Agreement or any prior agreement related thereto, and agree that each of them be and hereby is released from its obligations thereunder and acknowledge that this Agreement supersedes the December 1999 Rights Agreement or any prior agreement related thereto. Each of the Waiving Investors waives any preemptive or similar rights such Waiving Investors would otherwise have in connection with the issuance of the Company's equity securities to ICG Holdings (or its affiliates) pursuant to the ICG Holdings Agreement (including pursuant to Section 7.6 thereof), including any preemptive rights granted pursuant to the Stock Purchase Agreement (the "First
                                                                         -----
Stock Purchase Agreement"), dated September 16, 1993, among the Company, V.
------------------------
Srinivasan, S. Sen and the Purchasers named therein, provided, however, that the
                                                     -----------------
Company and the Waiving Investors shall retain and may exercise all their rights with respect to Shubhro Sen and any securities of the Company owned by Shubhro Sen, including without limitation its right to repurchase shares of common stock held by Shubhro Sen (the "Sen Shares") and any participation rights in the event
                          ----------
of the sale of any Sen Shares. The Investors shall terminate the First Stock Purchase Agreement effective upon the earliest of the following events: 1) the execution of the Stockholders Agreement dated ____, 2000 by Shubhro Sen, 2) Shubhro Sen holds fewer than ten thousand shares of common stock of the Company or 3) the expiration of the First Stock Purchase Agreement as provided therein. Further, the First Stock Purchase Agreement is hereby amended, as between the parties hereto, such that the Investors are deemed to be Purchasers, as defined in the First Stock Purchase Agreement, for all purposes, entitled to participate pro rata with the other Purchasers in the share repurchase and sale participation transactions provided for therein. Until such termination, the First Stock Purchase Agreement shall remain in existence and in effect, subject to the terms set forth above. In addition, all parties hereto hereby agree that all Investors shall be entitled to participate pro rata as Original Stockholders or Participating Stockholders (as each of such terms may be defined in option or other agreements, including, without limitation, all restricted stock purchase agreements between the Company and stockholders of the Company, entered into under or pursuant to the Company's 1998 Stock Option and Purchase Plan, as amended), as applicable, in the share repurchase transactions provided for in such agreements, and the parties hereto shall take such reasonable actions as may be necessary or desirable to effect such participation.

     5.2.    Termination.
             -----------

            Third Amended And Restated Rights Agreement -- Page 26



          (a) The obligations of the Company to register shares of Restricted Stock under Sections 2.3, 2.4 or 2.5 shall terminate five years after completion of a Qualified Public Offering. The covenants set forth in Article III of this Agreement shall terminate in the manner set forth in said Article III. The rights of the Investors under Article IV shall terminate immediately prior to the consummation of a Qualified Public Offering.

          (b) Unless sooner terminated in accordance with Section 5.2(a), the rights of any Investor (other than ICG Holdings) under Article IV and rights to enforce the benefits of Article III hereunder shall terminate when such Investor (together with its affiliates) owns a number of shares of Common Stock that is less than fifteen percent (15%) of the number of shares of Common Stock such Investor (together with its affiliates) owns on the date hereof determined on a fully diluted basis (appropriately adjusted for stock splits, stock dividends, recapitalizations and other like changes). Unless sooner terminated in accordance with Section 5.2(a), the rights of ICG Holdings under Article IV and rights to enforce the benefits of Article III hereunder shall terminate when ICG Holdings and ICG (together with ICG Affiliates) owns a number of shares of Common Stock that is less than fifteen percent (15%) of the number of shares of Common Stock that ICG Holdings and ICG (together with ICG Affiliates) owns on the date hereof on a fully diluted basis (appropriately adjusted for stock splits, stock dividends, recapitalizations and other like changes).

     5.3.  No Waiver; Cumulative Remedies.  No failure or delay on the part of
           ------------------------------
any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     5.4.  Amendments, Waivers and Consents.  Subject to applicable law,
           --------------------------------
provisions of this Agreement may only be amended with the written consent of (i) ICG Holdings and (ii) the holders of two-thirds (2/3) of the Common Stock held by the Existing Investors. Nothwithstanding the foregoing, no amendment approved in accordance with the first sentence of this Section 5.4 above shall be effective if and to the extent that such amendment creates any additional affirmative obligations to be complied with by any Investor that is different from the affirmative obligations imposed on each Investor. Section 3.04(a) shall not be amended or waived without the prior written consent of JPMIC; Section 3.04(b) shall not be amended or waived without the prior written consent of each SBIC Investor.

     5.5. Prior Agreements.  Except as set forth in Section 5.1 above this
          ----------------
Agreement and the Third Amended and Restated Stockholders Agreement and the ICG Holdings Agreement, together with all exhibits and schedules to the various agreements, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and subject to the terms and conditions herein, supersede all prior agreement among the parties hereto pertaining to the subject matter hereof and, subject to the terms and conditions herein, supersede all prior and contemporaneous agreements and understandings (including Existing Agreements), whether oral or written, of any of the parties hereto with respect thereto.

            Third Amended And Restated Rights Agreement -- Page 27


     5.6.  Counterparts.  This Agreement may be executed in more than one
           ------------
counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

     5.7.  Severability.  The provisions of this Agreement are severable, so
           ------------
that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

     5.8.  Governing Law.  This Agreement shall be construed and enforced in
           -------------
accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal law of Commonwealth of Massachusetts.

     5.9.  Specific Performance.  The rights of the parties under this Agreement
           --------------------
are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

     5.10. Notices.  All notices to be given or otherwise made to any part to
           -------
this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, by express overnight courier service, or by electronic facsimile transmission (with a confirming copy sent by U.S. mail, first class, postage prepaid mail), or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address specified herein, or at such other address as may hereafter be designated in writing by the addressee in the manner prescribed by this Section
5.10. All notices shall be considered to be delivered three (3) days after dispatch in the event of first class or registered mail, and on the next succeeding business day in the event of facsimile transmission (with confirmation of receipt) or overnight courier service.

     5.11. Assignment; Binding Effect. This Agreement shall be binding upon and
           --------------------------
shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein; provided, that no Investor may
                                               --------
transfer its rights or obligations hereunder except as provided in Section 2.2 if such transferee executes a writing agreeing to be bound by the provisions of this Agreement.

     5.12.  Lock-Up. Each of the Investors hereby agrees in connection with the
            -------
Company's Initial Public Offering, upon the request of the principal underwriter managing the initial public offering of the Company, not to sell publicly any Shares now owned or hereafter acquired by such Investor and subject to this Agreement without the prior written consent of such underwriter for a period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the underwriter may specify, in all events subject to the provisions of Section 8 of the Stockholders Agreement. Notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that any lock-up agreement or arrangement shall not apply to sales of Shares by any Investor to ICG Holdings or an ICG Holdings authorized affiliate.

            Third Amended And Restated Rights Agreement -- Page 28


     5.13. Joinder. Internet Capital Group, Inc. hereby joins in this Agreement,
           -------
agrees to be a party hereto with respect to the obligations of ICG Holdings, its wholly-owned subsidiary, and agrees to cause ICG Holdings to comply with its obligations hereunder.

     5.14. Headings. Article, Section and subsection headings in this Agreement
           --------
are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Rights Agreement to be executed as of the date first above written.



ECREDIT.COM, INC.


By: _______________________________
Name: _____________________________
Title: ____________________________


ICG HOLDINGS, INC.


By: _______________________________
Name: _____________________________
Title: ____________________________


INTERNET CAPITAL GROUP, INC.

By: _______________________________
Name: _____________________________
Title: ____________________________



                        [UNNUMBERED SIGNATURE PAGES FOR
                           EXISTING INVESTORS FOLLOW]




____________________________
*For purposes of the joinder set forth in Section 5.13 to this Agreement.

                                    EXISTING INVESTORS:

                                    J.P. MORGAN INVESTMENT CORPORATION


                                    By:_______________________________
                                         John Fullerton
                                         Managing Director

                                    SIXTY WALL STREET SBIC FUND, L.P.

                                    By: Sixty Wall Street SBIC Corporation
                                    As General Partner

                                    By:________________________________
                                         John Fullerton
                                         Managing Director

                                    EXISTING INVESTORS:

                                    ABN AMRO CAPITAL (USA), INC.


                                    By: __________________________________
                                         David L. Bogetz
                                         Managing Director


                                    I EAGLE TRUST


                                    By: __________________________________
                                         David L. Bogetz
                                         Managing Director


                                    BURNHAM CAPITAL, LLC


                                    By: __________________________________
                                         David L. Bogetz
                                         Managing Director

                                    EXISTING INVESTORS:

                                    TRIDENT CAPITAL FUND-IV, L.P.

                                    By: ______________________________
                                    Name:_____________________________
                                    Its:______________________________

                                    EXISTING INVESTORS:


                                    VORTEX PARTNERS CDT, LP
                                    a Texas Limited Partnership

                                    By:  Vortex Partners, L.P., a Texas limited
                                         partnership
                                    Its: General Partner

                                    By:  Vortex Investments, Inc.
                                    Its: General Partner

                                    By:  ___________________________
                                         Christopher O'Neill
                                         Chief Executive Officer

                                    EXISTING INVESTORS:

                                    DRAPER RICHARDS COMPANY
                                    MANAGEMENT

                                    By:_______________________________
                                         Name:
                                         Title:

                                    WILLIAM H. DRAPER REVOCABLE TRUST

                                    By:_______________________________
                                         Name:  William Draper
                                         Title:  Trustee

                                    By:_______________________________
                                         Name:  Phyllis C. Draper
                                         Title:  Trustee

                                    ROBIN A. RICHARDS TRUST

                                    By:_______________________________
                                         Name:  Robin A. Richards
                                         Title:  Trustee


                                    DRAPER INTERNATIONAL INDIA, L.P.

                                    By: DRAPER INTERNATIONAL
                                        MANAGEMENT, L.P.
                                        as General Partner

                                    By: DRAPER INTERNATIONAL, L.L.C.,
                                        as General Partner


                                    By:_______________________________
                                         William H. Draper, III
                                         Its Manager

                                    EXISTING INVESTORS:

                                    ARGUS CAPITAL LLC

                                    By: ______________________________
                                    Name: ____________________________
                                    Title: ___________________________

                                    EXISTING INVESTORS:

                                    BATTERY VENTURES IV, L.P.

                                    By:  Battery Partners IV, LLC

                                    By:______________________________
                                       Member Manager

                                    BATTERY INVESTMENT PARTNERS IV LLC

                                    By:______________________________
                                       Member Manager

                                    EXISTING INVESTORS:

                                    MAPLECREST FUND I

                                    By: ________________________________
                                        Walter A. Wright, III,
                                        General Partner

                              EXISTING INVESTORS:

                              INFORMATION PARTNERS CAPITAL FUND, L.P.

                              By: __________________________________
                                    Mark Nunnelly,
                                    General Partner


                              BCIP ASSOCIATES

                              By: __________________________________
                                    Mark Nunnelly,
                                    General Partner


                              BCIP TRUST ASSOCIATES, L.P.

                              By: __________________________________
                                    Mark Nunnelly,
                                    General Partner

                                       EXISTING INVESTORS:

                                       ENTERPRISE ASSOCIATES, INC.

                                       By: __________________________________
                                           Venetia Kontogouris,
                                           President

                                    EXISTING INVESTORS:

                                    CITICORP

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                                    EXISTING INVESTORS:

                                    SAP AMERICA, INC.

                                    By: _____________________________
                                    Name: ___________________________
                                    Its: ____________________________

                              EXISTING INVESTORS:

                              FINANCIAL TECHNOLOGY VENTURES (Q),
                              LP

                              By: ______________________________
                              Name: ____________________________
                              Its: _____________________________

                              FINANCIAL TECHNOLOGY VENTURES, LP

                              By: ______________________________
                              Name: ____________________________
                              Its: _____________________________

                                    EXISTING INVESTORS:

                                    MELLON/NETWORTH PARTNERS I, LLC

                                    By: _____________________________
                                    Name: ___________________________
                                    Its: Authorized Officer


                                    NETWORTH ENTERPRISES IV, LLC

                                    By: ____________________________
                                    Name: __________________________
                                    Is: Authorized Officer

                                    EXISTING INVESTORS:

                                    CHASE EQUITY HOLDINGS, INC.

                                    By: _____________________________
                                    Name: ___________________________
                                    Its: ____________________________

                                    EXISTING INVESTORS:

                                    _________________________
                                         Richard Sandor

                                    _________________________
                                         Ellen Sandor

                                       EXISTING INVESTORS:

                                    _________________________
                                       Arun Oberoi

                                    EXISTING INVESTORS:

                                    EASTMAN CHEMICAL COMPANY

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                                    EXISTING INVESTORS:

                                    FIRST UNION INVESTORS, INC.

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                                    EXISTING INVESTORS:

                                    GATEWAY COMPANIES, INC.

                                    By: _____________________________
                                    Name: ___________________________
                                    Its: ____________________________

                                    EXISTING INVESTORS:

                                    HAMBRECHT & QUIST CALIFORNIA

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                                    EXISTING INVESTORS:

                                    H&Q EMPLOYEE VENTURE FUND,
                                    2000 L.P.

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                              EXISTING INVESTORS:

                              ACCESS TECHNOLOGY PARTNERS, L.P.

                              By: ____________________________
                              Name: __________________________
                              Its: ___________________________

                                    EXISTING INVESTORS:

                                    ACCESS TECHNOLOGY PARTNERS
                                    BROKERS FUND, L.P.

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                                    EXISTING INVESTORS:

                                    MELLON/NETWORTH PARTNERS IV,
                                    LLC

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                                    EXISTING INVESTORS:

                                    NETWORTH ENTERPRISES VI, LLC

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                                    EXISTING INVESTORS:

                                    WELLS FARGO SMALL BUSINESS
                                    INVESTMENT COMPANY, INC.

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                                    EXISTING INVESTORS:

                                    EZEKIEL INVESTMENT GROUP I, LLC

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                                    EXISTING INVESTORS:

                                    MITSUI & CO. (U.S.A.), INC.

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                                    EXISTING INVESTORS:

                                    VORTEX PARTNERS CDT, LP

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                                    EXISTING INVESTORS:

                                    HEWLETT-PACKARD COMPANY

                                    By: ____________________________
                                    Name: __________________________
                                    Its: ___________________________

                                                                       EXHIBIT F
                                                                       ---------

                    FORM OF OPINION OF COUNSEL TO THE COMPANY
                    -----------------------------------------

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as presently conducted.

         2. The Company has full corporate power and authority to execute and deliver the Agreement, Warrant, Stockholders Agreement, Registration Rights Agreement and Post IPO Agreement and each other document or instrument contemplated by the Agreement (the "Transaction Documents") to which it is a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery by the Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action. Each of the Transaction Documents to which the Company is a party constitutes, a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         3. The execution and delivery by the Company of the Transaction Documents to which it is a party, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby, do not and will not: (i) violate or conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company,
(ii) to our knowledge, require any consent, approval or notice under, or registration under or payment on account of, or conflict with, or result in a violation or breach of, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any Lien upon the property of the Company or any Subsidiary) under, any of the terms, conditions or provisions of any (x) note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any portion of its properties or assets may be bound, or (y) any permit, license, approval, franchise or other governmental or regulatory authorization held or used by or binding on the Company or any Subsidiary, (iii) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Authority currently in effect applicable to the Company or any Subsidiary, which commonly are applicable to transactions of this type and which is known to us or (iv) to our knowledge, require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any Authority, or any stock exchange or similar self-regulatory organization.

         4. To our knowledge, except for the Subsidiaries, the Company does not own, and has not owned, directly or indirectly, beneficially or of record, or have or had any operational control over, or have any obligation to acquire, any capital stock or other equity securities of any corporation, nor does the Company have any direct or indirect equity or ownership investment, or any obligation to incur such investment, in any other person. To our knowledge, neither the Company nor any Subsidiary is, nor has any of them been, a participant in any joint venture or partnership.

         5. The authorized capital stock of the Company consists of ___________ shares of Common Stock, _________ shares of which are issued and outstanding, and __________ shares of Preferred Stock, none of which are issued or outstanding. No other class of capital stock of the Company is authorized or outstanding. The outstanding shares of capital stock of the Company are owned of record as set forth on SCHEDULE 2.5(d) of the Agreement or Exhibit A hereto.
                       ---------------                     ---------

         All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid and nonassessable, have not been issued in violation of any preemptive rights, rights of first refusal or offer or similar rights of any person, and have been offered and sold in compliance with the Securities Act and all other applicable securities laws and the rules and regulations thereunder. Except as set forth on SCHEDULE 2.5(d) to the
                                                   ---------------
Agreement, the Company owns of record all of the outstanding shares of capital stock of each Subsidiary free and clear of all liens, encumbrances, equities or claims.

         Except as set forth on SCHEDULE 2.5(e) of the Agreement or Exhibit A
                                ---------------                     ---------
hereto, there are no outstanding securities of the Company or any Subsidiary convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary or options, warrants, calls or other rights to acquire from the Company or any Subsidiary, or other obligations or understandings or arrangements of the Company or any Subsidiary or securities convertible into or exchangeable for shares of capital stock of the Company or any Subsidiary. Except pursuant to the Agreement or as set forth on SCHEDULE 2.5(e) to the
                                                    ---------------
Agreement, to our knowledge, neither the Company nor any Subsidiary is not a party to, or bound by, any arrangement, agreement, instrument or order (i) relating to the transfer of any shares of capital stock of the Company or any Subsidiary, (ii) relating to the dividend or voting rights of any shares of capital stock of the Company or any Subsidiary, (iii) granting, or obligating the Company or any Subsidiary to grant, to any person any preemptive right or
(iv) relating to rights to registration under the Securities Act or any other securities laws of any shares of capital stock of the Company or any Subsidiary.

         6. Each Stockholder is the sole record owner of the number and type of shares of capital stock and other equity securities of the Company set forth beside such Stockholder's name on SCHEDULE 2.5(d) to the Agreement. Such shares
                                  ---------------
or other equity securities constitute all the shares of Common Stock (or securities convertible into or exchangeable for such capital stock, or options, warrants or rights to purchase such capital stock or securities) owned of record by such Stockholder. Except pursuant to the Transaction Documents to which such Stockholder is a party or as set forth on SCHEDULE 3.2 of the Agreement or
                                          ------------
Exhibit A hereto, to our knowledge, such Stockholder is not a party to, or
---------
bound by, any arrangement, agreement, instrument or order (i) relating to the transfer of any shares of capital stock of the Company, (ii) relating to the dividend or voting rights of any shares of capital stock of the Company, (iii) granting, or obligating the Company to grant, to any person any preemptive right or (iv) relating to rights to registration under the Securities Act or any other securities laws of any shares of capital stock of the Company.

         7. Except as set forth in SCHEDULE 2.7 to the Agreement or, Exhibit A
                                   ------------                      ---------
hereto, to or knowledge, there is no pending or threatened claim, arbitration proceeding, action, suit, investigation or other proceeding against or involving the Company or any Subsidiary, or any of the property or rights of the Company or any Subsidiary.

         8. The Charter Amendment has been adopted by the Company's Board of Directors and approved by the Stockholders in accordance with the provisions of the DGCL.

         9. The Warrant Shares to be issued pursuant to the Warrant Agreement have been duly authorized and reserved for issuance by the Company and, when issued and paid for in accordance with the terms of the Warrant, will be validly issued, fully-paid and non-assessable.

         [The foregoing opinion shall be subject to customary qualifications and exceptions.]

                                                                       Exhibit G
                                                                       ---------

                Form of Opinion of Counsel to ICG and Holdings
                ----------------------------------------------


     1. Each of ICG and Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own, lease and operate its properties and to conduct the business in which it is engaged as currently conducted.

     2. Each of ICG and Holdings has corporate power and corporate authority to execute and deliver the Agreement, the Warrant, the Stockholders Agreement, the Registration Rights Agreement and the Post IPO Agreement and each other document or instrument contemplated by the Agreement to which it is a party (the "Transaction Documents"), to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery by ICG and Holdings of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action. Each of the Transaction Documents to which it is a party constitutes, a legal, valid and binding obligation of ICG or Holdings, as applicable, enforceable against it in accordance with its terms.

     3. The execution and delivery by ICG and Holdings of the Transaction Documents to which it is a party, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby, do not and will not: (1) violate or conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of ICG or Holdings, (ii) require any consent, approval or notice under, or registration under or payment on account of, or conflict with, or result in a violation or breach of, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any Lien upon the property of ICG or Holdings under, any of the terms, conditions or provisions of any document or instrument filed as exhibits to the Registration Statement or incorporated by reference therein, (iii) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Authority currently in effect applicable to ICG or Holdings, which commonly are applicable to transactions of this type and which is known to us or (iv) to our knowledge, require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any Authority, such as may be required under the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder and such as may be required under any state securities or "blue sky" laws and, except with respect to clauses (ii),
(iii) and (iv) of this paragraph 3, for such consents, approvals, authorizations, orders or filings the failure to which to obtain or make would not result in a Material Adverse Effect.

     4. ICG has an authorized capitalization as set forth in the Registration Statement, and all of the issued shares of Common Stock of ICG have been duly authorized, validly issued, and are filly paid and non-assessable and all of the shares of ICG Common Stock to be issued and delivered by ICG to the Company, the Stockholders and all other stockholders of the Company who tender their shares of the Company's capital stock as provided in the Offer in exchange for such shares of ICG Common Stock have been duly authorized and, when issued and delivered as provided for in the Agreement, shall be duly and validly issued, filly paid and non-assessable; and all of the issued shares of capital stock of Holdings have been duly authorized, validly issued and are filly paid, non-assessable and are owned directly or indirectly by ICG free and clear of all liens, encumbrances, equities or claims.

     5.  Except as set forth in Schedule 4.8 to the Agreement, or as disclosed
                                ------------
in the prospectus or as set forth in Exhibit A hereto, to our knowledge, there is no pending or threatened claim, arbitration proceeding, action, suit, investigation or other proceeding against or involving ICG or any of its subsidiaries, or any of the property or rights of ICG or any of its subsidiaries that if determined adversely to ICG or any of its Subsidiaries would be likely to have an ICG Material Adverse Effect.

     6. The Registration Statement was declared effective under the Securities Act as of _____ AM/PM on ___________, 2000, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to our knowledge, threatened by the Commission.

     7. The Registration Statement and any amendments or supplements thereto other than any information therein supplied by the Company or the Stockholders for inclusion therein, as of their respective effective or issue date, complied as to form in all material respects with the requirements of, as applicable, the Securities Act, the Exchange Act and the rules and regulations promulgated under such Acts.

     8. Other than as described in the Registration Statement, there are no contracts, agreements or understandings known to us between ICG and any person granting such person the right (other than rights which have been waived or satisfied) to require ICG to file a registration statement under the Securities Act with respect to any securities of ICG owned or to be owned by such person or to require ICG to include such securities in the securities registered pursuant to the Registration Statement.